FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283864-01

March 17, 2025

BENCHMARK 2025-V14
Mortgage Trust

Free Writing Prospectus
Collateral Term Sheet

$939,243,693
(Approximate Total Mortgage Pool Balance)
$842,971,000
(Approximate Offered Certificates)

Deutsche Mortgage & Asset Receiving Corporation Depositor
Commercial Mortgage Pass-Through Certificates Series 2025-V14

German American Capital Corporation Citi Real Estate Funding Inc. Goldman Sachs Mortgage Company Bank of Montreal Barclays Capital Real Estate Inc.
As Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Goldman Sachs & Co. LLC	BMO Capital Markets	Barclays	Citigroup

 Co-Lead Managers and Joint Bookrunners

AmeriVet Securities	Drexel Hamilton

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-283864) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., BMO Capital Markets Corp., AmeriVet Securities, Inc., Drexel Hamilton, LLC or any other underwriter (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2025-V14 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2025-V14 (the "Offering Document"). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V14 Mortgage Trust
KEY FEATURES OF SECURITIZATION
Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated March 17, 2025 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc. and BMO Capital Markets Corp.
Co-Managers:	AmeriVet Securities, Inc. and Drexel Hamilton, LLC
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (24.0%), Citi Real Estate Funding Inc. (“CREFI”) (37.7%), Goldman Sachs Mortgage Company (“GSMC”) (15.7%), Barclays Capital Real Estate Inc. (“Barclays”) (13.9%) and Bank of Montreal (“BMO”) (8.6%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Greystone Servicing Company LLC
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU/UK risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in May 2025.
Distribution Date:	4th business day following the Determination Date in each month, commencing in May 2025.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in April 2025 (or, in the case of any mortgage loan that has its first due date subsequent to April 2025, the date that would have been its due date in April 2025 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about April 15, 2025
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	April 2057
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V14 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Outstanding Pool Balance
German American Capital Corporation	4	4	$209,300,000	22.3%	$225,300,000	24.0%
Citi Real Estate Funding Inc.	13	13	$320,486,000	34.1%	$354,486,000	37.7%
Goldman Sachs Mortgage Company	7	23	$147,800,000	15.7%	$147,800,000	15.7%
Barclays Capital Real Estate Inc.	7	9	$130,557,693	13.9%	$130,557,693	13.9%
Bank of Montreal	3	4	$61,100,000	6.5%	$81,100,000	8.6%
German American Capital Corporation / Citi Real Estate Funding Inc. / Bank of Montreal(1)	1	8	$70,000,000	7.5%
Total:	35	61	$939,243,693	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$939,243,693
Number of Mortgage Loans:				35
Number of Mortgaged Properties:				61
Average Mortgage Loan Cut-off Date Balance:				$26,835,534
Weighted Average Mortgage Rate:				6.40662%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):				60
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):				58
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgaged Properties Leased to a Single Tenant:				9.2%
Credit Statistics(2)
Weighted Average Mortgage Loan U/W NCF DSCR:				1.66x
Weighted Average Mortgage Loan Cut-off Date LTV(3):				59.4%
Weighted Average Mortgage Loan Maturity Date LTV(3):				59.3%
Weighted Average U/W NOI Debt Yield:				11.3%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date:				3.3%
% Mortgage Loans which pay Interest Only through Maturity Date:				91.5%
% Mortgage Loans which pay Interest Only through the Anticipated Repayment Date:				5.2%
Weighted Average Remaining Amortization Term (months)(4):				339
Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				79.2%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				44.0%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(4):				71.6%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(5):				53.7%
% Mortgage Loans with In Place Hard Lockboxes:				47.7%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:				86.7%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 7.00%:				17.0%
Prepayment Provisions(6)
% Mortgage Loans with Yield Maintenance:				3.1%
% Mortgage Loans with Defeasance:				76.9%
% Mortgage Loans with Yield Maintenance or Defeasance:				20.1%
(1)	Includes the Project Midway mortgage loan, as to which GACC is acting as mortgage loan seller of $16.0 million of such mortgage loan, CREFI is acting as mortgage loan seller of $34.0 million of such mortgage loan and BMO is acting as mortgage loan seller of $20.0 million of such mortgage loan as of the Cut-off Date.
(2)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(3)	With respect to two mortgaged loans comprising ten mortgaged properties (6.1%), the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(4)	Includes FF&E reserves.
(5)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed use properties only.
(6)	Please see Annex A-1 of the Preliminary Prospectus for more information.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V14 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$2,019,000		30.000%(7)	2.49	1 - 56	41.6%	16.1%
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$18,500,000		30.000%(7)	2.75	33 - 33	41.6%	16.1%
Class A-3	Aaa(sf) / AAAsf / AAA(sf)		(8)	30.000%(7)	(8)	(8)	41.6%	16.1%
Class A-4	Aaa(sf) / AAAsf / AAA(sf)		(8)	30.000%(7)	(8)	(8)	41.6%	16.1%
Class X-A(9)	NR / AAAsf / AAA(sf)	$759,613,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	NR / A-sf / AAA(sf)	$83,358,000	(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR / AAAsf / AAA(sf)	$102,143,000		19.125%	4.92	59 – 59	48.0%	14.0%
Class B	NR / AA-sf / AA-(sf)	$45,788,000		14.250%	4.92	59 – 59	50.9%	13.2%
Class C	NR / A-sf / A-(sf)	$37,570,000		10.250%	4.92	59 – 59	53.3%	12.6%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount (2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class X-D(9)(11)	NR / BBB+sf / BBB+(sf)	$11,365,000	(10)	N/A	N/A	N/A	N/A	N/A
Class D(11)	NR / BBB+sf / BBB+(sf)	$11,365,000		9.040%	4.92	59 – 59	54.0%	12.4%
Class E-RR(11)	NR / BBB-sf / BBB-(sf)	$20,334,000		6.875%	4.92	59 – 59	55.3%	12.1%
Class F-RR	NR / BBsf/ BB(sf)	$14,089,000		5.375%	4.92	59 – 59	56.2%	11.9%
Class G-RR	NR / B-sf/ B(sf)	$15,263,000		3.750%	4.92	59 – 59	57.2%	11.7%
Class J-RR	NR /NR / NR	$35,221,692		0.000%	5.00	59 – 60	59.4%	11.3%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “Principal Balance Certificates”) in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.
(2)	Approximate; subject to a variance of plus or minus 5%.
(3)	The initial subordination levels are calculated based on the initial Certificate Balance. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans. The weighted average life and principal window of the Class A-3 and Class A-4 certificates are subject to change as described in footnote (8) below.
(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Certificate Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are represented in the aggregate.
(8)	The exact initial Certificate Balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 certificates is expected to be approximately $636,951,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)	Expected Range of Principal Window (months)
Class A-3	$0 – $300,000,000	NAP – 4.82	NAP / 56 – 59
Class A-4	$336,951,000 – $636,951,000	4.92 – 4.87	59 – 59 / 56 – 59

(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A , Class X-B, Class X-D certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.
(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of such class of Class X Certificates.
(11)	The initial Certificate Balance of each of the Class D and Class E-RR certificates, and the notional amount of the Class X-D certificates, is subject to change based on final pricing of all Certificates, the final determination of the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”) that will be retained by 660 RR Holdings LLC (or its affiliate), as the retaining third-party purchaser, in satisfaction of the retention obligations of German American Capital Corporation, in its capacity as retaining sponsor, to satisfy the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	GSMC	State Farm Data Center Portfolio	Industrial	$18,500,000	33	49.8%	1.91x	12.7%
(1)	This table reflects the mortgage loan whose balloon payment will be applied to pay down the Class A-2 certificates, assuming (i) that the mortgage loan does not experience prepayments, defaults or losses, (ii) there are no extensions of the anticipated repayment date and (iii) the mortgage loan is paid in full on its anticipated repayment date.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V14 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit/ Room(1)	Cut-off Date LTV(1)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
Project Midway	GACC, CREFI, BMO	Various, Various	Various	$70,000,000	7.5%	$414	41.1%	2.23x	14.9%
Las Olas City Centre	GACC	Fort Lauderdale, FL	Office	$70,000,000	7.5%	$353	65.1%	1.78x	12.8%
Redmond Town Center	CREFI	Redmond, WA	Retail	$70,000,000	7.5%	$312	67.5%	1.48x	10.6%
The Link	GACC	Stamford, CT	Office	$70,000,000	7.5%	$206	59.9%	1.73x	13.8%
Local Boise	GACC	Boise, ID	Multifamily	$59,000,000	6.3%	$234,127	70.2%	1.25x	7.5%
133 South Ashland & 104 South Laflin	Barclays	Chicago, IL	Multifamily	$44,500,000	4.7%	$317,857	61.0%	1.25x	8.5%
Gardens at Cologne	CREFI	Mays Landing, NJ	Multifamily	$44,200,000	4.7%	$168,702	68.8%	1.29x	8.9%
Cottage Grove Apartments	CREFI	Newport News, VA	Multifamily	$43,000,000	4.6%	$77,899	64.4%	1.36x	9.0%
The One at Fayetteville	CREFI	Fayetteville, NC	Multifamily	$42,200,000	4.5%	$159,848	60.6%	1.26x	8.8%
105, 109 and 133 Peterborough Street	CREFI	Boston, MA	Multifamily	$41,500,000	4.4%	$367,257	61.1%	1.53x	9.5%
Total/Weighted Average				$554,400,000	59.0%		61.5%	1.56x	10.8%
(1)	The Cut-off Date Balance per NRA/Unit/Room, Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV(1)	Total Debt Cut-off Date LTV(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
Project Midway	$70,000,000	$460,000,000	$235,000,000	N/A	2.23x	1.51x	41.1%	59.3%	14.9%	10.3%
The Spiral	$40,000,000	$2,036,700,000	$773,300,000	N/A	1.99x	1.39x	45.1%	62.0%	11.4%	8.3%
Uber Headquarters	$30,000,000	$351,533,333	$118,466,667	N/A	2.47x	1.74x	50.7%	66.4%	14.8%	11.3%
Herald Center	$18,000,000	$141,000,000	$141,000,000	N/A	3.10x	1.35x	34.6%	65.2%	17.1%	9.1%
(1)	Trust U/W NCF DSCR, Trust Cut-off Date LTV and Trust U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Benchmark 2025-V14 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Project Midway	A-1	$120,000,000	BX 2025-BIO3	Yes	KeyBank	CWCapital
		A-2	$90,000,000	BX 2025-BIO3	Yes
		A-3	$90,000,000	BX 2025-BIO3	Yes
		A-4-1	$20,000,000	BMO 2025-5C9(2)	No
		A-4-2	$20,000,000	Benchmark 2025-V14	No
		A-4-3	$6,000,000	Bank of Montreal
		A-5-1	$20,000,000	BBCMS 2025-5C33	No
		A-5-2-1	$10,000,000	BBCMS 2025-5C33	No
		A-5-2-2	$5,000,000	Benchmark 2025-V14	No
		A-5-3	$11,000,000	Benchmark 2025-V14	No
		A-6-1	$12,000,000	BBCMS 2025-5C33	No
		A-6-2	$10,000,000	BBCMS 2025-5C33	No
		A-6-3	$10,000,000	Benchmark 2025-V14	No
		A-6-4	$3,000,000	CREFI	No
		A-7-1	$24,000,000	Benchmark 2025-V14	No
		A-7-2	$10,000,000	CREFI	No
		A-8	$50,000,000	MSBAM 2025-5C1(3)	No
		A-9	$19,000,000	MSBAM 2025-5C1(3)	No
		B-1	$94,000,000	BX 2025-BIO3	Yes
		B-2	$70,500,000	BX 2025-BIO3	Yes
		B-3	$70,500,000	BX 2025-BIO3	Yes
2	Las Olas City Centre	A-1	$50,000,000	Benchmark 2025-V14	Yes	Midland	Greystone
		A-2-A	$15,000,000	DBR Investments Co. Limited	No
		A-2-B	$10,000,000	BMO 2025-5C9(2)	No
		A-3	$20,000,000	Benchmark 2025-V14	No
		A-4	$25,000,000	JPMorgan Chase Bank, National Association	No
		A-5	$25,000,000	JPMorgan Chase Bank, National Association	No
3	Redmond Town Center	A-1	$70,000,000	Benchmark 2025-V14	Yes	Midland	Greystone
		A-2	$21,125,000	CREFI	No
		A-3	$30,375,000	Wells Fargo Bank, National Association	No
4	The Link	A-1	$50,000,000	Benchmark 2025-V14	Yes	Midland	Greystone
		A-2-1	$15,000,000	DBR Investments Co. Limited	No
		A-2-2	$10,000,000	BMO 2025-5C9(2)	No
		A-3	$20,000,000	Benchmark 2025-V14	No
		A-4	$20,000,000	DBR Investments Co. Limited	No
11	The Spiral	A-1	$469,175,000	Hudson Yards 2025-SPRL	Yes	Trimont	Midland
		A-2	$469,175,000	Hudson Yards 2025-SPRL	Yes
		A-3	$469,175,000	Hudson Yards 2025-SPRL	Yes
		A-4	$469,175,000	Hudson Yards 2025-SPRL	Yes
		A-5-1	$24,500,000	BANK5 2025-5YR13	No
		A-5-2	$500,000	JPMorgan Chase Bank, National Association	No
		A-6-1	$24,500,000	BANK5 2025-5YR13	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Benchmark 2025-V14 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

		A-6-2	$500,000	MSBAM 2025-5C1(3)	No
		A-7	$10,000,000	Benchmark 2025-V13	No
		A-8-1	$24,500,000	BANK5 2025-5YR13	No
		A-8-2	$500,000	Wells Fargo Bank, National Association	No
		A-9	$25,000,000	JPMorgan Chase Bank, National Association	No
		A-10	$25,000,000	MSBAM 2025-5C1(3)	No
		A-11	$40,000,000	Benchmark 2025-V14	No
		A-12	$25,000,000	Wells Fargo Bank, National Association	No
		B-1	$193,325,000	Hudson Yards 2025-SPRL	Yes
		B-2	$193,325,000	Hudson Yards 2025-SPRL	Yes
		B-3	$193,325,000	Hudson Yards 2025-SPRL	Yes
		B-4	$193,325,000	Hudson Yards 2025-SPRL	Yes
13	Uber Headquarters	A-1-S1	$178,920,000	RIDE 2025-SHRE	Yes	Midland	Torchlight
		A-1-C1	$30,000,000	Benchmark 2025-V14	No
		A-1-C2	$20,000,000	Goldman Sachs Bank USA	No
		A-2-S1	$119,280,000	RIDE 2025-SHRE	Yes
		A-2-C1	$20,000,000	BCREI or an affiliate	No
		A-2-C2	$13,333,333	BCREI or an affiliate	No
		B-1	$71,080,000	RIDE 2025-SHRE	Yes
		B-2	$47,386,667	RIDE 2025-SHRE	Yes
16	257 Park Avenue South	A-1	$30,900,000	BMO 2025-5C9(2)	Yes	Midland	3650 REIT
		A-2	$20,600,000	Benchmark 2025-V14	No
17	State Farm Data Center Portfolio	A-1	$76,500,000	Benchmark 2025-V13	Yes	Midland	LNR
		A-2-1	$30,000,000	BBCMS 2025-5C33	No
		A-2-2	$18,500,000	Benchmark 2025-V14	No
18	Herald Center	A-1	$50,000,000	Benchmark 2025-V13	Yes	Midland	LNR
		A-2	$31,000,000	BMO	No
		A-3-1	$20,000,000	BMO 2025-5C9(2)	No
		A-3-2	$6,000,000	Benchmark 2025-V14	No
		A-4	$20,000,000	BMO 2025-5C9(2)	No
		A-5	$12,000,000	Benchmark 2025-V14	No
		A-6	$20,000,000	BMO 2025-5C9(2)	No
		B	$39,805,000	Benchmark 2025-V13 (Loan-Specific Certificates)	Yes
		C	$34,370,000	Benchmark 2025-V13 (Loan-Specific Certificates)	Yes
		D	$34,590,000	Benchmark 2025-V13 (Loan-Specific Certificates)	Yes
		E	$25,235,000	Benchmark 2025-V13 (Loan-Specific Certificates)	Yes
		F	$7,000,000	Benchmark 2025-V13 (Loan-Specific Certificates)	Yes
21	AVAD Midland & Odessa Self Storage Portfolio	A-1	$38,550,000	BMO 2025-5C9(2)	Yes	Midland	3650 REIT
		A-2-1	$21,450,000	BMO 2025-5C9(2)	No
		A-2-2	$17,100,000	Benchmark 2025-V14	No

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).
(2)	The BMO 2025-5C9 transaction is expected to close on March 31, 2025.
(3)	The MSBAM 2025-5C1 transaction is expected to close on March 20, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Benchmark 2025-V14 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(3)	Maturity Date LTV(2)(3)
$4,525,000	-	$9,999,999	7	$47,261,000	5.0%	6.4997%	59	1.89x	52.3%	52.1%
$10,000,000	-	$19,999,999	12	$163,900,000	17.5%	6.2296%	56	1.72x	59.4%	59.4%
$20,000,000	-	$29,999,999	3	$68,182,693	7.3%	6.4831%	59	1.82x	55.5%	54.3%
$30,000,000	-	$39,999,999	2	$65,500,000	7.0%	6.3546%	59	1.85x	60.0%	60.0%
$40,000,000	-	$49,999,999	6	$255,400,000	27.2%	6.3294%	59	1.44x	60.4%	60.4%
$50,000,000	-	$59,999,999	1	$59,000,000	6.3%	5.9150%	58	1.25x	70.2%	70.2%
$60,000,000	-	$70,000,000	4	$280,000,000	29.8%	6.6622%	59	1.81x	58.4%	58.4%
Total/Weighted Average			35	$939,243,693	100.0%	6.4066%	58	1.66x	59.4%	59.3%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(3)	Maturity Date LTV(2)(3)
5.4310%	-	5.9999%	7	$238,350,000	25.4%	5.7858%	58	2.00x	52.2%	52.2%
6.0000%	-	6.4999%	13	$234,275,000	24.9%	6.2597%	57	1.59x	59.4%	59.3%
6.5000%	-	6.9999%	14	$396,618,693	42.2%	6.6948%	59	1.49x	63.8%	63.6%
7.0000%	-	7.3790%	1	$70,000,000	7.5%	7.3790%	59	1.73x	59.9%	59.9%
Total/Weighted Average			35	$939,243,693	100.0%	6.4066%	58	1.66x	59.4%	59.3%

Property Type Distribution(1)(4)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms/Pads	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/Rooms/Pads	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(2)	Cut-off Date LTV(3)	Maturity Date LTV(2)(3)
Multifamily	18	$427,600,000	45.5%	3,099	$137,980	6.4021%	59	95.5%	1.33x	64.8%	64.8%
Garden	9	$214,250,000	22.8%	2,273	$94,259	6.5682%	59	94.4%	1.32x	65.3%	65.3%
Mid Rise	8	$196,000,000	20.9%	793	$247,163	6.2217%	59	96.6%	1.33x	64.9%	64.9%
High Rise	1	$17,350,000	1.8%	33	$525,758	6.3900%	59	97.0%	1.36x	56.9%	56.9%
Office	7	$231,643,137	24.7%	4,697,287	$49	6.5383%	59	92.6%	1.94x	56.3%	56.3%
CBD	5	$160,600,000	17.1%	4,089,255	$39	6.1760%	58	93.0%	2.03x	54.8%	54.8%
Suburban	2	$71,043,137	7.6%	608,032	$117	7.3575%	59	91.7%	1.74x	59.6%	59.6%
Mixed Use	8	$86,956,863	9.3%	1,497,614	$58	5.8122%	58	96.2%	2.41x	39.8%	39.8%
Lab / Office	7	$68,956,863	7.3%	1,230,407	$56	5.9116%	58	95.8%	2.23x	41.1%	41.1%
Office/Retail	1	$18,000,000	1.9%	267,207	$67	5.4310%	57	97.9%	3.10x	34.6%	34.6%
Retail	3	$86,736,000	9.2%	514,081	$169	6.7089%	59	97.6%	1.56x	64.7%	64.7%
Lifestyle Center	1	$70,000,000	7.5%	389,431	$180	6.7000%	59	97.1%	1.48x	67.5%	67.5%
Single Tenant	1	$11,000,000	1.2%	9,364	$1,175	6.6400%	59	100.0%	1.72x	61.8%	61.8%
Anchored	1	$5,736,000	0.6%	115,286	$50	6.9500%	59	100.0%	2.25x	35.6%	35.6%
Self Storage	19	$41,375,000	4.4%	1,143,438	$36	6.0413%	59	88.4%	1.71x	65.6%	65.6%
Hospitality	2	$33,682,693	3.6%	490	$68,740	6.8283%	59	52.3%	1.96x	56.6%	54.3%
Full Service	2	$33,682,693	3.6%	490	$68,740	6.8283%	59	52.3%	1.96x	56.6%	54.3%
Industrial	3	$23,750,000	2.5%	382,208	$62	6.4329%	39	100.0%	2.00x	42.8%	42.2%
Data Center	2	$18,500,000	2.0%	322,208	$57	6.4990%	33	100.0%	1.91x	49.8%	49.8%
Warehouse/Distribution	1	$5,250,000	0.6%	60,000	$88	6.2000%	60	100.0%	2.33x	18.0%	15.5%
Manufactured Housing	1	$7,500,000	0.8%	216	$34,722	6.0280%	59	95.8%	2.12x	53.3%	53.3%
Total/Weighted Average	61	$939,243,693	100.0%			6.4066%	58	93.3%	1.66x	59.4%	59.3%
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Benchmark 2025-V14 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(4)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(3)	Maturity Date LTV(2)(3)
New York	6	$108,700,000	11.6%	5.8968%	58	2.11x	45.1%	45.0%
Washington	3	$80,924,235	8.6%	6.6672%	59	1.58x	63.5%	63.5%
New Jersey	4	$76,500,000	8.1%	6.5220%	59	1.29x	68.0%	68.0%
Massachusetts	3	$74,779,739	8.0%	6.0051%	59	1.84x	52.2%	52.2%
California	8	$72,532,026	7.7%	6.0069%	58	2.25x	48.2%	48.2%
Northern(4)	3	$39,809,150	4.2%	5.8839%	58	2.41x	48.3%	48.3%
Southern(4)	5	$32,722,876	3.5%	6.1565%	58	2.06x	48.1%	48.1%
Connecticut	1	$70,000,000	7.5%	7.3790%	59	1.73x	59.9%	59.9%
Florida	1	$70,000,000	7.5%	6.6580%	59	1.78x	65.1%	65.1%
Texas	13	$61,663,931	6.6%	6.3460%	56	1.51x	63.2%	63.2%
Idaho	1	$59,000,000	6.3%	5.9150%	58	1.25x	70.2%	70.2%
North Carolina	3	$46,725,000	5.0%	6.7161%	59	1.28x	61.3%	61.3%
Other	18	$218,418,762	23.3%	6.4851%	58	1.52x	62.0%	61.6%
Total/Weighted Average	61	$939,243,693	100.0%	6.4066%	58	1.66x	59.4%	59.3%

Distribution of Cut-off Date LTVs(1)(3)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(3)	Maturity Date LTV(2)(3)
18.0%	-	39.9%	3	$28,986,000	3.1%	5.8709%	58	2.79x	31.8%	31.3%
40.0%	-	49.9%	4	$149,100,000	15.9%	5.9263%	55	2.13x	43.7%	43.7%
50.0%	-	59.9%	7	$169,282,693	18.0%	6.7979%	59	1.86x	56.9%	56.4%
60.0%	-	70.3%	21	$591,875,000	63.0%	6.4420%	59	1.43x	65.5%	65.5%
Total/Weighted Average			35	$939,243,693	100.0%	6.4066%	58	1.66x	59.4%	59.3%

Distribution of Maturity Date LTVs(1)(2)(3)
Range of Maturity Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(3)	Maturity Date LTV(2)(3)
15.5%	-	39.9%	3	$28,986,000	3.1%	5.8709%	58	2.79x	31.8%	31.3%
40.0%	-	49.9%	4	$149,100,000	15.9%	5.9263%	55	2.13x	43.7%	43.7%
50.0%	-	59.9%	7	$169,282,693	18.0%	6.7979%	59	1.86x	56.9%	56.4%
60.0%	-	70.3%	21	$591,875,000	63.0%	6.4420%	59	1.43x	65.5%	65.5%
Total/Weighted Average			35	$939,243,693	100.0%	6.4066%	58	1.66x	59.4%	59.3%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(3)	Maturity Date LTV(2)(3)
1.25x	-	1.49x	16	$451,275,000	48.0%	6.4708%	59	1.33x	65.6%	65.6%
1.50x	-	1.99x	10	$312,682,693	33.3%	6.5606%	57	1.75x	59.0%	58.8%
2.00x	-	2.49x	8	$157,286,000	16.7%	6.0280%	58	2.28x	45.5%	45.4%
2.50x	-	3.10x	1	$18,000,000	1.9%	5.4310%	57	3.10x	34.6%	34.6%
Total/Weighted Average			35	$939,243,693	100.0%	6.4066%	58	1.66x	59.4%	59.3%

Original Terms to Maturity(1)
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(3)	Maturity Date LTV(2)(3)
36	-	59	1	$18,500,000	2.0%	6.4990%	33	1.91x	49.8%	49.8%
60	-	60	34	$920,743,693	98.0%	6.4048%	59	1.66x	59.6%	59.5%
Total/Weighted Average			35	$939,243,693	100.0%	6.4066%	58	1.66x	59.4%	59.3%

Distribution of Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(3)	Maturity Date LTV(2)(3)
33	-	59	31	$904,893,693	96.3%	6.4056%	58	1.66x	59.6%	59.5%
60	-	60	4	$34,350,000	3.7%	6.4333%	60	1.72x	55.7%	55.3%
Total/Weighted Average			35	$939,243,693	100.0%	6.4066%	58	1.66x	59.4%	59.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Benchmark 2025-V14 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
7.5%	-	8.9%	11	$287,500,000	30.6%	6.4023%	59	1.28x	65.3%	65.3%
9.0%	-	9.9%	5	$135,275,000	14.4%	6.3780%	59	1.41x	63.9%	63.9%
10.0%	-	10.9%	4	$105,600,000	11.2%	6.5793%	59	1.51x	66.5%	66.5%
11.0%	-	11.9%	2	$51,000,000	5.4%	5.7456%	57	1.93x	48.7%	48.7%
12.0%	-	12.9%	3	$99,100,000	10.6%	6.5045%	54	1.85x	62.4%	62.4%
13.0%	-	13.9%	2	$77,500,000	8.3%	7.2483%	59	1.77x	59.3%	59.3%
14.0%	-	21.4%	8	$183,268,693	19.5%	6.1102%	58	2.31x	44.4%	43.9%
Total/Weighted Average			35	$939,243,693	100.0%	6.4066%	58	1.66x	59.4%	59.3%

Amortization Types(1)(2)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
Interest Only	31	$859,411,000	91.5%	6.4124%	59	1.62x	60.3%	60.3%
Interest Only - ARD	2	$48,500,000	5.2%	6.1129%	48	2.26x	50.4%	50.4%
Amortizing Balloon	2	$31,332,693	3.3%	6.7020%	59	1.93x	49.9%	47.0%
Total/Weighted Average	35	$939,243,693	100.0%	6.4066%	58	1.66x	59.4%	59.3%

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms/Pads calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	With respect to 2 mortgage loans (5.2%) (Uber Headquarters and State Farm Data Center Portfolio) comprising 4 mortgaged properties, the U/W NCF DSCR, and Maturity Date LTV Ratio were calculated based on the anticipated repayment date rather than the final maturity date.
(3)	With respect to 2 mortgage loans (6.1%) (The Spiral and AVAD Midland & Odessa Self Storage Portfolio) comprising 10 mortgaged properties, the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(4)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.
Previously Securitized Mortgaged Properties(1)
Mortgaged Property	Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
500 Kendall Street	$29,143,791	3.1%	Cambridge, Massachusetts	Mixed Use	LIFE 2021-BMR
i3	11,703,268	1.2%	San Diego, California	Mixed Use	LIFE 2021-BMR
Science Center at Oyster Point	9,809,150	1.0%	South San Francisco, California	Mixed Use	LIFE 2021-BMR
500 Fairview Avenue	5,188,235	0.6%	Seattle, Washington	Mixed Use	DBGS 2018-BIOD
MODA Sorrento	4,556,863	0.5%	San Diego, California	Mixed Use	DBGS 2018-BIOD
Road to the Cure	4,419,608	0.5%	San Diego, California	Mixed Use	DBGS 2018-BIOD
450 Kendall Street	4,135,948	0.4%	Cambridge, Massachusetts	Mixed Use	LIFE 2021-BMR
10240 Science Center Drive	1,043,137	0.1%	San Diego, California	Office	DBGS 2018-BIOD
Redmond Town Center	70,000,000	7.5%	Redmond, Washington	Retail	Benchmark 2020-B19, Benchmark 2020-B20, Benchmark 2020-B21, GSMS 2020 GSA2
1655 Third Street	16,247,205	1.7%	San Francisco, California	Office	Benchmark 2020-IG2
1725 Third Street	13,752,795	1.5%	San Francisco, California	Office	Benchmark 2020-IG2
Olathe, KS Property	11,136,069	1.2%	Olathe, Kansas	Industrial	CD 2017-CD3, BBCMS 2017-C1
Herald Center	18,000,000	1.9%	New York, New York	Mixed Use	MSBAM 2015-C25, MSBAM 2015-C26, MSBAM 2015-C27
Breckenridge Apartments	11,000,000	1.2%	Birmingham, Alabama	Multifamily	JPMBB 2015-C33
Excelsior on the Park	10,750,000	1.1%	Houston, Texas	Multifamily	FREMF 2016-KF20
(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database and has not otherwise been confirmed by the related mortgage loan seller.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Available Funds:	The amount available for distribution to holders of the certificates on each Distribution Date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®. See “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of principal on the certificates will be distributed first, to the Class A-1 certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex F to the Preliminary Prospectus, then, to the Class A-2, Class A-3, Class A-4, Class A-1, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the, Class A-1, Class A-2, Class A-3 and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each of the Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M certificates, (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates and (iii) the notional amount of the Class X-D certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class D certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds (exclusive of any portion thereof that represents any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-M certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Loss Allocation:

Losses on the Mortgage Loans will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with the Class J-RR certificates through and including the Class A-M certificates and then to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of Principal Balance Certificates on such Distribution Date and (b) the Base Interest Fraction for the related principal prepayment and such class of certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-1 through Class D certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-1 through Class D certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date, and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The remaining percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties or portfolios of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Project Midway, Las Olas City Centre, Redmond Town Center, The Link, The Spiral, Uber Headquarters, 257 Park Avenue South, State Farm Data Center Portfolio, Herald Center and AVAD Midland & Odessa Self Storage Portfolio each secure both

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and any subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” means, (i) with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); and (ii) with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the related Loan-Specific Directing Holder identified in the Preliminary Prospectus (which is expected to be the holder of the related controlling pari passu companion loan) prior to the related Servicing Shift Securitization Date.

660 RR Holdings LLC or its affiliate is expected to appoint itself or its affiliate as the initial Trust Directing Holder.

For a description of the directing holder (or equivalent party) for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates.
Controlling Class:

The Controlling Class will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further, that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Closing Date will be the Class J-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class (an “Appraised-Out Class”).

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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who will be required to recalculate the appraisal reduction amount or collateral deficiency amount, as applicable, based on such supplemental appraisal, and if required by such recalculation, the applicable Appraised-Out Class as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) the Class E-RR certificates have a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) being reduced to less than 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any cumulative appraisal reduction amounts) equal to at least 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.
Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and requesting a vote to replace the Special Servicer (other than with respect to any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates, except in the case of the termination of the Asset Representations Reviewer) of all Principal Balance Certificates, on an aggregate basis.

If at any time, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter; provided that holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other, within 180 days from the time such recommendation is posted to the Certificate Administrator’s website and subject to the receipt of written confirmation from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $5,000. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of such Classes of Certificates or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the second to last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Benchmark 2025-V14 Mortgage Trust
STRUCTURE OVERVIEW

balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Benchmark 2025-V14 Mortgage Trust
STRUCTURE OVERVIEW

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%

Mortgage Loan Information		Property Information
Loan Seller:	GACC, CREFI, BMO	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Various – Various
Borrower Sponsor(s)(1):	BRE Edison L.P.	Collateral:	Fee / Leasehold
Borrower(s)(2):	Various	Location:	Various, Various
Original Balance(3):	$70,000,000	Year Built / Renovated:	Various / Various
Cut-off Date Balance(3):	$70,000,000	Property Management:	BioMed Realty LLC
% by Initial UPB:	7.5%	Size:	1,280,399 SF
Interest Rate(4):	5.911647%	Appraised Value / Per SF:	$1,290,000,000 / $1,007
Note Date:	February 6, 2025	Appraisal Date(7):	Various
Original Term:	60 months	Occupancy(8):	93.6% (as of Various Dates)
Amortization:	Interest Only	UW Economic Occupancy:	93.8%
Original Amortization:	NAP	Underwritten NOI:	$78,894,828
Interest Only Period:	60 months	Underwritten NCF:	$77,934,529
First Payment Date:	March 6, 2025
Maturity Date:	February 6, 2030	Historical NOI
Additional Debt Type(3):	Pari Passu / B-Notes	Most Recent NOI:	$73,837,657 (TTM November 30, 2024)
Additional Debt Balance(3):	$460,000,000 / $235,000,000	2023 NOI:	$71,478,126
Call Protection(5):	YM1(26),DorYM1(27),O(7)	2022 NOI:	$69,116,914
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$67,373,039
Reserves(6)				Financial Information(3)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$414	$597
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$414	$597
TI/LC Reserve:	$0	Springing	$1,280,399	Cut-off Date LTV:	41.1%	59.3%
Unfunded Obligations:	$15,452,130	$0	NAP	Maturity Date LTV:	41.1%	59.3%
				UW NOI DY:	14.9%	10.3%
				UW NCF DSCR(4):	2.23x	1.51x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(3)	$530,000,000	48.7%	Loan Payoff	$1,056,493,006	97.2%
Borrower Sponsor Equity	322,245,136	29.6	Upfront Reserves	15,452,130	1.4
Subordinate Loan(3)	235,000,000	21.6	Closing Costs	15,300,000	1.4
Total Sources	$1,087,245,136	100.0%	Total Uses	$1,087,245,136	100.0%
(1)	The borrower sponsor is also the non-recourse carveout guarantor. The liability of the non-recourse guarantor for bankruptcy related recourse events is capped at 15% of the outstanding amount of the Project Midway Whole Loan (as defined below) (and, without duplication, expenses payable to the lender in accordance with the enforcement of the recourse carveout guaranty). In addition, there is no separate environmental indemnitor with respect to the Project Midway Whole Loan.
(2)	The borrowers are BMR-i3 LLC, BMR-500 Fairview Avenue LLC, BMR - 10240 Science Center Drive LP, BMR-Moda Sorrento LP, BMR Road to the Cure LP, BMR - 180 Oyster Point LP, BMR - 200 Oyster Point LP, BMR - 450 Kendall Street LLC and BMR - 500 Kendall Street LLC, each a Delaware limited liability company or limited partnership, as applicable.
(3)	The Project Midway Mortgage Loan (as defined below) is part of a whole loan evidenced by 18 senior pari passu promissory notes (the “Project Midway Senior Loan”) and three junior promissory notes with an aggregate balance of $765,000,000 (the Project Midway Senior Loan and junior promissory notes, collectively, the “Project Midway Whole Loan”). The financial information presented in the chart above under “Senior Loan” is based on the aggregate principal balance of the Project Midway Senior Loan and under “Whole Loan” is based on the aggregate principal balance of all the promissory notes comprising the Project Midway Whole Loan.
(4)	5.911647% represents the per annum interest rate associated with the Project Midway Mortgage Loan. The per annum interest rate of Project Midway junior promissory notes is 6.97400%. The weighted average interest rate for the Project Midway Senior Loan is 6.512978886792450% per annum and the weighted average interest rate for the Project Midway Whole Loan is 6.65459975163399% per annum.
(5)	The borrowers are permitted to prepay the Project Midway Whole Loan in full or in part prior to the payment date occurring in August 2029 with yield maintenance. Defeasance of the Project Midway Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 6, 2028. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the Benchmark 2025-V14 securitization in April 2025. The actual defeasance lockout period may be longer.
(6)	See “Initial and Ongoing Reserves” below for further discussion.
(7)	Based on appraisals dated from September 23, 2024 to October 29, 2024.
(8)	Occupancy is based on the underwritten rent rolls dated February 7, 2025, with rent steps through February 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%

The Loan. The largest mortgage loan (the “Project Midway Mortgage Loan”) is part of a whole loan evidenced by 18 senior pari passu promissory notes and three junior promissory notes with an aggregate balance of $765,000,000 secured by the borrowers’ fee and leasehold interests in a portfolio of seven mixed use properties located in Cambridge, Massachusetts, San Diego, California, South San Francisco, California and Seattle, Washington, as well as an office property in San Diego, California (each, individually, a “Project Midway Portfolio Property” and, collectively, the “Project Midway Portfolio Properties”). The Project Midway Whole Loan has a five-year term, is interest-only for the loan term and accrues interest at a rate of 6.65459975163399% per annum on an Actual/360 basis. The Project Midway Whole Loan was co-originated by German American Capital Corporation (“GACC”), Citi Real Estate Funding Inc. (“CREFI”) and Morgan Stanley Bank, N.A. (“MSBNA”) and Notes A-4-1, A-4-2 and A-4-3 were subsequently acquired by Bank of Montreal.

The Project Midway Mortgage Loan is evidenced by the non-controlling Note A-4-2, with an original principal balance of $20,000,000 to be contributed by Bank of Montreal, non-controlling Notes A-5-2-2 and A-5-3, with an aggregate original principal balance of $16,000,000 to be contributed by GACC and non-controlling Notes A-6-3 and A-7-1, with an aggregate original principal balance of $34,000,000 to be contributed by CREFI. The relationship between the holders of the Project Midway Whole Loan is governed by a co-lender agreement. The Project Midway Whole Loan is serviced pursuant to the trust and servicing agreement for the BX 2025-BIO3 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Project Midway Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(1)
A-1	$120,000,000	$120,000,000	BX 2025-BIO3	Yes
A-2	$90,000,000	$90,000,000	BX 2025-BIO3	Yes
A-3	$90,000,000	$90,000,000	BX 2025-BIO3	Yes
A-4-1	$20,000,000	$20,000,000	BMO 2025-5C9(2)	No
A-4-2	$20,000,000	$20,000,000	Benchmark 2025-V14	No
A-4-3(3)	$6,000,000	$6,000,000	Bank of Montreal	No
A-5-1	$20,000,000	$20,000,000	BBCMS 2025-5C33	No
A-5-2-1	$10,000,000	$10,000,000	BBCMS 2025-5C33	No
A-5-2-2	$5,000,000	$5,000,000	Benchmark 2025-V14	No
A-5-3	$11,000,000	$11,000,000	Benchmark 2025-V14	No
A-6-1	$12,000,000	$12,000,000	BBCMS 2025-5C33	No
A-6-2	$10,000,000	$10,000,000	BBCMS 2025-5C33	No
A-6-3	$10,000,000	$10,000,000	Benchmark 2025-V14	No
A-6-4(3)	$3,000,000	$3,000,000	CREFI	No
A-7-1	$24,000,000	$24,000,000	Benchmark 2025-V14	No
A-7-2(3)	$10,000,000	$10,000,000	CREFI	No
A-8(3)	$50,000,000	$50,000,000	MSBAM 2025-5C1(4)	No
A-9(3)	$19,000,000	$19,000,000	MSBAM 2025-5C1(4)	No
Senior Loan	$530,000,000	$530,000,000
B-1	$94,000,000	$94,000,000	BX 2025-BIO3	Yes
B-2	$70,500,000	$70,500,000	BX 2025-BIO3	Yes
B-3	$70,500,000	$70,500,000	BX 2025-BIO3	Yes
Whole Loan	$765,000,000	$765,000,000
(1)	The “controlling holder” under the Project Midway Portfolio co-lender agreement is the BX 2025-BIO3 securitization trust.
(2)	The BMO 2025-5C9 transaction is expected to close on March 31, 2025.
(3)	Expected to be contributed to one or more future securitizations.
(4)	The MSBAM 2025-5C1 transaction is expected to close on March 20, 2025.

The Portfolio. The Project Midway Portfolio Properties consist of eight high-quality lab/lab capable properties totaling 1,280,399 square feet diversified across the top life science markets in the United States, including Boston/Cambridge, San Francisco Bay Area, San Diego and Seattle. As of February 7, 2025, the Project Midway Portfolio Properties were 93.6% leased to 25 tenants, with no single tenant accounting for more than 26.8% of the total net rentable area. The Project Midway Portfolio Properties exhibit a weighted average remaining lease term of 5.9 years and 81.6% of UW Base Rent is derived from investment grade tenants. Based on borrower sponsor identified market rents, the Project Midway Portfolio Properties are leased 19.4% below market. The Project Midway Portfolio Properties have been consistently occupied at an average occupancy of approximately 98% dating back to 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%

The following table presents certain information relating to the Project Midway Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
500 Kendall Street	Cambridge, MA	2002 / 2019	349,325	100.0%	$318,500,000	41.6%	$455,000,000	35.3%
i3	San Diego, CA	2017 / NAP	316,262	100.0%	$127,900,000	16.7%	$248,700,000	19.3%
Science Center at Oyster Point	South San Francisco, CA	2009, 2010 / NAP	204,887	100.0%	$107,200,000	14.0%	$216,600,000	16.8%
500 Fairview Avenue	Seattle, WA	2015 / NAP	123,838	75.8%	$56,700,000	7.4%	$101,800,000	7.9%
MODA Sorrento	San Diego, CA	1984 / 2014	104,577	64.3%	$49,800,000	6.5%	$91,000,000	7.1%
Road to the Cure	San Diego, CA	1978 / 2014	67,998	100.0%	$48,300,000	6.3%	$73,100,000	5.7%
450 Kendall Street	Cambridge, MA	2015 / 2020	63,520	100.0%	$45,200,000	5.9%	$70,300,000	5.4%
10240 Science Center Drive	San Diego, CA	2002 / NAP	49,992	69.7%	$11,400,000	1.5%	$33,500,000	2.6%
Total / Wtd. Avg.			1,280,399	93.6%	$765,000,000	100.0%	$1,290,000,000	100.00%
(1)	Occ. % is as of February 7, 2025.

The 500 Kendall Street mortgaged property is the largest asset of the Project Midway Portfolio Properties, representing 43.3% of underwritten net operating income. The 500 Kendall Street mortgaged property is a lab/office facility that is 98.2% leased to Shire Human Genetic Therapies, a subsidiary of Takeda. Takeda is in the process of creating a unified Cambridge campus in Kendall Square, which is expected to serve as their United States forward base of operations. Takeda is investing significantly in Kendall Square and recently extended their lease at the 500 Kendall Street mortgaged property by eight years and executed a 600,000 square foot lease to occupy 100% of 585 Third Street (non-collateral), a ground up development. In addition, Takeda, which occupies space at the nearby 650 Kendall Street (non-collateral), has a right of first offer on the to-be-vacated laboratory space at the 450 Kendall Street mortgaged property. The 500 Kendall Street mortgaged property is located adjacent to MIT, Harvard, Massachusetts General Hospital and several pharmaceutical companies.

The i3 mortgaged property is a three-building lab/office campus 100% leased to Illumina, Inc. The i3 mortgaged property is located on La Jolla Village Drive with access to I-805 in the University Town Center submarket of San Diego. The i3 mortgaged property has amenities including a restaurant, fitness center, conference facility, event lawn, bocce courts, ping pong courts, a herb garden and a dining terrace. Within each structure, a central scientific lab zone has been designed with an emphasis on modularity, flexibility and adaptability. The i3 Property holds a LEED Platinum certification, featuring sustainable designs and facilities including on-site fuel cells, bio-filtration systems, green rooftops with heat and drought tolerant plants and water recycling systems.

The Science Center at Oyster Point mortgaged property is a Class A lab/office property located in South San Francisco, California, consisting of two buildings that are 100% leased to Life Technologies Corp., a subsidiary of Thermo Fisher Scientific. The Science Center at Oyster Point mortgaged property acts as a campus for Life Technologies Corp. and has state-of-the-art building systems, a cafeteria, bay and mountain views, secured subterranean parking, modern HVAC systems, 16 foot floor-to-floor heights and a modern fitness center. Life Technologies Corp. uses the asset for its Genetic Sequencing department, which helps with vaccine development and research, and has over 700 employees that are actively utilizing the asset.

The 500 Fairview Avenue mortgaged property is a seven-story lab/office facility located in the growing hub of Seattle’s life science community in South Lake Union. The 500 Fairview Avenue mortgaged property is one of the two buildings (along with 530 Fairview Avenue, non-collateral) that make up the Vue Research Center and is certified LEED Gold. The 500 Fairview Avenue mortgaged property has been designed to meet the specific criteria of life science organizations while adhering to the principles of sustainable design. The 500 Fairview Avenue mortgaged property is subject to a ground lease that expires in January 2088. The current ground rent is $62,388.25 per month and increases annually by the higher of 2.0% or Seattle’s cost of living adjustment, but not exceeding 5.0%.

The MODA Sorrento mortgaged property is a 104,577 square foot, research and lab/office four-building campus with 74,250 and 30,327 square feet of lab and office space, respectively. The MODA Sorrento mortgaged property was designed with a unique indoor/outdoor meeting area and includes a market leasing amenity package with a fitness center, conference space, tenant lounge with a café and ping pong, foosball and bocce ball tables. The Class A MODA Sorrento mortgaged property has been featured in several architectural magazines and publications to highlight its build out and amenity package.

The Road to the Cure mortgaged property is a 67,998 square foot lab/office strategically located adjacent to Johnson & Johnson’s San Diego headquarters, and walking distance from the University of California San Diego campus. The amenities at the Road to the Cure mortgaged property include a conference center, fitness room and vivarium. The borrower sponsor reports that it is planning to invest an additional $1.1 million ($16.18 per square foot) for any requested tenant improvements and leasing costs as tenants renew or roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%

The 450 Kendall Street mortgaged property is a LEED Gold, lab/office and research facility located in a 10-acre master-planned development in the center of the top life science market in the United States. The master-planned development features a community of office and lab space, multifamily apartments, restaurants and retail shopping.

The 10240 Science Center Drive mortgaged property is located in the heart of the University Town Center submarket and is surrounded by research institutions, government agencies and biotech companies. The University Town Center mortgaged property is situated on Science Center Drive near Genesse Boulevard and I-5, which provides easy access to the greater San Diego market and proximity to the airport.

Major Tenants.

Shire Human Genetic Therapies (343,000 square feet; 26.8% of portfolio NRA; 40.5% of portfolio underwritten base rent). Acquired by Takeda (NYSE: TAK; Moody’s / Fitch / S&P: Baa1 / NR / BBB+) in 2019, Shire Human Genetic Therapies is a global biotechnology company focusing on rare diseases and other highly specialized conditions. Founded in 1781, Takeda is a leading pharmaceutical corporation focused on R&D, manufacturing, sales, and import/export of pharmaceutical drugs. Takeda employs over 49,000 people globally.

Illumina, Inc. (316,262 square feet; 24.7% of portfolio NRA; 17.3% of portfolio underwritten base rent). Illumina, Inc. (“Illumina”; Nasdaq: ILMN; Moody’s / Fitch / S&P: Baa3 / BBB / BBB) is a global leader in DNA sequencing and array-based technologies, with a focus on fueling advancements in life sciences, oncology, reproductive health, genetic disease, agriculture, microbiology, and other emerging segments. Illumina employs over 9,250 people. Illumina vacated its space at the i3 mortgaged property in August 2023 due to corporate downsizing and is current on all rent and reimbursements due under its lease as of January 1, 2025. The borrower sponsor has begun marketing the space for rent and the appraisal concluded a 12-month lease-up period after the expiration of the Illumina lease in December 2027.

Life Technologies Corp. (204,887 square feet; 16.0% of portfolio NRA; 12.6% of portfolio underwritten base rent). Life Technologies Corp. is a biotech company founded in 2008 and currently owned by Thermo Fisher Scientific, Inc. (“Thermo Fisher”; NYSE: TMO; Moody’s / Fitch / S&P: A3 / A- / A-). Thermo Fisher is a world leader in serving science, with revenues of $40 billion and approximately 50,000 employees across 50 countries. Thermo Fisher delivers innovative technologies, purchasing convenience and pharmaceutical services through industry-leading brands including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon, and PPD. As of November 2024, Thermo Fisher has a market capitalization of $211.7 billion.

Eli Lilly and Company (47,061 square feet; 3.7% of portfolio NRA; 5.8% of portfolio underwritten base rent). Eli Lilly and Company (“Eli Lilly”; NYSE: LLY; Moody’s / Fitch / S&P: A1 / NR / A+) is a biotechnology company that develops new medicines to solve the world’s significant health challenges. Eli Lilly is focused on neuroscience, cardiometabolic health, cancer, and immunology. As of January 1, 2025, Eli Lilly is dark and not utilizing its space at the 450 Kendall Street mortgaged property and has given notice to the borrower sponsor that it intends to vacate the space at lease expiration in March 2026. The borrower sponsor has begun marketing the space for rent and the appraisal concluded a 9-month lease-up period for the to-be-vacated space. In addition, Takeda, which occupies space at the nearby 650 Kendall Street (non-collateral) property and the 500 Kendall Street mortgaged property, has a right of first offer on the to-be-vacated laboratory space at the 450 Kendall Street mortgaged property.

Bruker Spatial Biology, Inc. (40,542 square feet; 3.2% of portfolio NRA; 3.5% of portfolio underwritten base rent). Bruker Spatial Biology, Inc. is a subsidiary of Bruker Corporation, Inc. (“Bruker”; Nasdaq: BRKR) which develops high-performance scientific instruments and high-value analytical and diagnostic solutions that enable scientists to explore life and materials at molecular, cellular, and microscopic levels. Bruker employs over 9,700 people across 90 locations and generated revenue of $2.96 billion in 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%

The following table presents certain information relating to the top tenants at the Project Midway Portfolio Properties:

Top Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P /Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent	UW Base Rent Per SF	% of Total UW Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Shire	Baa1/NR/BBB+	343,000	26.8%	$30,273,180	$88.26	40.5%	1/31/2039	N	2 x 5 Yr
Illumina, Inc.(3)	Baa3/BBB/BBB	316,262	24.7%	12,960,393	40.98	17.3%	12/31/2027	N	3 x 5 Yr
Life Technologies Corp.	NR/BBB/NR	204,887	16.0%	9,460,349	46.17	12.6%	3/31/2028	N	2 x 5 Yr
Eli Lilly and Company(3)	A1/NR/A+	47,061	3.7%	4,322,578	91.85	5.8%	3/31/2026	N	1 x 5 Yr
Bruker Corporation, Inc.	NR/NR/NR	40,542	3.2%	2,642,898	65.19	3.5%	2/12/2026	N
Lyell Immunopharma, Inc.	NR/NR/NR	33,832	2.6%	2,544,544	75.21	3.4%	12/31/2028	N	2 x 5 Yr
Eurofins Advantar Laboratories, Inc.	Baa3/BBB-/NR	28,577	2.2%	2,350,573	82.25	3.1%	11/30/2026	N
Aspen Neuroscience, Inc.	NR/NR/NR	30,791	2.4%	2,188,274	71.07	2.9%	9/15/2027	N	None
Mozart Therapeutics, Inc.	NR/NR/NR	19,459	1.5%	1,548,304	79.57	2.1%	4/30/2030	N	None
Lundbeck La Jolla Research Center(4)	NR/NR/BBB-	17,403	1.4%	1,185,315	68.11	1.6%	10/4/2032	Y(4)	None
Top Ten Tenants		1,081,814	84.5%	$69,476,407	$64.22	92.8%
Remaining Tenants		116,053	9.1%	$5,350,555	$46.10	7.2%
Occupied Total / Wtd. Avg. Occupied		1,197,867	93.6%	$74,826,962	$62.47	100.0%
Vacant		82,532	6.4%
Total		1,280,399	100.0%
(1)	Based on the underwritten rent rolls dated February 7, 2025, with rent steps through February 6, 2026.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Illumina, Inc. and Eli Lilly and Company are dark but current with respect to all obligations under their respective leases as of January 1, 2025.
(4)	Lundbeck La Jolla Research Center has a one-time termination option effective as of May 4, 2030 provided that a termination notice has been delivered on or before May 4, 2029 and a termination fee of $876,771.82 has been paid.

The following table presents certain information relating to the lease rollover schedule at the Project Midway Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2025 & MTM	9,052	0.7%	0.7%	$192,138	0.3%	$21.23	4
2026	159,528	12.5%	13.2%	$10,935,828	14.6%	$68.55	9
2027	392,819	30.7%	43.8%	$17,446,237	23.3%	$44.41	5
2028	238,719	18.6%	62.5%	$12,004,893	16.0%	$50.29	2
2029	0	0.0%	62.5%	$0	0.0%	$0.00	0
2030	19,459	1.5%	64.0%	$1,548,304	2.1%	$79.57	1
2031	0	0.0%	64.0%	$0	0.0%	$0.00	0
2032	35,290	2.8%	66.8%	$2,426,384	3.2%	$68.76	3
2033	0	0.0%	66.8%	$0	0.0%	$0.00	0
2034 & Thereafter	343,000	26.8%	93.6%	$30,273,180	40.5%	$88.26	1
Vacant	82,532	6.4%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,280,399	100.0%		$74,826,962	100.0%	$58.44	25
(1)	Based on the underwritten rent rolls dated February 7, 2025, with rent steps through February 6, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%

The following table presents certain information relating to the operating history and underwritten net cash flow of the Project Midway Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021		2022		2023		TTM(1)		U/W(2)		Per SF
Base Rent	$67,772,822		$69,773,104		$72,381,673		$75,043,972		$74,826,962		$58.44
Rent Steps	0		0		0		0		2,477,573		1.94
Credit Tenant SL	0		0		0		0		2,892,509		2.26
Vacant Income	0		0		0		0		7,040,442		5.50
Gross Potential Rent	$67,772,822		$69,773,104		$72,381,673		$75,043,972		$87,237,487		$68.13
Total Reimbursements	22,800,637		22,196,696		24,011,968		24,411,973		24,365,611		19.03
Other Income	1,101,715		1,151,012		1,176,809		1,180,147		1,180,147		0.92
Net Rental Income	$91,675,173		$93,120,812		$97,570,450		$100,636,093		$112,783,245		$88.08
(Vacancy/Credit Loss)	0		0		0		0		(7,040,442)		(5.50)
Effective Gross Income	$91,675,173		$93,120,812		$97,570,450		$100,636,093		$105,742,803		$82.59

Total Expenses(3)	$24,302,134		$24,003,898		$26,092,324		$26,798,435		$26,847,975		$20.97

Net Operating Income	$67,373,039		$69,116,914		$71,478,126		$73,837,657		$78,894,828		$61.62
TI/LC	0		0		0		0		640,200		0.50
Cap Ex	0		0		0		0		320,100		0.25
Net Cash Flow	$67,373,039		$69,116,914		$71,478,126		$73,837,657		$77,934,529		$60.87

Occupancy	99.5%		99.1%		99.1%		93.6%		93.8%	(4)
NCF DSCR(5)	1.93	x	1.97	x	2.04	x	2.11	x	2.23	x
NOI Debt Yield(5)	12.7%		13.0%		13.5%		13.9%		14.9%
(1)	TTM reflects the trailing 12 months ending November 30, 2024.
(2)	Based on the underwritten rent rolls dated February 7, 2025, with rent steps through February 6, 2026.
(3)	Total Expenses includes management fees, utilities, general and administrative, common area maintenance, non-recoverable expenses, real estate taxes, insurance and ground rent.
(4)	Based on the UW Economic Occupancy.
(5)	NCF DSCR and NOI Debt Yield are based on the Project Midway Portfolio Senior Loan, and exclude the junior notes.

Appraisal. According to the appraisals, the Project Midway Portfolio Properties had an aggregate “as-is” appraised value of $1,290,000,000 as of September 23, 2024 to October 29, 2024.

Project Midway Portfolio Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Project Midway Portfolio	$1,290,000,000	4.75% - 7.00%
(1)	Source: Appraisals.

Environmental Matters. According to Phase I environmental reports dated from April 8, 2024 to December 3, 2024, there was no evidence of any recognized environmental conditions at the Project Midway Portfolio Properties. The Phase I environmental reports identified controlled recognized environmental conditions at the 500 Kendall Street mortgaged property and the Science Center at Oyster Point mortgaged property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Project Midway Portfolio Properties are located in three states across four major markets including Boston/Cambridge (49.4% of portfolio underwritten NOI), San Diego (30.7% of portfolio underwritten NOI), San Francisco Bay Area (12.4% of portfolio underwritten NOI) and Seattle (7.5% of portfolio underwritten NOI).

Boston is home to elite academic and research institutions, as well as renowned medical facilities. The top three National Institutes of Health (“NIH”) funded hospitals are located in the Cambridge submarket including Massachusetts General Hospital, Brigham and Women’s Hospital and Boston Children’s Hospital. The Boston economy has experienced faster growth than the overall United States economy for several years, driven by a highly educated workforce that supports the area’s knowledge-oriented industries. In Boston, over 51% of adults aged 25 or older hold at least a bachelor’s degree, higher than the national average of 36.7%. Life sciences employment accounts for 4.5% of the regions total employment and added over 5,000 new jobs in the first four months of 2024. Anchored in Cambridge,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%

biotechnology research is a strength of the Boston economy. AstraZeneca, Moderna, Sanofi, Takeda and Vertex Pharmaceuticals are among the established and emerging firms that helped Boston’s economy to grow by over 116% from 2017 to 2021. Cambridge recorded 214,500 square feet of positive absorption for life science properties in the second quarter of 2024. Containing nearly 20 million square feet of existing lab inventory, Cambridge and Kendall Square remain centers of global life sciences research, with asking rents over $110 PSF NNN in East Cambridge and $90 PSF NNN in West Cambridge.

More than 80 research institutes are located in San Diego, including the Scripps Research Institute and Salk Institute for Biological studies. In the second quarter of 2024, the San Diego laboratory market recorded over 200,000 square feet of positive net absorption, producing the largest net absorption figure since the second quarter of 2022. San Diego leasing activity has seen over 740,000 square feet of activity in 2024. The second quarter of 2024 saw an increase in life sciences jobs with 68,500 posted in March. Additionally, jobs are up 12.9% since February 2020, reflecting ongoing life sciences growth. Torrey Pines / UTC acts as the heart of San Diego’s life science clusters that is evidenced by a low vacancy rate of 5.0% and leading leasing activity. Significant lease transactions are clustered in Torrey Pines and Sorrento Mesa, with over 310,854 and 367,443 square feet of recent lease transactions, respectively.

The San Francisco Bay Area is considered to be the birthplace of the life sciences sector and is home to well-known companies in the industry. The life sciences industry benefits from the talent pool fostered by leading universities with specialties in biology and biomedical fields including Stanford, UCSF and Berkeley. Life sciences companies continued to add headcount during the second quarter of 2024, growing by 992 jobs, bringing the overall employment for the sector to 146,731. At the close of the second quarter of 2024, total inventory of life sciences facilities in the Bay Area stood at 41.6 million square feet.

The Seattle life sciences market continually ranks in the top 10 nationally in venture capital and NIH funding, as well as patents issued, demonstrating its position as an innovation hub. Seattle’s population grew 1.2% over the past year, compared to 0.5% nationally. Life science employment grew from below 30,000 jobs to over 35,000 jobs between 2020 and 2023. Seattle saw the largest increase of any metropolitan area in NIH funding increasing 30% to $1.4 billion in 2022. Life science asking rents grew rapidly in 2020 and continue to remain just below $70 per square foot as of the third quarter of 2023, with 8% vacancy rates.

The following table presents certain market information relating to the Project Midway Portfolio Properties:

Market Summary(1)
Market / Submarket	UW Rental Rate PSF(2)	Occupancy(2)	Properties	Allocated Whole Loan Amount	Submarket Rent PSF	Submarket Vacancy
Boston/Cambridge	$85.85	100.0%	2	$363,700,000	$83.89	10.8%
San Diego	$47.69	90.3%	4	$237,400,000	$50.50	10.1%
San Francisco Bay Area	$46.17	100.0%	1	$107,200,000	$55.41	12.1%
Seattle	$71.78	75.8%	1	$56,700,000	$41.46	13.0%
(1)	Source: Appraisals dated from September 23, 2024 to October 29, 2024.
(2)	Based on the underwritten rent rolls dated February 7, 2025, with rent steps through February 6, 2026.

The Borrowers and the Borrower Sponsor. The borrowers are BMR-i3 LLC, BMR-500 Fairview Avenue LLC, BMR - 10240 Science Center Drive LP, BMR-Moda Sorrento LP, BMR Road to the Cure LP, BMR - 180 Oyster Point LP, BMR - 200 Oyster Point LP, BMR - 450 Kendall Street LLC and BMR - 500 Kendall Street LLC, each a Delaware limited liability company or limited partnership and special purpose entity with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Project Midway Whole Loan. The borrower sponsor and non-recourse carve-out guarantor is BRE Edison L.P., a Delaware limited partnership indirectly controlled by certain parallel partnerships and other Blackstone fund entities. The liability of the non-recourse guarantor for bankruptcy related recourse events is capped at 15% of the outstanding amount of the Project Midway Whole Loan (and, without duplication, expenses payable to the lender in accordance with the enforcement of the recourse carveout guaranty). In addition, there is no separate environmental indemnitor with respect to the Project Midway Whole Loan.

Property Management. The Project Midway Portfolio Properties are managed by BioMed Realty LLC, an affiliated property manager.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%

Initial and Ongoing Reserves. At loan origination, the borrowers were required to deposit $15,452,130 into an unfunded obligations reserve related to outstanding free rent, tenant improvement allowances and leasing commissions outstanding as of the origination date under certain leases identified in the Project Midway Whole Loan agreement.

Tax and Insurance Escrows – Waived except during a Cash Sweep Period (as defined below). During a Cash Sweep Period, the borrowers are required to deposit: (i) 1/12th of the amount reasonably estimated by the mortgage lender to be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay taxes levied or assessed or imposed against the Project Midway Portfolio Properties or any part thereof payable in full 30 days prior to their respective due dates (exclusive of any taxes payable by tenants), and (ii) 1/12th of the insurance premiums reasonably estimated by the lender to be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate sufficient funds to pay such insurance premiums in full 30 days prior to the expiration of the policies, provided that so long as no Project Midway Whole Loan event of default is continuing, to the extent any of the required insurance is effected under one or more blanket insurance policies reasonably acceptable to the lender, the borrowers will not be required to make insurance premium deposits with respect to the insurance premiums applicable to such blanket policy.

TI/LC Reserves – Waived except during a Cash Sweep Period. During a Cash Sweep Period, the borrowers are required to deposit on each Project Midway Whole Loan payment date an amount equal to 1/12 of the aggregate square footage of the Project Midway Portfolio Properties multiplied by $1.00 (the “Monthly Rollover Reserve Deposit”), capped at 12 times such amount.

Ground Rent Reserve – Waived except during a Cash Sweep Period. During a Cash Sweep Period, the borrowers are required to deposit on each Project Midway Whole Loan payment date an amount equal to 1/12 of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all such ground rent at least 30 days prior to the respective due dates.

Lockbox / Cash Management. The Project Midway Whole Loan is structured with a hard lockbox and springing cash management during a Cash Sweep Period. The borrowers or property manager, as applicable, are required to instruct the tenants of the Project Midway Portfolio Properties to directly deposit all rents into the lockbox accounts controlled by the lender. The borrowers have obtained from the lockbox bank its agreement to transfer (A) to a concentration account, all amounts on deposit in each lockbox account on the terms and frequency set forth in the lockbox account agreement and (B) to the cash management account upon notice from the lender to lockbox bank of a Cash Sweep Period (the “Cash Sweep Period Instructions”), all amounts on deposit in the concentration account (other than the reasonable fees of the lockbox bank to the extent required by the lockbox bank, and as more particularly described in the lockbox account agreement) in accordance with the Cash Sweep Period Instructions, which Cash Sweep Period Instructions may require up to two transfers per week to the cash management account to be applied and disbursed in accordance with the Project Midway Whole Loan documents.

“Cash Sweep Period” means, with respect to the Project Midway Whole Loan, a period:

(A)	commencing upon the earliest of: (i) the occurrence of a Project Midway Whole Loan event of default; (ii) the occurrence of certain bankruptcy or insolvency events with respect to the borrowers; (iii) the debt yield falling below 7.00% for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the Project Midway Whole Loan documents (a “Debt Yield Trigger Event”) or (iv) the occurrence of a Mezzanine Loan (as defined below) default; and
(B)	expiring upon the first date on which, with regard to any Cash Sweep Period commenced in connection with: (w) clause (A)(i) above, the Project Midway Whole Loan event of default, is no longer continuing; (x) clause (A)(ii) above, in the event of an involuntary bankruptcy action that was not consented to by a borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (y) clause (A)(iii) above, (1) the debt yield is equal to or greater than 7.00% on the first day of each of two consecutive calendar quarters, (2) immediately upon the borrowers’ and/or the mezzanine borrower’s prepayment of the Project Midway Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis in an amount (the “Trigger Prepayment Amount”) such that the debt yield is equal to 7.00% without any obligation to wait two consecutive quarters, (3) the borrowers deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt yield equal to 7.00% (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the lender in escrow as additional collateral for the Project Midway Whole Loan and the mezzanine borrower delivers to the mezzanine lender cash or a letter of credit in an amount equal to the lender’s allocation of the Debt Yield Cure Collateral Amount (the “Mezzanine Debt Yield Cure Collateral”), which Debt Yield Cure Collateral will be held by the mezzanine lender in escrow as additional collateral for the Mezzanine Loan, and is required to be returned to the borrowers by the lender and be returned to the mezzanine borrower by the mezzanine lender upon the earlier of (x) the occurrence of a Debt Yield Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the Project Midway Whole Loan or the Mezzanine Loan debt, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the lender’s allocation of the Trigger Prepayment Amount and (z) clause (A)(iv) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the Debt Yield Cure Collateral cannot be applied by the lender to satisfy any portion of the Project Midway Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the Debt Yield Trigger Event cure is achieved by delivery of the Debt Yield Cure Collateral to the lender and delivery of the Mezzanine Debt Yield Cure Collateral to the mezzanine lender, the
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Various – Various Various	Collateral Asset Summary – Loan No. 1 Project Midway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 41.1% 2.23x 14.9%
applicable Debt Yield Trigger Event will cease upon delivery of such Debt Yield Cure Collateral to the lender and such Mezzanine Debt Yield Cure Collateral to the mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the Project Midway Whole Loan during the continuance of a Project Midway Whole Loan event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Project Midway Whole Loan agreement or the other Project Midway Whole Loan documents relating to all or a material portion of the applicable individual Project Midway Portfolio Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Project Midway Whole Loan agreement or the other Project Midway Whole Loan documents.

Current Mezzanine or Secured Subordinate Indebtedness. The subordinate debt is evidenced by controlling note B-1 and non-controlling notes B-2 and B-3, totaling $235,000,000. The per annum interest rate of the Project Midway junior promissory notes is 6.97400%.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”) after the earlier of (i) 120 days from origination, which occurred on February 6, 2025, and (ii) securitization of the Project Midway Senior Loan, subject to the satisfaction of certain conditions precedent set forth in the Project Midway Whole Loan documents, including that no Project Midway Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (a) an aggregate loan-to-value ratio not greater than 59.3% and (b) a debt yield not less than 9.96%.

Release of Collateral. The borrowers may obtain the release of one or more individual Project Midway Portfolio Properties from the lien of the Project Midway Whole Loan upon satisfaction of the terms and conditions set forth in the Project Midway Whole Loan documents, which include but are not limited to: (i) the prepayment or defeasance of a release price equal to the lesser of (a) the outstanding principal balance of the Project Midway Whole Loan, together with, in the case of prepayment, all interest accrued and unpaid and (b) the applicable individual property release price as set forth in the Project Midway Mortgage Loan documents (the “Release Amount”), together with, if prior to the open prepayment date, the greater of a yield maintenance premium and 1.00% of the amount prepaid, and (ii) after giving effect to such release, the debt yield is greater than or equal to 9.96% (the “Release Debt Yield Test”), provided that in order to satisfy such Release Debt Yield Test, the borrowers may prepay the Project Midway Whole Loan in an amount that would satisfy the Release Debt Yield Test or deposit cash or a letter of credit with the lender in such amount; provided, further, that other than in connection with a release of the 500 Kendall Street mortgaged property, if the Release Debt Yield Test is not satisfied and such release is in connection with an arms-length transaction to a third-party purchaser who is not an affiliate of the borrowers, the borrowers may obtain the release of such Project Midway Portfolio Property upon the payment to the lender of an amount equal to the lesser of (x) 100% of the net sales proceeds and (y) the greater of (i) the Release Amount for such Project Midway Portfolio Property and (ii) an amount necessary to satisfy the Release Debt Yield Test. In no event may the 500 Kendall Street mortgaged property be released for less than its Release Amount as set forth in the Project Midway Whole Loan documents.

The Release Amount for each mortgaged property is a dollar amount equal to (i) 105% of the allocated loan amount for the Road to the Cure, MODA Sorrento and 500 Kendall mortgaged properties, (ii) 110% of the allocated loan amount for the 10240 Science Center Drive and 450 Kendall mortgaged properties, (iii) 115% of the allocated loan amount for the 500 Fairview Avenue mortgaged property, (iv) 120% of the allocated loan amount for the i3 mortgaged property and (v) 125% of the allocated loan amount for the Science Center at Oyster Point mortgaged property.

Ground Lease. The 500 Fairview Avenue mortgaged property is subject to a ground lease between the related borrower, as ground tenant, and Nelchina Point Limited Partnership, an Alaska limited partnership, as ground lessor. The ground lease has an expiration date of January 31, 2088 with two extension options of 20 years each remaining. The ground lease payment is subject to an annual adjustment equal to the greater of (i) 2% of the monthly rent or (ii) the lesser of (A) a consumer price index cost-of-living adjustment and (B) 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Office – CBD 401 East Las Olas Boulevard Fort Lauderdale, FL 33301	Collateral Asset Summary – Loan No. 2 Las Olas City Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 65.1% 1.78x 12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Office – CBD 401 East Las Olas Boulevard Fort Lauderdale, FL 33301	Collateral Asset Summary – Loan No. 2 Las Olas City Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 65.1% 1.78x 12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Office – CBD 401 East Las Olas Boulevard Fort Lauderdale, FL 33301	Collateral Asset Summary – Loan No. 2 Las Olas City Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 65.1% 1.78x 12.8%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Office – CBD
Borrower Sponsor(s):	Lone Star R.E. Management Co. VII, Ltd., LSREF VII REIT Holdings I, L.P., and LSREF7 REIT Holdings, L.P.	Collateral:	Fee
Borrower(s):	LSREF7 401 Propco, LLC and LSREF7 401 TRS, LLC	Location:	Fort Lauderdale, FL
Original Balance(1):	$70,000,000	Year Built / Renovated:	2003 / 2023
Cut-off Date Balance(1):	$70,000,000	Property Management:	Square2 Management LLC
% by Initial UPB:	7.5%	Size:	410,561 SF
Interest Rate:	6.65800%	Appraised Value / Per SF:	$222,700,000 / $542
Note Date:	February 13, 2025	Appraisal Date:	January 15, 2025
Original Term:	60 months	Occupancy:	94.6% (as of February 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(7):	$18,547,329
Interest Only Period:	60 months	Underwritten NCF:	$17,438,815
First Payment Date:	April 6, 2025
Maturity Date:	March 6, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(7):	$16,548,390 (TTM October 31, 2024)
Additional Debt Balance(1):	$75,000,000	2023 NOI:	$14,458,379
Call Protection(2):	L(11),YM1(14),DorYM1(28),O(7)	2022 NOI:	$13,321,712
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$13,872,570
Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$353
Taxes:	$1,208,740	$302,185	NAP	Maturity Date Loan / SF:	$353
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	65.1%
Replacement Reserves:	$0	$6,843	NAP	Maturity Date LTV:	65.1%
TI / LC(4):	$6,999,322	$85,534	NAP	UW NOI DY:	12.8%
Other Reserve(5):	$4,163,124	$0	NAP	UW NCF DSCR:	1.78x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$145,000,000	61.4%	Purchase Price	$221,000,000	93.5%
Borrower Sponsor Equity(6)	91,244,608	38.6	Reserves	12,371,186	5.2
			Closing Costs	2,873,422	1.2
Total Sources	$236,244,608	100.0%	Total Uses	$236,244,608	100.0%
(1)	The Las Olas City Centre Mortgage Loan (as defined below) is part of the Las Olas City Centre Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $145,000,000. The Financial Information in the chart above is based on the Las Olas City Centre Whole Loan. See “—The Loan” below.
(2)	The prepayment lockout period will be 11 payment dates beginning with and including the first payment date on April 6, 2025. In addition, on any business day from and after the prepayment lockout period, voluntary prepayment of the Las Olas City Centre Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in September 2029, a prepayment fee equal to the greater of (x) 1.00% (or 3.00% during an event of default) of the principal amount of the Las Olas City Centre Whole Loan being prepaid and (y) a yield maintenance premium. Defeasance of the Las Olas City Centre Whole Loan in full but not in part is permitted at any time after the earlier to occur of (i) February 13, 2028 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Defeasance Lockout Period”).The assumed Defeasance Lockout Period of 25 payments is based on the anticipated closing date of the Benchmark 2025-V14 securitization in April 2025. The actual Defeasance Lockout Period may be longer.
(3)	Please see “—Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	In addition to the $6,999,321.64 upfront deposit which is earmarked for tenants, the mortgage lender is also holding an additional $5,000,000 in the form of a letter of credit as part of this reserve for approved leasing expenses (including the buildout of speculative space intended for future leasing) capped at $110 per square foot.
(5)	The Other Reserve is comprised of $3,783,141 of free rent and approximately $379,982 of prepaid rent.
(6)	The seller of the mortgaged property credited the borrower with (i.e. reduced the purchase price of the mortgaged property by) approximately $11,162,446 for outstanding contractual leasing costs, free rent, and prepaid rent, and the borrower deposited a corresponding amount into related reserves as follows: (i) $6,999,321.64 into a reserve for outstanding tenant improvements and leasing commissions for the tenants Greenberg Traurig, P.A., Boies, Schiller & Flexner, LLC, The Coral Gables Trust Company, and BTI Partners, LLC, (ii) $3,783,141.46 into a reserve for free rent for the tenants Greenberg Traurig, P.A., The Coral Gables Trust Company, BTI Partners, LLC and Ubicquia, Inc., and (iii) $379,982.40 into a reserve for prepaid rent for the tenant Buchanan Ingersoll & Rooney, PC.
(7)	The increase in Underwritten NOI from Most Recent NOI is primarily due to (i) recent leasing in October 2024, (ii) contractual rent steps and (iii) future rent step credit for investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Office – CBD 401 East Las Olas Boulevard Fort Lauderdale, FL 33301	Collateral Asset Summary – Loan No. 2 Las Olas City Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 65.1% 1.78x 12.8%

The Loan. The second largest mortgage loan (the “Las Olas City Centre Mortgage Loan”) is part of a whole loan (the “Las Olas City Centre Whole Loan”) evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. The Las Olas City Centre Whole Loan is secured by the borrowers’ fee interests in Las Olas City Centre, a 410,561 square feet, office tower located in Fort Lauderdale, Florida (the “Las Olas City Centre Property”) The Las Olas City Centre Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000. The Las Olas City Centre Whole Loan was originated by German American Capital Corporation and JPMorgan Chase Bank, National Association (“JPMCB”).

The relationship between the holders of the Las Olas City Centre Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Las Olas City Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V14 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Las Olas City Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2025-V14	Yes
A-2-A(1)	$15,000,000	$15,000,000	DBR Investments Co. Limited	No
A-2-B(1)	$10,000,000	$10,000,000	DBR Investments Co. Limited	No
A-3	$20,000,000	$20,000,000	Benchmark 2025-V14	No
A-4(1)	$25,000,000	$25,000,000	JPMCB	No
A-5(1)	$25,000,000	$25,000,000	JPMCB	No
Total	$145,000,000	$145,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. Built in 2003 and renovated in 2023, the Las Olas City Centre Property is a 410,561 SF class A office tower located in Fort Lauderdale’s financial district that comprises a 2.4-acre city block and consists of 23 stories. The Las Olas City Centre Property is located in the epicenter of the Las Olas Financial District, with access to the central business district restaurant offerings. The Las Olas City Centre Property was recently renovated and since 2018, $7.8 million ($18.88 PSF) has been invested in the Las Olas City Centre Property with the majority of the capital used to renovate the lobby, common areas, and restrooms as well as to upgrade the HVAC system. There are 1,042 parking spaces which equates to approximately 2.5 spaces per 1,000 SF. The Las Olas City Centre Property is LEED Gold Certified, and includes a fitness center and conference room. According to the appraisal, the Las Olas City Centre Property is Energy Star-rated, a two-time winner in the Building of the Year Awards (TOBY) from the Building Owners and Managers Association (BOMA), and a recipient of other numerous awards for its management, craftsmanship, finishes and quality architecture.

The Las Olas City Centre Property is 94.6% leased as of February 1, 2025 to a diverse rent roll with anchor tenants including Bank of America (68,368 SF, M: A1 / F: AA- / S&P: A-, 15.3% of base rent, expiring May 2033), Greenberg Traurig (48,790 SF, AM Law #14, 11.8% of base rent, expiring Jan 2041) and Boies, Schiller & Flexner (25,848 SF, AM Law #150, 7.2% of base rent, expiring June 2032). The Las Olas City Centre Property has maintained 94.0% average historical occupancy since initial stabilization in 2006, and credit tenants, AM Law 200 law firms, or otherwise nationally recognized tenants represent 75.0% of gross rent. Furthermore, 66.0% of the tenancy is original and 77.0% has either extended, expanded, or moved in since 2020. The Las Olas City Centre Property maintains a weighted average remaining lease term of approximately 6.9 years.

Major Tenants. The three largest tenants by underwritten base rent at the Las Olas City Centre Property are Bank of America, Greenberg Traurig and Boies, Schiller & Flexner.

Bank of America (68,368 square feet; 16.7% of NRA; 15.3% of underwritten base rent). Representing the second largest banking institution in the United States and in the world by market capitalization, Bank of America (“BoA”) is an American multinational investment bank and financial services holding company. BoA offers a comprehensive range of banking, investment, and asset management services to individuals and corporations, providing checking accounts, loans, credit cards, wealth management services, and investment banking services across the United States and multiple international markets. BoA has been at the Las Olas City Centre Property since development in 2003 and occupies office space on floors 21, 18, and 9, as well as ground floor retail space in suite R-110. Holding signage rights on the top-floors, BoA also holds a continuous right of first offer to lease on any space on a multi-tenant floor at fair market value with 15 days’ notice. BoA currently has a lease expiration date of May 2033, but has one remaining 5-year below market renewal option, which would bring its fully extended lease expiration date to May 2038. BoA has a one-time contraction option for the entire 18th floor after September 30, 2028.

Greenberg Traurig (48,790 square feet; 11.9% of NRA; 11.8% of underwritten base rent). Greenberg Traurig was founded in 1967 by Mel Greenberg, Larry J. Hoffman, and Robert Traurig who were looking to establish a New York style law firm in South Florida. Today,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Office – CBD 401 East Las Olas Boulevard Fort Lauderdale, FL 33301	Collateral Asset Summary – Loan No. 2 Las Olas City Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 65.1% 1.78x 12.8%

Greenberg Traurig has over 2,750 attorneys spanning 49 offices in 15 countries across multiple continents. Greenberg Traurig is known for its multidisciplinary approach to legal services, providing clients with a wide range of expertise in areas including corporate law, real estate, litigation, and tax law. Greenberg Traurig ranked 14th in the AM Law 200 List. Greenberg Traurig recently extended its lease through Jan 2041 and will receive 16 months of free rent in connection with the renewal. Greenberg Traurig leases floors 19-20 and holds two 5-year fair market renewal options as well as a one-time right of first offer to lease any available space on the next highest available floor below the 19th floor. Greenberg Traurig has no termination options but has a one-time right to reduce the size of Suite 1900 by 2,500 to 4,000 rentable square feet. Such option must be exercised on or before May 22, 2025.

Boies, Schiller & Flexner (25,848 square feet; 6.3% of NRA; 7.2% of underwritten base rent). Boies, Schiller & Flexner is a New York City-based law firm that specializes in trial advocacy, crisis management, and strategic advice. David Boies and Jonathan D. Schiller founded the firm in 1997, with Donald L. Flexner joining in 1999. Boies, Schiller & Flexner has over 150 attorneys and 13 offices located in the United States, United Kingdom, and Italy. The firm ranked 150th in The American Lawyer's 2024 Am Law 200 list. Boies, Schiller & Flexner specializes in litigation, antitrust, class action, corporate, employment, and white-collar defense. Boies, Schiller & Flexner recently executed a renewal for suites 1200, 1260 & 1280 (19,774 SF) along with an expansion into suites 1250 & 1710 (6,074 SF). The tenant holds a continuous right of first offer to lease for available space on the 12th floor at fair market value (such right expiring June 2029). Boies, Schiller & Flexner has the one-time option to terminate its lease with respect its entire lease premises as of December 31, 2030 with oral or written 12-months’ notice and payment of a termination fee.

The following table presents certain information relating to the top ten tenants based on the underwritten base rent at the Las Olas City Centre Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Option
Top Tenants
Bank of America	A1/A-/AA-	68,368	16.7%	$2,483,685	$36.33	15.3%	5/31/2033	N	1 x 5 yr
Greenberg Traurig(3)	NR/NR/NR	48,790	11.9%	$1,907,201	$39.09	11.8%	1/31/2041	N	2 x 5 yr
Boies, Schiller & Flexner	NR/NR/NR	25,848	6.3%	$1,172,649	$45.37	7.2%	6/30/2032	Y(4)	N
Carr Workplaces(5)	NR/NR/NR	24,395	5.9%	$1,104,013	$45.26	6.8%	11/30/2028	N	1 x 5 yr
Motorola Solutions	Baa2/BBB/BBB	24,515	6.0%	$1,064,368	$43.42	6.6%	3/31/2027	N	2 x 5 yr
GrayRobinson	NR/NR/NR	24,395	5.9%	$1,029,713	$42.21	6.4%	4/30/2031	N	2 x 5 yr
UBS Financial	A3/A-/A	20,607	5.0%	$846,948	$41.10	5.2%	10/31/2026	N	2 x 5 yr
Ubicquia(6)	NR/NR/NR	15,921	3.9%	$670,539	$42.12	4.1%	10/31/2028	N	2 x 5 yr
WLD Enterprises	NR/NR/NR	13,559	3.3%	$611,375	$45.09	3.8%	6/30/2028	N	1 x 5 yr
CBRE	NR/BBB+/NR	12,993	3.2%	$564,936	$43.48	3.5%	8/31/2029	Y(7)	2 x 5 yr
Subtotal/Wtd. Average		279,391	68.1%	$11,455,427	$41.00	70.7%
Other Tenants		109,026	26.6%	$4,736,973	$43.45	29.3%
Occupied Collateral Total		388,417	94.6%	$16,192,399	$41.69	100.0%
Vacant Space		22,144	5.4%
Collateral Total		410,561	100.0%

(1)	Based on the underwritten rent roll dated as of February 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Greenberg Traurig has two five-year renewal options at fair market value with 12 months’ notice for the first and 18-months’ notice for the second. The tenant has a one-time right to reduce the size of Suite 1900 by 2,500 to 4,000 rentable square feet. Such option must be exercised on or before May 22, 2025.
(4)	Boies, Schiller & Flexner has the one-time option to terminate its lease with respect its entire lease premises as of December 31, 2030 upon 12-months’ oral or written notice and payment of a termination fee.
(5)	Carr Workplaces is currently on a reduced rent payment plan. The tenant has been in occupancy since 2003 but has been negatively impacted by other co-working spaces in the market. Carr Workplaces’ U/W Base Rent represents the average recent rent payments submitted under the payment plan and is an absolute gross figure. According to the borrower sponsor, Carr Workplaces is paying what they can when they can and is behind the payment plan. Under the second amendment to its lease, Carr Workplaces’ NNN base rent is $1,141,228.32 or $46.78 PSF.
(6)	Ubicquia has two five-year renewal options at fair market value with no earlier than 15 months’ notice and no less than 12 months’ notice on either renewal.
(7)	CBRE has the right to terminate its lease effective on February 28, 2027 with a 12-month notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Office – CBD 401 East Las Olas Boulevard Fort Lauderdale, FL 33301	Collateral Asset Summary – Loan No. 2 Las Olas City Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 65.1% 1.78x 12.8%

The following table presents certain information relating to the lease rollover schedule at the Las Olas City Centre Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owner GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	4,766	1.2%	1.2%	$203,842	1.3%	$42.77	1
2026	33,536	8.2%	9.3%	$1,381,681	8.5%	$41.20	3
2027	37,662	9.2%	18.5%	$1,618,426	10.0%	$42.97	3
2028	71,203	17.3%	35.8%	$3,224,533	19.9%	$45.29	8
2029	21,587	5.3%	41.1%	$916,001	5.7%	$42.43	2
2030	9,812	2.4%	43.5%	$519,256	3.2%	$52.92	3
2031	24,395	5.9%	49.4%	$1,029,713	6.4%	$42.21	1
2032	43,024	10.5%	59.9%	$2,007,350	12.4%	$46.66	4
2033	70,786	17.2%	77.2%	$2,620,752	16.2%	$37.02	2
2034	15,414	3.8%	80.9%	$763,645	4.7%	$49.54	4
2035	0	0.0%	80.9%	$0	0.0%	$0.00	0
2036 & Thereafter(3)	56,232	13.7%	94.6%	$1,907,201	11.8%	$33.92	5
Vacant	22,144	5.4%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	410,561	100.0%		$16,192,399	100.0%	$41.69	36
(1)	Based on the underwritten rent roll dated as of February 1, 2025.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.
(3)	Inclusive of the management office, fitness center, engineering office and conference center.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Las Olas City Centre Property:

	Cash Flow Analysis
	2020	2021	2022	2023	TTM 10/31/2024	U/W(1)	U/W Per SF
Base Rent	$12,585,092	$12,352,161	$12,721,326	$12,868,326	$14,919,926	$16,192,399	$39.44
Rent Step	$0	$0	$0	$0	$0	1,215,598	$2.96
IG Rent Step Credit	$0	$0	$0	$0	$0	207,892	$0.51
Value of Vacant Space	$0	$0	$0	$0	$0	1,185,352	$2.89
Gross Potential Income	$12,585,092	$12,352,161	$12,721,326	$12,868,326	$14,919,926	$18,801,241	$45.79
Reimbursements	$6,805,759	$6,922,967	$7,258,717	$7,771,304	$7,879,935	$7,587,948	$18.48
Other Income(2)	$1,797,183	$1,746,157	$1,144,966	$1,968,870	$2,354,216	$1,867,472	$4.55
Net Rental Income	$21,188,034	$21,021,285	$21,125,009	$22,608,500	$25,154,076	$28,256,661	$68.82
(Vacancy/Abatements/Bad Debt)(3)	($616,877)	$0	$0	$0	($468,753)	($1,412,833)	($3.44)
Effective Gross Income	$20,571,157	21,021,285	$21,125,009	$22,608,500	$24,685,323	$26,843,828	$65.38
Real Estate Taxes	$3,712,692	$3,705,666	$3,883,584	3,757,419	$3,602,335	$3,520,602	$8.58
Insurance	$233,962	$301,971	$350,502	$596,058	$562,314	$807,172	$1.97
Management Fee	$301,349	$268,897	$288,855	$356,596	$380,981	$536,877	$1.31
Other Operating Expenses	$2,711,437	$2,872,181	$3,280,356	$3,440,048	$3,591,303	$3,431,848	$8.36
Total Expenses	$6,959,440	$7,148,715	$7,803,297	$8,150,121	$8,136,933	$8,296,499	$20.21
Net Operating Income	$13,611,717	$13,872,570	$13,321,712	$14,458,379	$16,548,390	$18,547,329(4)	$45.18
Capital Expenditures	$0	$0	$0	$0	$0	$82,112	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,026,403	$2.50
Net Cash Flow	$13,611,717	$13,872,570	$13,321,712	$14,458,379	$16,548,390	$17,438,815	$42.48

Occupancy	90.5%	88.5%	84.2%	90.0%	94.6%	95.0%
NCF DSCR(5)	1.39x	1.42x	1.36x	1.48x	1.69x	1.78x
NOI Debt Yield(5)	9.4%	9.6%	9.2%	10.0%	11.4%	12.8%
(1)	Based on the underwritten rent roll dated February 1, 2025.
(2)	Other Income is based on the borrower sponsor’s budget and includes income from parking, telecom and other miscellaneous income.
(3)	Vacancy/Abatements/Bad Debt reflects bad debt for historical periods and vacancy for U/W.
(4)	The increase in UW Net Operating Income from TTM 10/31/2024 NOI is primarily due to (i) recent leasing in October 2024, (ii) contractual rent steps and (iii) future rent step credit for investment grade tenants.
(5)	Debt service coverage ratios and debt yields are based on the Las Olas City Centre Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Office – CBD 401 East Las Olas Boulevard Fort Lauderdale, FL 33301	Collateral Asset Summary – Loan No. 2 Las Olas City Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 65.1% 1.78x 12.8%

Appraisal. According to the appraisal, the Las Olas City Centre Property had an “as-is” appraised value of $222,700,000 as of January 15, 2025. The table below shows the appraisal’s “as-is” conclusions.

	Las Olas City Centre Appraised Value
Property	Appraised Value(1)	Capitalization Rate(2)
Las Olas City Centre	$222,700,000	7.25%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental Matters. According to the Phase I environmental site assessment dated November 21, 2024, there was no evidence of any recognized environmental conditions at the Las Olas City Centre Property.

The Market. The Las Olas City Centre Property is located in the Downtown Fort Lauderdale submarket of Fort Lauderdale, Florida. Downtown Fort Lauderdale is Broward County's central business district and is undergoing increased development activity. Developers have increased the area's apartment stock by 80% over the past decade and are on course to increase it by a further 10% over the next few years. The Brightline, a service that connects South Florida's three business districts via a fast-train service, has made Downtown Fort Lauderdale more accessible. In 2024, the median household income within a one-, three- and five-mile radius was $109,162, $82,936 and $72,577, respectively. In 2024, the population within the same radii was 32,716, 143,671 and 296,334, respectively.

According to a third party market report, the Las Olas City Centre submarket's central South Florida location, its access to a deep talent pool, and recent infrastructure upgrades are some of the area's primary tenant draws. Many financial and business services companies and technology firms occupy space in this area. The submarket vacancy for all properties in the submarket was 11.3% as of October 2024. According to a third party market report, South Florida has recorded 28.8% rent growth over the last five years which ranks 1st nationally. Based on market rents identified by the appraiser, contract rents at the Las Olas City Centre Property are 18.0% below market, providing a mark-to-market opportunity as tenants roll.

According to a third party market report, while office rent growth across the U.S. has decelerated and has not reached pre-pandemic levels, rent growth in Fort Lauderdale has recently surged above last year’s levels. Annual rent gains in Downtown Fort Lauderdale have remained positive at 2.8%, slightly above broader Fort Lauderdale market gains. Still, this marks a slowdown from peak rent growth of over 8% in the second quarter of 2022 and falls below the five-year historical average of 3.5%.

The table below presents certain information relating to office leases comparable to the Las Olas City Centre Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Year Built/Renovated	Total NRA	Occupancy	Tenant	Rent PSF	Lease Date	Lease Term (Mos.)
Las Olas City Centre	2003 / 2023	410,561(2)	94.6%(2)	Bank of America(2)	$36.33(2)	Various(2)	Various(2)
One Financial Plaza	1972 / 2018	275,618	94.0%	Xplore Group, LLC	$35.02	Aug-23	25
Broward Financial Center	1985 / 2024	325,486	76.0%	Direct Deals Corp	$35.00	Dec-23	63
200 East Broward	1992 / 2002	235,110	76.0%	Asking Rent	$45.00	Jan-25	0
The Main Las Olas	2020 / NAP	387,402	100.0%	Bankers Healthcare	$46.00	Dec-22	60
Las Olas Square	1991 / NAP	278,635	93.0%	Vacant	$55.00	Jan-25	0
Weighted Average			88.6%(3)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of February 1, 2025.
(3)	Weighted Average excludes the Las Olas City Centre Property.

The Borrowers and the Borrower Sponsors. The borrowers are LSREF7 401 Propco, LLC and LSREF7 401 TRS, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Las Olas City Centre Whole Loan.

The borrower sponsors are Lone Star R.E. Management Co. VII, Ltd., LSREF VII REIT Holdings I, L.P., and LSREF7 REIT Holdings, L.P. and the non-recourse carveout guarantor is Lone Star Real Estate Fund VII, L.P., which is a subsidiary of Lone Star Funds (“Lone Star”). Lone Star is a leading private equity firm advising funds that invest globally in real estate, corporate equity, credit, and other financial assets. Since the establishment of its first fund in 1995, Lone Star has organized 25 funds with aggregate capital commitments totaling approximately $95 billion. The Lone Star funds are structured as closed-end, private equity limited partnerships, the limited partners of which include corporate and public pension funds, sovereign wealth funds, university endowments, foundations, funds of funds, and high-net-worth individuals. Lone Star has raised seven real estate funds with a total of approximately $33.8 billion invested.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Office – CBD 401 East Las Olas Boulevard Fort Lauderdale, FL 33301	Collateral Asset Summary – Loan No. 2 Las Olas City Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 65.1% 1.78x 12.8%

Property Management. The Las Olas City Centre Property is currently managed by Square2 Management LLC, an affiliate of the borrowers.

Initial and Ongoing Reserves. On the origination date, the borrowers were required to reserve approximately $6,999,322 into a reserve for outstanding tenant improvements and leasing commissions. Included in this reserve is an additional $5,000,000 letter of credit delivered as collateral for the Las Olas City Centre Whole Loan, $3,783,141 for free rent, $1,208,740 for real estate taxes and $379,982 for prepaid rent. See also “—Holdback Escrow Funds” below.

Tax Escrows – On a monthly, basis the borrowers are required to deposit into a real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $302,185 monthly).

Insurance Escrows – On a monthly basis, unless the Las Olas City Centre Property is insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. As of the origination date of the Las Olas City Centre Whole Loan, a blanket insurance policy was in place.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $6,843 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrowers are required to escrow approximately $85,534 for ongoing rollover reserves.

Letter of Credit - At origination, the borrower sponsors provided a letter of credit (the “LoC”) in the amount of $5,000,000 to be used for (i) general TI/LCs and (ii) spec suite buildout costs up to $110 PSF. The LoC is not an evergreen letter of credit and can only be reduced based on the capital spent on TI/LCs and spec suite buildout costs not more than once every three months. The LoC has an initial maturity date of February 12, 2026 and can only be extended until April 2, 2026. The lender will have the right to draw on the LoC if the lender has not received a notice from the issuing bank that it has renewed the LoC at least 60 days prior to the date on which such LoC is scheduled to expire and the borrowers have not, at least 60 days prior to the date on which the outstanding LoC is scheduled to expire, either (x) delivered to the lender a substitute LoC in the amount of the applicable LoC as of such date, or (y) delivered to the lender cash in the required amount of the applicable LoC as of such date, to be deposited by the lender into the applicable escrow or reserve or otherwise applied in accordance with the Las Olas City Centre Whole Loan documents. In no event will any approved leasing expenses be paid from a draw under the LoC. Provided no event of default is continuing, the lender will, upon the borrower’s written request and at the borrower’s cost and expense, execute such amendments or certificates as may be reasonably required by the issuer of the LoC to reduce the stated amount of the LoC on a dollar for dollar basis by any approved leasing expense performed in accordance with the Las Olas City Centre Whole Loan documents (and not paid for with rollover funds); provided that (x) the borrower provides evidence reasonably satisfactory to the lender that the borrowers have paid for such approved leasing expenses from their own equity, (y) the borrowers deliver to the lender an officer’s certificate and (z) any request for a reduction must be made not more than once every three months.

Holdback Escrow Funds – The borrowers were required to deposit $1,500,000 (the “Holdback Funds”) with the title company at origination, which will be held in escrow in connection with the Action Black Lease Condition (defined below) under the purchase and sale agreement until the date that is 30 days after the closing date of the Las Olas City Centre Whole Loan. If the Action Black Lease Condition is satisfied, the seller will be entitled to the Holdback Funds less the amount of any expenses related to the Action Black Lease, which will belong to borrowers. If the Action Black Lease Condition is not satisfied, then the borrowers will be entitled to all Holdback Funds and will be required to deposit the Holdback Funds into the TI/LC reserve.

The “Action Black Lease Condition” means a lease that is executed by the seller, as landlord (if executed at or prior to the purchase and sales agreement closing) or the borrowers, as landlord (if executed after the date of the purchase and sales agreement closing) and Action Black, as tenant, demising the space located at Suite 230, for a term of 10 years. Minimum rent would be equal to $52.00 per square foot; maximum tenant improvement allowance is $50 per square foot ($374,050 total); and maximum leasing commission is $267,575.

Lockbox / Cash Management. The Las Olas City Centre Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account every two business days. So long as no Trigger Period (as defined below) is continuing, the borrowers will have access to the funds deposited into the lockbox account. During the continuance of a Trigger Period, transfers to borrower’s operating account will cease and such sums on deposit in the lockbox account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the Las Olas City Centre Whole Loan documents.

A “Trigger Period” means the period commencing upon (i) the occurrence of an event of default under the Las Olas City Centre Whole Loan documents, (ii) the debt service coverage ratio being less than 1.30x for two consecutive calendar quarters (a “Low DSCR Period”), (iii) if the manager is an affiliate of borrower or guarantor and is adjudicated a bankrupt or insolvent or (iv) the commencement of a Lease Sweep Period (as defined below). A Trigger Period will end with respect to (a) clause (i), if the cure of the event of default has been

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Office – CBD 401 East Las Olas Boulevard Fort Lauderdale, FL 33301	Collateral Asset Summary – Loan No. 2 Las Olas City Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 65.1% 1.78x 12.8%

accepted by the lender, (b) clause (ii), if the debt service coverage ratio is greater than or equal to 1.30x for two consecutive calendar quarters or the borrowers have delivered cash or a letter of credit in an amount necessary to cause the debt service coverage ratio to equal or exceed the debt service coverage ratio required to effect a cure of a Low DSCR Period, (c) clause (iii), if the manager is replaced within 60 days with a non-affiliated manager approved by the lender, or (d) clause (iv) the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first monthly payment date following (or in the case of clause (a)(i) below, the monthly payment date preceding) the occurrence of (a) Lease Sweep Lease (defined below), the earlier to occur of (i) the date that is 9 months prior to the earliest stated expiration of a Lease Sweep Lease (unless the Sweep Tenant (as defined below) under such Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep space) and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated Approved Lease Sweep Space Leasing Expenses (as defined below), free rent periods and/or rent abatement periods  in connection with such renewal or extension) and (ii) the date required under a Lease Sweep Lease that the Sweep Tenant is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised after any applicable notice); (b) the date a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated or the receipt by the borrowers of notice from any Sweep Tenant or its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof); provided, however, that Bank of America tenant has an upcoming early termination option on an approximately 11,000 square foot portion of the Bank of America lease space and that the exercise of such option will not trigger a Lease Sweep Period; (c) the date that (i) any Sweep Tenant discontinues its business (i.e., “goes dark”) in a majority of its space at the Las Olas City Centre Property and (ii) such Sweep Tenant (or its parent entity) does not have a credit rating of at least “BBB-“ or equivalent by any of the rating agencies; (d) upon a monetary default or a material non-monetary default under a Lease Sweep Lease by the Sweep Tenant that continues beyond any applicable notice and cure period; or (e) the occurrence of a bankruptcy proceeding of a Sweep Tenant under a Lease Sweep Lease.

A Lease Sweep Period will be deemed cured upon the first to occur of (i) in the case of clauses (a), (b) and (c) above, 75% of the space demised under the Lease Sweep space has been re-tenanted (i.e., a “Qualified Lease” (as defined in the Las Olas City Centre Whole Loan documents) has been signed, the rent commencement date has been determined, all contingencies have been removed, any outstanding leasing costs have been reserved with the lender and the applicable Sweep Tenant is paying full, unabated rent or the amount of any gap rent or free rent has been reserved with the lender) pursuant to one or more “qualified leases,” as defined in the Las Olas City Centre Whole Loan documents, and in the lender’s reasonable judgment, sufficient funds have been accumulated (or deposited by the borrowers in the lease sweep account) to cover all Approved Lease Sweep Space Leasing Expenses (as defined below) and free and/or abated rent in connection therewith and any debt service, required payments under the Las Olas City Centre Whole Loan documents and operating shortfalls relating to the delay in the commencement of full rent payments has been deposited, whether in due course or by the borrowers making a separate deposit or deposits into the lease sweep reserve account, (ii) in the event of clause (a) above, the date on which such Sweep Tenant irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Lease space, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all Approved Lease Sweep Space Leasing Expenses and free rent periods and/or rent abatement periods in connection with such renewal or extension, (iii) in the case of clause (d) above the date the default has been cured and no other default exists under the Lease Sweep Lease for a period of three consecutive months following such cure, or (iv) in the event of clause (e) above, the insolvency proceeding has terminated and the Lease Sweep Lease has been affirmed, assumed or assigned by the Sweep Tenant or the applicable Lease Sweep Lease has been assumed and assigned by the Sweep Tenant to a third party, each in a manner satisfactory to the lender.

“Lease Sweep Lease” means the Bank of America lease and any replacement lease that either individually or when taken together with any other lease with the same tenant that covers 50,000 or more rentable square feet in the aggregate.

“Sweep Tenant” means any tenant under a Lease Sweep Lease.

“Approved Lease Sweep Space Leasing Expenses” means actual out-of-pocket expenses to unaffiliated third-parties (except with respect to expenses to affiliates of the borrowers or guarantor to the extent such expenses have been expressly approved by the lender) incurred by the borrowers in leasing Lease Sweep space at the Las Olas City Centre Property pursuant to qualified leases, including brokerage commissions and costs of landlord’s work and tenant improvements allowances, which expenses (i) are (A) specifically approved by the lender in connection with approving the applicable lease, or (B) otherwise approved by the lender, which approval must not be unreasonably withheld, conditioned or delayed, and (ii) are substantiated by executed lease documents and brokerage agreements.

Current Mezzanine or Secured Subordinate Indebtedness None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Lifestyle Center
Borrower Sponsor(s):	Fairbourne Properties, LLC	Collateral:	Fee
Borrower(s):	FHR Main Retail Center, LLC	Location:	Redmond, WA
Original Balance(1):	$70,000,000	Year Built / Renovated:	1996, 1999, 2013 / NAP
Cut-off Date Balance(1):	$70,000,000	Property Management:	Fairbourne Properties, LLC
% by Initial UPB:	7.5%	Size:	389,431 SF
Interest Rate:	6.70000%	Appraised Value / Per SF:	$180,000,000 / $462
Note Date:	March 6, 2025	Appraisal Date:	January 22, 2025
Original Term:	60 months	Occupancy:	97.1% (as of February 7, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$12,850,287
Interest Only Period:	60 months	Underwritten NCF:	$12,247,459
First Payment Date:	April 6, 2025
Maturity Date:	March 6, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu	2024 NOI:	$12,087,496
Additional Debt Balance(1):	$51,500,000	2023 NOI:	$11,856,956
Call Protection(2):	L(25),D(28),O(7)	2022 NOI:	$10,154,248
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$9,085,832

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$312
Taxes:	$0	$81,900	NAP	Maturity Date Loan / SF:	$312
Insurance:	$31,904	$15,952	NAP	Cut-off Date LTV:	67.5%
Replacement Reserves:	$0	$4,960	$178,560	Maturity Date LTV:	67.5%
TI / LC:	$1,562,694	$44,785	$1,612,260	UW NOI DY:	10.6%
Other(4):	$15,275	$0	NAP	UW NCF DSCR:	1.48x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$121,500,000	100.0%	Loan Payoff	$96,437,598	79.4%
			Borrower Sponsor Equity	21,888,141	18.0
			Upfront Reserves	1,609,873	1.3
			Closing Costs	1,564,388	1.3
Total Sources	$121,500,000	100.0%	Total Uses	$121,500,000	100.0%
(1)	The Redmond Town Center Mortgage Loan (as defined below) is part of the Redmond Town Center Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $121,500,000. Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Redmond Town Center Whole Loan.
(2)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date in April 2025. Defeasance of the Redmond Town Center Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) March 6, 2028. The assumed defeasance lockout period of 25 payment dates is based on the expected Benchmark 2025-V14 securitization closing date in April 2025. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Other Initial Reserves is comprised of a $15,275 free rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

The Loan. The third largest mortgage loan (the “Redmond Town Center Mortgage Loan”) is part of a whole loan (the “Redmond Town Center Whole Loan”) secured by the borrower’s fee interest in a 389,431 square foot lifestyle center located in Redmond, Washington (the “Redmond Town Center Property”). The Redmond Town Center Whole Loan is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $121,500,000. The Redmond Town Center Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) and Wells Fargo Bank, N.A. (“WFBNA”). The Redmond Town Center Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis. The Redmond Town Center Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000.

The table below identifies the promissory notes that comprise the Redmond Town Center Whole Loan. The relationship between the holders of the Redmond Town Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Redmond Town Center Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2025-V14 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	Benchmark 2025-V14	Yes
A-2(1)	$21,125,000	$21,125,000	CREFI	No
A-3(1)	$30,375,000	$30,375,000	WFBNA	No
Whole Loan	$121,500,000	$121,500,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Redmond Town Center Property is a 389,431 square foot lifestyle center located in Redmond, Washington, a suburb of the Seattle-Tacoma-Bellevue metropolitan statistical area (the “Seattle MSA”). The Redmond Town Center Property was constructed between 1996 and 2013 and is comprised of nine one- and two-story buildings located on an approximately 19.9-acre site. The Redmond Town Center Property has 1,658 surface and garage parking spaces, resulting in a parking ratio of approximately 4.26 spaces per 1,000 square feet. The Redmond Town Center Property is part of a large development project within Redmond, Washington that includes the Seattle Marriott Redmond Hotel, the Residence Inn by Marriott Seattle East/Redmond, and the Archer Hotel, as well as a residential apartment complex and office buildings leased to Amazon, Microsoft, and AT&T. The Redmond Town Center Property is located near Interstate 405 and benefits from the East Link Light Rail, which connects Seattle and neighboring suburbs and was completed in 2024. The East Link Light Rail is in the process of completing an expansion with a stop located directly across from The Redmond Town Center Property which is expected to open on May 10, 2025. We cannot assure you whether the new stop will open as expected or at all.

As of February 7, 2025, the Redmond Town Center Property was 97.1% leased to a diverse tenant pool of 108 tenants, which includes a variety of retail, restaurant, medical office, office and cinema spaces. Office space at the Redmond Town Center Property represents 12.8% of the net rentable area and 16.0% of underwritten base rent. As of February 7, 2025, the office component was 100.0% leased to a mix of medical and traditional office tenants. The Redmond Town Center Property is subject to one ground lease, held by BJ's Restaurant & Brewhouse, which pays $272,250 per year. In addition, the rent roll at the Redmond Town Center Property is granular, with the largest tenant representing 10.0% of net rentable area, and no other tenant exceeding 4.0% of net rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are iPic Theaters, Allegro Pediatrics and Gene Juarez Salon & Spa.

iPic Theaters (38,858 square feet; 10.0% of net rentable area; 5.1% of underwritten base rent). iPic Theaters is a national chain of movie theatres with 13 locations across eight states. iPic Theaters has been a tenant at the Redmond Town Center Property since October 2008 and has a current lease term through September 2030 with two, five-year renewal options remaining and no termination options.

Allegro Pediatrics (10,996 square feet; 2.8% of net rentable area; 4.1% of underwritten base rent). Allegro Pediatrics is a pediatric care chain with eight locations in the Seattle metropolitan area. The location at the Redmond Town Center Property has 12 doctors who primarily deal with newborns, well care visits, sick or injured children, behavioral health, teens, and immunizations. Allegro Pediatrics has been at the Redmond Town Center Property since October 2018 and has a current lease term through September 2028 with two, five-year renewal options remaining and no termination options.

Gene Juarez Salon & Spa (9,568 square feet; 2.5% of net rentable area; 3.5% of underwritten base rent). Gene Juarez Salon & Spa is a full salon and spa that offers haircuts, hair extensions, waxing, facials, manicures and pedicures, among other options. Gene Juarez Salon & Spa has been a tenant at the Redmond Town Center Property since February 2009 and has a current lease term through May 2034 with one, five-year renewal option remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

The following table presents certain information relating to the largest tenants by underwritten base rent at the Redmond Town Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Sales PSF / Year(3)	U/W Occ. Costs	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
iPic Theaters	NR/NR/NR	38,858	10.0%	$641,157	$16.50	5.1%	$682,038.86(4)	13.4%	9/30/2030	N	2 x 5 yr
Allegro Pediatrics	B2/B/NR	10,996	2.8%	$511,314	$46.50	4.1%	NAV	NAV	9/30/2028	N	2 x 5 yr
Gene Juarez Salon & Spa	NR/NR/NR	9,568	2.5%	$434,115	$45.37	3.5%	$637.35	7.1%	5/31/2034	N	1 x 5 yr
Evergreen Health	NR/NR/NR	8,167	2.1%	$320,554	$39.25	2.6%	NAV	NAV	8/31/2032	N	2 x 5 yr
Brightmont Academy	NR/NR/NR	8,174	2.1%	$319,798	$39.12	2.5%	NAV	NAV	9/30/2025	N	1 x 5 yr
FCS Group	NR/NR/NR	8,518	2.2%	$312,273	$36.66	2.5%	NAV	NAV	4/30/2030	N	1 x 5 yr
Town Square Dentistry	NR/NR/NR	6,992	1.8%	$307,648	$44.00	2.4%	NAV	NAV	2/28/2034	N	2 x 5 yr
Guitar Center	Caa2/CCC/NR	15,393	4.0%	$299,240	$19.44	2.4%	NAV	NAV	5/31/2030	N	1 x 5 yr
Matts' Rotisserie & Oyster Lounge	NR/NR/NR	7,731	2.0%	$287,143	$37.14	2.3%	$612.63	6.1%	1/31/2031	N	2 x 5 yr
BJ's Restaurant & Brewhouse(5)	NR/NR/NR	1	0.0%	$272,250	$272,247.04	2.2%	$5,555,473.45	4.9%	5/31/2033	N	2 x 5 yr
Total Major Tenants		114,398	29.4%	3,705,491	$32.39	29.5%
Non- Major Tenants(6)		263,582	67.7%	$8,861,248	$33.62	70.5%
Total Occupied		377,980	97.1%	$12,566,739	$33.25	100.0%
Vacant		11,451	2.9%
Total		389,431	100.0%
(1)	Based on the underwritten rent roll dated February 7, 2025, inclusive of $352,285 of contractual rent steps through March 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF / Year represents the TTM November 2024 sales information as provided by the borrower.
(4)	Sales PSF for iPic Theaters represent per screen sales based on seven screens.
(5)	BJ’s Restaurant & Brewhouse leases its space pursuant to a ground lease.
(6)	Non-Major Tenants is inclusive of a management office that occupies 1,282 square feet for which no rent is attributable, as well as two tenants with license agreements that occupy 1 SF at the Redmond Town Center Property and account for $91,324 in U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

The following table presents certain information relating to the lease rollover schedule at the Redmond Town Center Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM(2)	33,785	8.7%	8.7%	$970,559	7.7%	$28.73	14
2026	27,326	7.0%	15.7%	$630,720	5.0%	$23.08	8
2027	24,873	6.4%	22.1%	$1,084,926	8.6%	$43.62	12
2028(3)	41,744	10.7%	32.8%	$1,804,390	14.4%	$43.23	17
2029(4)	34,640	8.9%	41.7%	$1,275,014	10.1%	$36.81	11
2030	97,226	25.0%	66.7%	$2,452,481	19.5%	$25.22	14
2031	27,957	7.2%	73.8%	$1,037,274	8.3%	$37.10	8
2032	23,888	6.1%	80.0%	$880,165	7.0%	$36.85	6
2033(5)	41,036	10.5%	90.5%	$1,370,242	10.9%	$33.39	10
2034	16,560	4.3%	94.8%	$741,762	5.9%	$44.79	2
2035	7,662	2.0%	96.7%	$227,881	1.8%	$29.74	3
2036 & Thereafter	0	0.0%	96.7%	$0	0.0%	$0.00	0
Other(6)	1,283	0.3%	97.1%	$91,324	0.7%	$71.18	3
Vacant	11,451	2.9%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	389,431	100.0%	100.0%	$12,566,739	100.0%	$33.25	108
(1)	Based on the underwritten rent roll dated February 7, 2025, inclusive of $352,285 of contractual rent steps through March 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	2025 includes a parking agreement with Amazon.com Parking for 0 square feet and for which $67,892 of U/W Base Rent is attributable, a parking agreement with EVgo Car Charging Station for which 0 square feet and no rent is attributable, and a month to month lease to Fuego for which 1,210 square feet and $55,000 of U/W Base Rent is attributable.
(3)	2028 includes an antenna lease to T-Mobile which accounts for 0 square feet of net rentable area and $39,946 in U/W Base Rent.
(4)	2029 includes an antenna lease to Verizon which accounts for 0 square feet of net rentable area and $53,686 in U/W Base Rent.
(5)	2033 includes a ground lease to BJ’s Restaurant and Brewhouse which accounts for 1 square foot of net rentable area and $272,250 in U/W Base Rent.
(6)	Other is inclusive of a management office that occupies 1,282 square feet for which no rent is attributable, as well as two tenants with license agreements that occupy 1 square foot at the Redmond Town Center Property and account for $91,324 in U/W Base Rent.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Redmond Town Center Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW(1)	UW PSF
Base Rent	$9,147,999	$9,961,051	$11,000,290	$11,468,412	$12,214,454	$31.36
Contractual Rent Steps(2)	$0	$0	$0	$0	$352,285	$0.90
Potential Income from Vacant Space	$0	$0	$0	$0	$483,914	$1.24
Reimbursements	$4,732,078	$4,930,200	$5,933,657	$5,937,524	$6,146,693	$15.78
Gross Potential Income	$13,880,077	$14,891,252	$16,933,947	$17,405,937	$19,197,346	$49.30
Economic Vacancy & Credit Loss	$0	$0	$0	$0	($959,867)	($2.46)
Percentage Rent	$101,850	$210,105	$185,641	$264,919	$264,919	$0.68
Parking	$14,167	$170,000	$170,000	$170,000	$170,000	$0.44
Other Income(3)	$41,243	$109,593	$121,809	$187,308	$187,308	$0.48
Effective Gross Income	$14,037,337	$15,380,949	$17,411,397	$18,028,164	$18,859,706	$48.43

Real Estate Taxes	$958,079	$928,300	$793,625	$895,841	$935,997	$2.40
Management Fee	$452,297	$491,357	$530,601	$533,165	$565,791	$1.45
Insurance	$101,739	$119,784	$155,457	$186,340	$182,309	$0.47
Other Expenses(4)	$3,439,390	$3,687,261	$4,074,757	$4,325,322	$4,325,322	$11.11
Total Operating Expenses	$4,951,505	$5,226,702	$5,554,441	$5,940,668	$6,009,419	$15.43

Net Operating Income	$9,085,832	$10,154,248	$11,856,956	$12,087,496	$12,850,287	$33.00
Replacement Reserves	$0	$0	$0	$0	$58,415	$0.15
TI/LC	$0	$0	$0	$0	$544,414	$1.40
Net Cash Flow	$9,085,832	$10,154,248	$11,856,956	$12,087,496	$12,247,459	$31.45

Occupancy (%)	90.8%	87.6%	92.6%	92.1%	95.0%(5)
NCF DSCR(6)	1.10x	1.23x	1.44x	1.46x	1.48x
NOI Debt Yield(6)	7.5%	8.4%	9.8%	9.9%	10.6%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated February 7, 2025.
(2)	Contractual Rent Steps are inclusive of inclusive of $352,285 of contractual rent steps through March 1, 2026.
(3)	Other Income includes late fees from tenants, storage income, and other miscellaneous revenues.
(4)	Other Expenses includes repairs and maintenance, advertising and marketing expenses, utilities, general and administrative expenses, and security related costs, which include payroll and employee benefits of center-employed security personnel, contracted security services, equipment, uniforms and attributable supplies.
(5)	Represents economic occupancy.
(6)	Based on the Redmond Town Center Whole Loan.

Appraisal. According to the appraisal, the Redmond Town Center Property had an “as-is” appraised value of $180,000,000 as of January 22, 2025, as shown in the table below.

Redmond Town Center Appraised Value(1)
Property	Value	Capitalization Rate
Redmond Town Center	$180,000,000	6.75%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated February 3, 2025, there was no evidence of any recognized environmental conditions at the Redmond Town Center Property.

The Market. The Redmond Town Center Property is located in Redmond, Washington, which is part of the Seattle MSA, approximately 10.0 miles from downtown Seattle. Major employers in the Seattle MSA include The Boeing Company, Joint Base Lewis-McChord, Microsoft Corporation, Amazon.com, and the University of Washington. The Redmond Town Center Property benefits from regional linkages, including Interstate 405, which converge in various locations within three miles from the Redmond Town Center Property. Access to the Redmond Town Center Property is also provided via bus service through King County Metro Transit, which has bus stops on Redmond Way and connecting street Bear Creek Parkway. The Redmond Town Center Property also benefits from the East Link Light Rail, which connects Seattle and neighboring suburbs and was completed in 2024. The East Link Light Rail is in the process of completing an expansion with a stop located directly across from The Redmond Town Center Property which is expected to open on May 10, 2025.

According to the appraisal, the Redmond Town Center Property is located within the Seattle/Puget Sound retail market, which, as of December 31, 2024, consisted of 182,426,223 square feet of retail space with a market vacancy of rate of 3.4% and average gross asking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

rent of $24.08 per square foot. According to the appraisal, the Redmond Town Center Property is located in the Redmond retail submarket, which, as of December 31, 2024, consisted of 3,013,378 square feet of retail space with a vacancy rate of 1.4% and an average gross asking rent per square foot of $35.86.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Redmond Town Center Property was 21,324, 107,707 and 260,339, respectively. The 2024 average household income within the same radii was $189,277, $216,004 and $217,851, respectively.

The following table presents information relating to comparable retail rentals for the Redmond Town Center Property:

Market Analysis – Retail Rentals(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term	Rent (PSF)
Redmond Town Center(2) 7525 166th Avenue Northeast Redmond, WA	-	Hobby Town	5,500	Sept-23	120 mos.	$22.73
Ground Floor Retail 7405 168th Avenue Northeast Redmond, WA	0.2 mi	Musashi's	2,032	Oct-24	60 mos.	$42.00
Bel Red Design Center 13500 Northeast Bel-Red Road Bellevue, WA	3.8 mi	AgencyOne	4,298	Jun-23	60 mos.	$35.00
Northup Center 12121 Northup Way Bellevue, WA	3.9 mi	Yoga Tenant	1,925	Mar-24	60 mos.	$32.00
Woodinville Plaza 14001-14235 NE Woodinville Duvall Road Woodinville, WA	5.9 mi	Club Pilates	1,519	Jan-23	60 mos.	$36.00
Heritage Square 710 Northwest Gilman Boulevard Issaquah, WA	9.4 mi	Restaurant Tenant	3,803	Mar-24	120 mos.	$47.00
Fairwood Square 14202 Southeast Petrovitsky Road Renton, WA	15.8 mi	The Red Tea Room	1,275	Mar-23	60 mos.	$23.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 7, 2025.

The Borrower and the Borrower Sponsor. The borrower is FHR Main Retail Center, LLC, a Delaware limited liability company and single purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redmond Town Center Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Fairbourne Properties, LLC (“Fairbourne Properties”). Founded in 2016, Fairbourne Properties is a full-service real estate investment and property management company focused on the acquisition, management and asset management of office, retail and mixed-use properties throughout the United States. Fairbourne Properties has total assets under management of approximately $1.8 billion consisting of 18 properties totaling approximately 7.7 million square feet.

Property Management. The Redmond Town Center Property is managed by Fairbourne Properties, the borrower sponsor and non-recourse carveout guarantor.

Initial and Ongoing Reserves. At origination of the Redmond Town Center Whole Loan, the borrower deposited approximately (i) $31,904 into an insurance reserve, (ii) $1,562,694 into a leasing reserve for tenant improvements and/or leasing commissions (the “Leasing Reserve Upfront Deposit Funds”) and (iii) $15,275 into a free rent reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $81,900).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $15,952).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Retail – Lifestyle Center 7525 166th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 3 Redmond Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.5% 1.48x 10.6%

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $4,960; provided that the borrower will not be required to make any such deposit to the extent it would cause the amount on deposit in such replacement reserve to exceed $178,560.

Leasing Reserve – The borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $44,785 for future tenant improvements and leasing commissions; provided that the borrower will not be required to make any such deposit to the extent it would cause the funds in such reserve (excluding any remaining balance of the Leasing Reserve Upfront Deposit Funds) to exceed $1,612,260.

Lockbox / Cash Management. The Redmond Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account and is thereafter required to promptly cause all revenue received by the borrower or the property manager, as applicable, to be deposited into such lender-controlled lockbox account within two business days of receipt thereof. The borrower was required to deliver a notice to all tenants at the Redmond Town Center Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Redmond Town Center Whole Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Redmond Town Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Redmond Town Center Whole Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Redmond Town Center Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x (provided, however, that no Trigger Period will be deemed to exist pursuant to clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default (or the waiver by the lender in its sole discretion of such event of default) and (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.25x for two consecutive calendar quarters.

“Collateral Cure Conditions” means (and will only be deemed satisfied for so long as) the borrower deposits funds into an account with the lender, in the form of cash or a letter of credit, which, in either case, will serve as additional collateral for the Redmond Town Center Whole Loan, in an amount equal to $2,065,000, and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period, on each one-year anniversary of the date that the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in an amount equal to $2,065,000 or to increase the amount of the letter of credit by an amount equal to $2,065,000, as applicable.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Office – Suburban 200 Elm Street and 695 East Main Street Stamford, CT 06901	Collateral Asset Summary – Loan No. 4 The Link	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 59.9% 1.73x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Office – Suburban 200 Elm Street and 695 East Main Street Stamford, CT 06901	Collateral Asset Summary – Loan No. 4 The Link	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 59.9% 1.73x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Office – Suburban 200 Elm Street and 695 East Main Street Stamford, CT 06901	Collateral Asset Summary – Loan No. 4 The Link	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 59.9% 1.73x 13.8%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – Suburban
Borrower Sponsor(s):	Paul Wasserman, Nathan Wasserman and Shaya Laban A/K/A Shiya Labin	Collateral:	Leasehold
Borrower(s):	200 Elm Partners BH LLC	Location:	Stamford, CT
Original Balance(1):	$70,000,000	Year Built / Renovated:	1984 / 2023
Cut-off Date Balance(1):	$70,000,000	Property Management:	AM Property Holding II Corp.
% by Initial UPB:	7.5%	Size:	558,040 SF
Interest Rate:	7.37900%	Appraised Value / Per SF:	$191,900,000 / $344
Note Date:	February 26, 2025	Appraisal Date:	December 23, 2024
Original Term:	60 months	Occupancy:	92.0% (as of January 13, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	91.5%
Original Amortization:	NAP	Underwritten NOI(5):	$15,821,208
Interest Only Period:	60 months	Underwritten NCF:	$14,872,540
First Payment Date:	April 6, 2025
Maturity Date:	March 6, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu	2024 NOI(5):	$12,802,355
Additional Debt Balance(1):	$45,000,000	2023 NOI:	$14,975,245
Call Protection(2):	L(25),D(30),O(5)	2022 NOI:	$13,093,227
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$15,737,201
Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$206
Taxes:	$804,612	$268,204	NAP	Maturity Date Loan / SF:	$206
Insurance:	$83,723	$20,931	NAP	Cut-off Date LTV:	59.9%
Replacement Reserves:	$0	$9,301	$223,224	Maturity Date LTV:	59.9%
TI / LC:	$0	$69,755	$1,674,120	UW NOI DY:	13.8%
Other Reserves(4):	$25,030,108	$0	NAP	UW NCF DSCR:	1.73x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$115,000,000	85.8%	Loan Payoff	$104,674,750	78.1%
Other Sources(6)	17,500,000	13.1	Reserves	25,918,443	19.3
Borrower Sponsor Equity	1,491,518	1.1	Closing Costs(7)	3,398,325	2.5
Total Sources	$133,991,518	100.0%	Total Uses	$133,991,518	100.0%
(1)	The Link Mortgage Loan (as defined below) is part of The Link Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $115,000,000. The Financial Information in the chart above is based on The Link Whole Loan. See “—The Loan” below.
(2)	Defeasance of The Link Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of The Link Whole Loan to be securitized and (b) February 26, 2028. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in April 2025. The actual lockout period may be longer.
(3)	Please see “—Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Other Reserves are comprised of the following: upfront Indeed lease reserve ($12,995,460), upfront rent concession reserve ($6,695,378), upfront rollover reserve for approved leasing expenses ($4,569,893) and upfront ground rent reserve ($769,377).
(5)	The increase in Underwritten NOI from 2024 NOI is primarily due to the newly signed lease for Indeed.
(6)	The borrower sponsors obtained a preferred equity investment at origination in the amount of $17,500,000 with an interest rate of 18%. See “—Current Mezzanine or Secured Subordinate Indebtedness”.
(7)	Includes a rate buydown fee of $1,000,000.

The Loan. The fourth largest mortgage loan (the “The Link Mortgage Loan”) is part of a whole loan (“The Link Whole Loan”) evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $115,000,000. The Link Whole Loan is secured by the borrower’s leasehold interests in The Link Property, a 558,040 SF, 6-story high-rise Class A office campus located in Stamford, Connecticut (the “The Link Property”). The Link Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000. The Link Whole Loan was originated by DBR Investments Co. Limited (“DBRI”).

The relationship between the holders of The Link Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Link Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V14 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Office – Suburban 200 Elm Street and 695 East Main Street Stamford, CT 06901	Collateral Asset Summary – Loan No. 4 The Link	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 59.9% 1.73x 13.8%

The table below identifies the promissory notes that comprise The Link Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2025-V14	Yes
A-2-1(1)	$15,000,000	$15,000,000	DBRI	No
A-2-2	$10,000,000	$10,000,000	BMO 2025-5C9(2)	No
A-3	$20,000,000	$20,000,000	Benchmark 2025-V14	No
A-4(1)	$20,000,000	$20,000,000	DBRI	No
Total	$115,000,000	$115,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The BMO 2025-5C9 transaction is expected to close on March 31, 2025.

The Property. The Link Property is a 558,040 SF, 6-story high-rise Class A office campus, comprised of two buildings, located at 200 Elm Street and 695 East Main Street in Stamford, Fairfield County, Connecticut. The Link Property is situated on a 6.55-acre site. The Link Property was built in 1984 and most recently renovated in 2023. The Link Property amenities include outdoor area and courtyard, an approximately 20,000 SF smart cafeteria with skylit atrium, 100-seat conference room, full fitness center, shuttle service, a spa with daily yoga, barre, and spin classes, and 17 passenger elevators. The Link Property has additional greenspace at the center of the campus, which includes a central green with dining terraces complemented by collaboration spaces, eco trails, a putting green, and a fire pit patio. The Link Property includes a 4-story underground parking garage offering 1,460 parking spaces (approximately 2.6 spaces per 1,000 SF) and electric vehicle chargers.

The Link Property is situated directly adjacent to Interstate-95. I-95 is the primary highway of coastal New England, providing direct access to surrounding suburbs, New Haven, and New York City. The Link Property is less than a 45-minute drive or train ride away from New York City via northbound I-95 at Exit 8 and is less than a 20-minute drive from the Westchester County Airport (HPN). Furthermore, The Link Property is a 10-minute walk away from the Stamford Station, which provides additional options for commuters. The Link Property offers walkable access to Downtown Stamford’s residential landscape (7,000+ new apartments across Downtown Stamford and Harbor Point delivered since 2014) and attractive amenity base.

In 2016, the prior owner completed an approximately $50 million comprehensive renovation, which included extensive base work, a fully renovated lobby, extensive upgrades to the building’s HVAC systems, restroom and corridors, elevator modernization, a cafeteria, a fitness center, and renovations to the curtain wall and roof. In 2021, the borrower sponsor completed the additional greenspace at the center of the campus, which features a central green with dining terraces complemented by collaboration spaces, eco trails, a putting green, and a fire pit patio. According to the borrower sponsor, there are plans to contribute an additional $3 million of capital improvements towards The Link Property. Included in the planned capital improvements is: lobby/rotunda updates (approximately $2 million), and rotunda AV upgrades, game room, vegetable garden, walking trail, and implementation of 9 dual electric vehicle chargers (approximately $1 million).

The Link Property is 92.0% leased by 8 tenants as of January 13, 2025. The Link Property’s tenancy includes 4 investment grade tenants accounting for 59.4% of the NRA. The investment grade tenants are Indeed (M/S/F: A3/A/NR), Henkel (M/S/F: A2/A/NR), Diageo (M/S/F: A3/A-/NR), and Webster Bank (M/S/F: Baa2/BBB+/NR). The non-investment grade tenants include large, professional corporations including Deloitte, RSM, Ascot, and Tudor. The Link Property benefits from a weighted average remaining lease term of approximately 7.9 years.

Major Tenants. The three largest tenants by underwritten base rent at The Link Property are Deloitte, Henkel and Indeed.

Deloitte (109,196 square feet; 19.6% of NRA; 31.0% of underwritten base rent). Deloitte LLP is the U.S. member firm of Deloitte Touche Tohmatsu Limited, a global network of professional services firms. Deloitte operates in more than 150 countries and territories, providing audit, consulting, tax, and advisory services to a wide range of clients, including some of the world's largest companies. Founded in 1845, Deloitte has grown to become one of the “Big Four” accounting organizations, alongside PwC, EY, and KPMG. Deloitte LLP employs nearly 173,000 people, making it one of the largest professional services firms in the world.

Deloitte has been a tenant at The Link Property since November 2014 and operates three divisions (consulting, tax and audit) across floors 3 – 6 in the 695 Main Street building. Deloitte has one, 10-year renewal option remaining and no termination options. In October 2024, Deloitte exercised a contraction option for a portion of the space it previously occupied on the second floor (8,504 SF). This space was prior expansion space that Deloitte dedicated for clients visiting on site rather than core office space. The Link Whole Loan is structured with a cash flow sweep if Deloitte fails to renew its lease 18 months prior to its lease expiration date, that would begin trapping cash effective on the monthly payment date in April, 2028; provided, however if the borrower posts a letter of credit in the amount of $5,450,000 on before the payment date in April, 2028, the sweep would commence on the monthly payment date in October, 2028. Based on the lender’s underwriting, 18 months of cash flow sweep would trap approximately $10.5 million ($18.89 PSF) of excess cash, not including collection of tenant improvement/leasing commission reserves. Including 18 months of collection for tenant improvement/leasing commission reserves would trap approximately $11.8 million ($21.14 PSF) of excess cash.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Office – Suburban 200 Elm Street and 695 East Main Street Stamford, CT 06901	Collateral Asset Summary – Loan No. 4 The Link	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 59.9% 1.73x 13.8%

Henkel (103,587 square feet; 18.6% of NRA; 21.7% of underwritten base rent). Henkel of America, Inc is a subsidiary of Henkel AG & Co. KGaA, a global company headquartered in Düsseldorf, Germany. Henkel is an investment grade tenant. (M/S/F: A2/A/NR). Henkel operates in three key business areas: adhesive technologies, innovations and consumer brands. In the United States, Henkel of America, Inc. manages a diverse portfolio of well-known brands such as Loctite, Dial, Persil, and Schwarzkopf. Founded in 1876, Henkel has grown into a multinational corporation with operations in 79 countries and more than 52,000 employees worldwide.

Henkel relocated its North American consumer-goods headquarters to The Link Property in 2018 from Scottsdale, Arizona. Henkel has been at The Link Property since 2018 when it initially signed a 12-year lease to occupy 134,416 SF. In May 2024, the tenant executed a second amendment to extend the lease for 4 additional years through June 30, 2034. As part of the second amendment, the tenant contracted, bringing the total SF occupied to 84,046 SF. Space leased to Henkel R&D of 19,541 SF (or 3.5% NRA) expires September 30, 2030, prior to the lease maturity for the remainder of the space (15.1% NRA) which expires on June 30, 2034. The combined SF of Henkel R&D of 19,541 SF and the SF for Henkel of 84,046 SF brings the total occupied SF to 103,587 SF (18.6% NRA). The tenant’s current base rent is $35.95 PSF. The tenant has two, five-year renewal options (or one, ten-year renewal option) remaining with 12 months’ notice. Henkel has the option to contract 4,824 SF of space (first floor space) on September 30, 2030, upon 12-months’ notice.

Indeed (124,180 square feet; 22.3% of NRA; 15.6% of underwritten base rent). Indeed is a leading global employment search engine, established in 2004. Indeed is an investment grade tenant (Moody’s: A3 / S&P: A) and has provided a corporate guaranty on the lease. The company operates in the employment services industry, connecting job seekers with employers. Its platform offers job listings, company reviews, and salary information, helping millions of people find jobs every month. Indeed operates across more than 60 countries and offers services in 28 languages.

Indeed recently executed an 11.5 year lease at The Link Property that commenced August 1, 2024 through January 31, 2036. The tenant’s base rent is $21.50 PSF. The newly leased space will serve as a consolidation of two other offices in the surrounding area. The tenant has an option to extend its lease for an additional five or ten years with 12 months’ notice.

Indeed is currently building out its space and is anticipated to take occupancy in the fourth quarter of 2025. According to the borrower sponsor, Indeed is expected to spend $500 PSF (approximately $62 million) on its build-out. All landlord work has been completed, and Indeed has accepted its space. Indeed is currently in a free rent period that was reserved at origination. The lease does not provide for any outs or termination options. At loan origination, all outstanding free rent, tenant improvement allowance, and leasing commissions were reserved. The borrower sponsor is working closely with Indeed to design the space to allow for direct access to the outdoor courtyard and has already built a standalone BBQ area for Indeed, along with a dedicated putting green and other outdoor lounge areas for tenants. We cannot assure you whether indeed will take occupancy of its space or begin paying rent as expected or at all.

The following table presents certain information relating to the top tenants at The Link Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Renewal Option (Y/N)	Termination Option (Y/N)
Top Tenants
Deloitte	NR/NR/NR	109,196	19.6%	$5,311,293	$48.64	31.0%	10/31/2029	1 x 10	N
Henkel	A2/A/NR	103,587	18.6%	$3,723,680	$35.95	21.7%	Various	2 x 5(3)	Y(4)
Indeed	A3/A/NR	124,180	22.3%	$2,669,871	$21.50	15.6%	1/31/2036	1 x 5 or 10	N
Diageo	A3/A-/NR	57,551	10.3%	$1,784,081	$31.00	10.4%	10/31/2032	1 x 5	N(5)
Webster Bank	Baa2/BBB+/NR	45,979	8.2%	$1,425,266	$31.00	8.3%	3/31/2034	2 x 5	N
RSM	NR/NR/NR	23,944	4.3%	$778,180	$32.50	4.5%	8/31/2032	2 x 5	N
Tudor	NR/NR/NR	24,997	4.5%	$749,910	$30.00	4.4%	12/31/2030	2 x 5	N
Ascot	NR/NR/NR	23,944	4.3%	$718,320	$30.00	4.2%	7/31/2032	2 x 5	N
Occupied Collateral Total		513,378	92.0%	$17,160,601	$33.43	100.0%
Vacant Space		44,662	8.0
Collateral Total		558,040	100.0%

(1)	Based on the underwritten rent roll dated as of January 13, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Henkel has two, five-year renewal options (or one, ten-year renewal option) remaining with 12 months’ notice.
(4)	Henkel has the option to terminate its lease on September 30, 2027, with 15 months’ notice. Henkel has the option to contract 4,824 SF of space (first floor space) on September 30, 2030, upon 12 months’ notice.

(5)	Diageo has the option to contract 12,718 SF of space (Suite D300) on October 31, 2027, upon 12 months’ notice.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Office – Suburban 200 Elm Street and 695 East Main Street Stamford, CT 06901	Collateral Asset Summary – Loan No. 4 The Link	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 59.9% 1.73x 13.8%

The following table presents certain information relating to the lease rollover schedule at The Link Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.00%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	109,196	19.6%	19.6%	$5,311,293	31.0%	$48.64	1
2030	44,538	8.0%	27.5%	$1,452,409	8.5%	$32.61	2
2031	0	0.0%	27.5%	$0	0.0%	$0.00	0
2032	105,439	18.9%	46.4%	$3,280,581	19.1%	$31.11	3
2033	0	0.0%	46.4%	$0	0.0%	$0.00	0
2034	130,025	23.3%	69.7%	$4,446,447	25.9%	$34.20	2
2035	0	0.0%	69.7%	$0	0.0%	$0.00	0
2036 & Thereafter	124,180	22.3%	92.0%	$2,669,871	15.6%	$21.50	1
Vacant	44,662	8.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	558,040	100.00%		$17,160,601	100.0%	$33.43	9
(1)	Based on the underwritten rent roll dated as of January 13, 2025.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Office – Suburban 200 Elm Street and 695 East Main Street Stamford, CT 06901	Collateral Asset Summary – Loan No. 4 The Link	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 59.9% 1.73x 13.8%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Link Property:

Cash Flow Analysis
	2021	2022	2023	2024	U/W(1)	U/W Per SF
Base Rent	$16,023,373	$17,130,943	$17,408,880	$17,922,185	$17,160,601	$30.75
Credit Tenant Rent Step	$0	$0	$0	$0	$488,911	0.88
Rent Step	$0	$0	$0	$0	$475,899	0.85
Value of Vacant Space	$0	$0	$0	$0	$2,690,514	4.82
Gross Potential Income	$16,023,373	$17,130,943	$17,408,880	$17,922,185	$20,815,925	$37.30
Reimbursements	$8,469,445	$8,654,860	$9,090,076	$8,530,367	$10,571,032	$18.94
Other Income(2)	$90,391	$126,656	$1,252,971	$108,410	$167,659	0.30
Net Rental Income	$24,583,209	$25,912,459	$27,751,927	$26,560,963	$31,554,615	$56.55
(Vacancy/Abatements/ Bad Debt)	($516,800)	($965,785)	($690,930)	($1,483,833)	($2,690,514)	(4.82)
Effective Gross Income	$24,066,409	24,946,674	$27,060,997	$25,077,129	$28,864,102	$51.72
Real Estate Taxes	$3,140,338	$3,154,487	$3,060,544	$3,129,423	$3,188,035	$5.71
Insurance	$232,378	$171,125	$173,416	$184,772	$243,854	$0.44
Management Fee	$729,603	$802,695	$822,360	$784,883	$865,923	$1.55
Ground Lease	$241,667	$2,909,667	$2,962,930	$3,017,160	$3,077,503	$5.51
Other Operating Expenses	$3,985,222	$4,815,473	$5,066,502	$5,158,535	$5,667,578	$10.16
Total Expenses	$8,329,208	$11,853,447	$12,085,752	$12,274,774	$13,042,893	$23.37
Net Operating Income(4)	$15,737,201	$13,093,227	$14,975,245	$12,802,355	15,821,208	$28.35
Capital Expenditures	$0	$0	$0	$0	$111,608	$0.20
TI/LC	$0	$0	$0	$0	$837,060	$1.50
Net Cash Flow	$15,737,201	$13,093,227	$14,975,245	$12,802,355	$14,872,540	$26.65

Occupancy	81.0%	86.0%	86.0%	70.0%(3)	91.5%
NCF DSCR(5)	1.83x	1.52x	1.74x	1.49x	1.73x
NOI Debt Yield(5)	13.7%	11.4%	13.0%	11.1%	13.7%
(1)	Based on the underwritten rent roll dated January 13, 2025.
(2)	Other Income is based on miscellaneous income.
(3)	The Link Property was 70.0% occupied as of December 31, 2024, but is 92.0% leased due to the new Indeed lease which is expected to take occupancy in the fourth quarter of 2025.
(4)	The increase in U/W Net Operating Income from 2024 Net Operating Income is primarily due to the newly signed lease for Indeed.
(5)	Debt service coverage ratios and debt yields are based on The Link Whole Loan.

Appraisal. According to the appraisal, The Link Property had an “as-is” appraised value of $191,900,000 as of December 23, 2024. The table below shows the appraisal’s “as-is” conclusions.

Property	Appraised Value(1)	Capitalization Rate(2)
The Link	$191,900,000	7.50%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental Matters. According to the Phase I environmental site assessment dated December 30, 2024, there was no evidence of any recognized environmental conditions at The Link Property.

The Market. The Link Property is located in the Stamford office submarket of Stamford, Connecticut within Fairfield County. Stamford has a diverse economic base with a strong financial sector and serves as the business hub of Fairfield County. Many U.S. companies have their corporate headquarters in the city, with Fortune 500, Fortune 1000 and Courant 100 companies that include Vineyard Vines, Tasty Bite, Pitney Bowes and Charter Communications. The Link Property is located less than one mile northwest of the Metro North train station which provides access to midtown Manhattan. In 2024, the average household income within a one-, three- and five-mile

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Office – Suburban 200 Elm Street and 695 East Main Street Stamford, CT 06901	Collateral Asset Summary – Loan No. 4 The Link	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 59.9% 1.73x 13.8%

radius was $121,377, $161,270 and $184,430, respectively. In 2024, the population within the same radii was 52,991, 138,407 and 184,426, respectively.

Since 2000, new development has consumed much of the Downtown area, with the additions of new high-rise buildings and office towers such as the 34-story Park Tower Stamford formerly Trump Parc Stamford, parks such as the new Mill River Park, and housing such as the new 17-story Highgrove Condominium Residences. Other development projects include new student housing at the UCONN Stamford branch, residential housing, and the planned Ritz-Carlton Stamford development, which is expected to include two 39-story hotel/condominium towers.

The Link Property has current in-place base rent of $33.43 PSF, which is 7.1% below the appraisal’s concluded market rent of $36.00 PSF, allowing for potential additional rental rate growth. Additionally, the submarket vacancy rate for the Stamford office market is 23.3%.

The table below presents certain information relating to office leases comparable to The Link Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Year Built/Renovated	Total NRA	Occupancy	Tenant	Rent PSF	Lease Date	Lease Term (Years)
The Link	1984 / 2023	558,040(2)	92.0%(2)	Indeed(2)	$21.50(2)(3)	Aug-24(2)	11.5(2)
400 Atlantic Street	1980 / 2022	456,159	59.0%	State Street Bank & Trust Co.	$53.00	Dec-24	11.2
UBS Center	1997 / 2017	712,067	99.0%	Philip Morris USA, Inc.	$61.87	May-24	12.5
750 Washington Boulevard	1989 / NAP	192,939	73.4%	Lockton Companies, Inc.	$52.00	Apr-24	7.6
400 Atlantic Street	1980 / 2022	456,159	59.0%	Shipman & Goodwin LLP	$48.00	Mar-24	10.9
Stamford Towers South	1989 / NAP	132,762	NAV	CoreCommodity Management	$53.00	Feb-24	6.6
Weighted Average		1,950,086	76.2%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of January 13, 2025.
(3)	Indeed rent is based on base rent while all the comparable office leases are showing gross rent.
(4)	Weighted Average Occupancy excludes The Link Property and Stamford Towers South.

The Borrower and the Borrower Sponsors. The borrower is 200 Elm Partners BH LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Link Whole Loan.

The borrower sponsors and the non-recourse carveout guarantors are Paul Wasserman, Nathan Wasserman and Shaya Laban A/K/A Shiya Labin. The Wasserman family, with A.M. Properties as its management arm, has more than 40 years of experience in the real estate investment, construction and management business. The Wasserman Family has owned and operated approximately 2 million square feet of office space in Manhattan and the tri state area. Shaya Laban A/K/A Shiya Labin co-founded Northeast Capital Group (“NECG”) in 2008 with Joel Kiss. NECG is a private equity investment group and full-service Real Estate firm based in Ramapo, New York. NECG engages in the acquisition, asset management, property management, and repositioning of commercial real estate in the United States, with an emphasis on well-located office buildings, anchored shopping centers and residential properties in primary and secondary markets.

Property Management. The Link Property is currently managed AM Property Holding II Corp., an affiliate of the borrower sponsors.

Initial and Ongoing Reserves. On the origination date, the borrower was required to make an upfront deposit of approximately $12,995,460 into a lease reserve for Indeed, $6,695,378 for rent concessions, $4,569,893 for approved leasing expenses, $804,612 for real estate taxes, $769,377 for ground rent and $83,723 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $268,204).

Insurance Escrows – On a monthly basis, unless The Link Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments (initially estimated to be approximately $20,931 monthly).

Replacement Reserve – On a monthly basis, the borrower is required to escrow $9,301 for replacement reserves, capped at $223,224.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $69,755 on for ongoing rollover reserves, capped at $1,674,120.

Lockbox / Cash Management. The Link Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account every two business days. So long as no Trigger Period (as defined below) is continuing, the amounts on deposit in the lockbox account will sweep to borrower’s operating account. During the continuance of a Trigger Period,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Office – Suburban 200 Elm Street and 695 East Main Street Stamford, CT 06901	Collateral Asset Summary – Loan No. 4 The Link	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 59.9% 1.73x 13.8%

transfers to the borrower’s operating account will cease and such sums on deposit in the lockbox account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under The Link Whole Loan documents.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.40x as of any calculation date, (iii) the manager is an affiliate of the borrower or guarantor and such manager is adjudicated bankrupt or insolvent, (iv) the commencement of a Lease Sweep Period (as defined below), (v) if a receiver, liquidator or trustee is appointed for borrower or guarantor or if the borrower or guarantor is adjudicated bankrupt or insolvent or (vi) an event of default under the a preferred equity documents . A Trigger Period will end, in each case provided no other Trigger Period is then continuing, with respect to (a) clause (i), if the cure of the event of default has been accepted by the lender, (b) clause (ii), if (x) the debt service coverage ratio is greater than or equal to 1.40x for two consecutive calendar quarters, (c) clause (iii), if the manager is replaced with a non-affiliated manager approved by the lender, (d) clause (iv), if the Lease Sweep Period has ended, (e) clause (v), if the borrower or guarantor is discharged or dismissed within 90 days of such filing, or (f) clause (vi), if the lender has received a written notice from Holdco (as defined below) that all preferred equity event of defaults have been cured or waived.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below); or (ii) the date required under the Lease Sweep Lease by which the Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); provided, however, if the borrower has delivered the letter of credit described in clause (f) below and Deloitte has not given notice of its exercise of a renewal option thereunder, then with respect solely to the Deloitte lease, such Lease Sweep Period will commence on the monthly payment date in October 2028; (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower's receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a Sweep Tenant has ceased operating its business at The Link Property (i.e., "goes dark") in a majority of its space at The Link Property; (d) upon a monetary default or a material non-monetary event of default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent, or (f) if Deloitte has not given written notice to renew the Deloitte Lease, on the monthly payment date in April 2028 (provided that if the borrower posts a letter of credit in the amount of $5,450,000 on or prior to the payment date in April 2028, the Lease Sweep Period occurring in April 2028 won’t commence, but a Lease Sweep Period will commence upon the occurrence of any other Lease Sweep Period thereafter).

A Lease Sweep period will end once the applicable Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more "qualified leases" as defined in The Link Whole Loan documents (or, if applicable, the applicable Lease Sweep Lease has been renewed pursuant to its terms) and, in the lender's judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and any debt service and operating shortfalls relating to the delay in the commencement of full rent payments). Swept funds will be returned to the borrower upon resolution of a Lease Sweep Period , (including, if applicable, the replacement tenant being in occupancy and paying full un-abated rent) and no other Trigger Period is continuing.

“Lease Sweep Lease” means (i) the Indeed Lease, the Deloitte Lease and/or the Henkel Office Lease, as the same may be amended, supplemented or otherwise modified from time in accordance with The Link Whole Loan documents or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 55,000 or more rentable square feet.

“Sweep Tenant” means any tenant under a Sweep Lease.

Current Mezzanine or Secured Subordinate Indebtedness The borrower sponsor obtained a preferred equity investment at origination from USC 200 Elm LLC, a Delaware limited liability company, and an affiliate of Urban Standard Equity. An affiliate of the borrower sponsor, 200 Elm Partners BH Investor LLC, a Delaware limited liability company, (the “Common Member”) and the Pref Member entered into a JV agreement for 200 Elm Partners BH Preferred JV LLC, a Delaware limited liability company (the “Holdco”). The Holdco owns 100% of the indirect equity interests in the borrowers. The JV agreement provides that: (i) the Pref Investment will be in the amount $17,500,000, (ii) the Pref Investment has a regular interest rate of 18% and 25% during a performance trigger event as defined in The Link Whole Loan Documents.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. The Link Property is subject to a ground lease by and between 200 Elm Partners BH LLC and 200 Elm Street Ground Owner LLC. The ground lease commenced on December 1, 2021 for a 98-year term through November 30, 2119. The current rent for the ground lease is $3,077,503 per year. The ground lease rental rate will increase 2% each year, with the exception of a fixed rent consumer price index (“CPI”) adjustment year, which occurs every 10 years (starting December 1, 2031) when the rental rate will increase by the CPI adjustment. The ground rent will increase to $3,139,053 as of December 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Multifamily – Mid Rise 250 East Myrtle Street Boise, ID 83702	Collateral Asset Summary – Loan No. 5 Local Boise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 70.2% 1.25x 7.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Multifamily – Mid Rise 250 East Myrtle Street Boise, ID 83702	Collateral Asset Summary – Loan No. 5 Local Boise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 70.2% 1.25x 7.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Multifamily – Mid Rise 250 East Myrtle Street Boise, ID 83702	Collateral Asset Summary – Loan No. 5 Local Boise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 70.2% 1.25x 7.5%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – Mid Rise
Borrower Sponsor(s):	Brandt Stiles and Timothy VanMatre	Collateral:	Fee
Borrower(s):	Local Boise, LLC	Location:	Boise, ID
Original Balance:	$59,000,000	Year Built / Renovated:	2022 / NAP
Cut-off Date Balance:	$59,000,000	Property Management:	Subtext Property Management, LLC
% by Initial UPB:	6.3%	Size:	252 Units
Interest Rate:	5.91500%	Appraised Value / Per Unit:	$84,000,000 / $333,333
Note Date:	January 10, 2025	Appraisal Date:	September 13, 2024
Original Term:	60 months	Occupancy(3):	93.3% (as of January 7, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	93.7%
Original Amortization:	NAP	Underwritten NOI(4):	$4,445,151
Interest Only Period:	60 months	Underwritten NCF:	$4,419,951
First Payment Date:	March 6, 2025
Maturity Date:	February 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(4):	$2,932,229 (TTM September 30, 2024)
Additional Debt Balance:	NAP	2023 NOI(5):	NAV
Call Protection:	L(26),D(29),O(5)	2022 NOI(5):	NAV
Lockbox / Cash Management:	Various(1) / Springing	2021 NOI(5):	NAV
Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$234,127
Taxes:	$175,743	$62,204	NAP	Maturity Date Loan / Unit:	$234,127
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	70.2%
Replacement Reserves:	$0	$5,250	$126,000	Maturity Date LTV:	70.2%
Rollover Reserve:	$451,176	$0	NAP	UW NOI DY:	7.5%
Rent Replication Reserve:	$23,467	$0	NAP	UW NCF DSCR:	1.25x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$59,000,000	99.8%	Loan Payoff	$54,081,775	91.5%
Equity Contribution	111,559	0.2	Closing Costs(6)	4,379,399	7.4
			Reserves	650,385	1.1
Total Sources	$59,111,559	100.0%	Total Uses:	$59,111,559	100.0%
(1)	The lockbox is soft for residential income and hard for commercial income.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	The Local Boise Property (as defined below) features 15 four-bedroom four-bathroom units which are being rented on a one-bedroom one-bathroom basis. For the purposes of Occupancy, each bed is counted as a separate unit.
(4)	The increase from the TTM September 30, 2024 NOI to Underwritten NOI is primarily due to the Local Boise Property reaching stabilized occupancy.
(5)	Historical financial information is not available as the property was completed in 2022 and reached stabilization in late 2024.
(6)	Closing Costs include a rate buydown fee of $3,687,500.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Multifamily – Mid Rise 250 East Myrtle Street Boise, ID 83702	Collateral Asset Summary – Loan No. 5 Local Boise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 70.2% 1.25x 7.5%

The Loan. The fifth largest mortgage loan (the “Local Boise Mortgage Loan”) is evidenced by a single promissory note with a principal balance as of the Cut-off Date of $59,000,000, secured by a first lien deed of trust on the borrower’s fee interest in a 252-unit mid-rise multifamily property (the “Local Boise Property”) located in Boise, Idaho. The Local Boise Mortgage Loan was originated by DBR Investments Co. Limited on January 10, 2025, has a 5-year interest-only term and accrues interest at a rate of 5.91500% per annum on an Actual/360 basis. The proceeds of the Local Boise Mortgage Loan were used by the borrower to refinance the Local Boise Property, fund upfront reserves, and pay origination costs. The Local Boise Mortgage Loan had an original term of 60 months and has a remaining term of 58 months as of the Cut-off Date. The scheduled maturity date of the Local Boise Mortgage Loan is the payment date in February 2030.

The Property. The Local Boise Property is a 252-unit, 7-story, mid-rise multifamily building with approximately 6,995 square feet of ground floor retail. The Local Boise Property was developed by the borrower sponsor, finished construction in 2022 and reached stabilization in late 2024. In-unit amenities include stainless steel appliances, modern finishes, plank flooring, quartz countertops, and full-size washers and dryers. In addition, the Local Boise Property features a fitness center, a second-floor resident lounge with a full kitchen and entertainment center, a spa with a sauna, an outdoor deck with a resort-style pool and BBQ grills, a co-working club room featuring private conference rooms, a dog park, and a rooftop lounge. In addition, the Local Boise Property has 354 parking spaces (1.40 spaces/unit). The retail tenants at the Local Boise Property are F45 Training, a commercial fitness center, and Baoboi, a restaurant. Baoboi’s lease was signed in October 2024, and rent commencement will be the earlier of (i) the tenant receiving a certificate of occupancy for its leased premises or (ii) April 7, 2025. We cannot assure you whether the tenant will begin paying rent as expected or at all.

The Local Boise Property is located in downtown Boise on Myrtle Street, a major roadway running through the city. The Local Boise Property is adjacent to Whole Foods and Walgreens, as well as in walking distance of various shops, restaurants, bars, cafes, and entertainment venues in downtown Boise. Additionally, the Local Boise Property is located next to Julia Davis Park. St. Luke’s Medical Center and Boise State University, two of the metropolitan area’s largest employers, are both less than a mile away from the Local Boise Property. Boise State University employs over 3,500 people and St. Lukes Medical Center employs approximately 14,000 people. Other major employers in Boise include Amazon, Albertson, Winco, HP and Micron. Micron has recently announced a $15 billion investment in the area, which includes a world-class manufacturing lab for memory devices.

The following table presents certain information relating to the unit mix at the Local Boise Property:

Unit Mix Summary(1)
Room Description	Units	Occupied Units	Rent / Unit	Market Rent(2)
Studio	96	90	$1,413	$1,403
1BR/1BA	73	68	$1,825	$1,829
2BR/2BA	68	66	$2,138	$2,208
4BR/4BA(3)	15	15	$3,158(4)	$3,672(5)
Total / Wtd. Avg.	252	239	$1,840	$1,879
(1)	Source: Borrower rent roll dated January 7, 2025.
(2)	Source: Appraisal.
(3)	4BR/BA units are split up and rented on a one-bedroom one-bathroom basis. Of the fifteen such units, five are partially occupied. For the purposes of this chart, any such unit is considered occupied as long as one or more bedrooms are occupied.
(4)	4BR/BA units are split up and rented on a one-bedroom one-bathroom basis. Rent per each such one-bedroom one-bathroom unit is approximately $790.
(5)	4BR/BA units are split up and rented on a one-bedroom one-bathroom basis. The market rent of such one-bedroom one-bathroom unit provided by the appraisal is $918. The Market Rent for 4BR/4BA is calculated by multiplying the one-bedroom one-bathroom unit market rent by four.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Multifamily – Mid Rise 250 East Myrtle Street Boise, ID 83702	Collateral Asset Summary – Loan No. 5 Local Boise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 70.2% 1.25x 7.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Local Boise Property:

Cash Flow Analysis(1)
	TTM 9/30/2024	U/W(2)	U/W Per Unit(3)
Underwritten Residential Potential Rent	$5,651,978	$5,631,853	$22,349
Residential Vacancy Loss	(656,181)	(354,458)	(1,407)
Residential Bad Debt Loss	(47,014)	0	0
Residential Concessions	(285,657)	0	0
Net Residential Income	$4,663,126	$5,277,395	$20,942
Commercial Income	113,273	293,051	1,163
Commercial Vacancy	0	(14,653)	(58)
Net Commercial Income	$113,273	$278,398	$1,105
Other Income	1,102,347	1,315,338	5,220
Effective Gross Revenue	$5,878,746	$6,871,131	$27,266
Real Estate Taxes	865,516	724,711	2,876
Insurance	237,646	257,026	1,020
Other Expenses(4)	1,843,354	1,444,243	5,731
Total Expenses	$2,946,517	$2,425,981	$9,627
Net Operating Income(5)	$2,932,229	$4,445,151	$17,639
Replacement Reserves	0	25,200	100
Net Cash Flow	$2,932,229	$4,419,951	$17,539

Occupancy	NAV	93.7%(6)
NCF DSCR	0.83x	1.25x
NOI Debt Yield	5.0%	7.5%
(1)	Historical financial information is not available because the Local Boise Property was constructed in 2022 and recently reached stabilized occupancy in late 2024.
(2)	Based on the UW rent roll.
(3)	Based on 252 units.
(4)	Other Expenses includes utilities, repairs and maintenance, management fees, payroll, marketing, and general and administrative expenses.
(5)	The increase from TTM 9/30/2024 Net Operating Income to U/W Net Operating Income is primarily due to the Local Boise Property reaching stabilized occupancy.
(6)	U/W Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Multifamily – Mid Rise 250 East Myrtle Street Boise, ID 83702	Collateral Asset Summary – Loan No. 5 Local Boise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 70.2% 1.25x 7.5%

Appraisal. According to the appraisal, the Local Boise Property had an “as-is” appraised value of $84,000,000 as of September 13, 2024.

The Local Boise Property Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Local Boise	$84,000,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated October 8, 2024, there are no recognized environmental conditions at the Local Boise Property.

The Market. The Local Boise Property is located in the Boise apartment submarket, within the Boise City, ID apartment market. The Boise, ID Metropolitan Area has experienced a rise in population, increasing by approximately 235,862 people from 2010 to 2024. According to the appraisal, the population is further projected to increase by 82,374 between 2024 and 2029, reflecting a 1.86% annual population growth. Boise saw employment rate growth of 4.6% from 2012 to 2022, with the top three industries being Health Care/Social Assistance, Retail Trade, and Construction.

According to the appraisal, as of the second quarter of 2024, the Boise City, ID apartment market consists of approximately 35,119 multifamily units. As of the second quarter of 2024, the market saw an occupancy of 94.4% with an effective rent of $1,575 per unit (a 2.82% increase year-over-year). The Boise City, ID apartment market had 782 completions in the second quarter of 2024, with a net of 974 units absorbed.

The Boise apartment submarket registered effective rents of $1,568 at the end of 2024, with net absorption being 160 units. The vacancy rate was 7.0% with asking rents growing approximately 0.8%.

The following table presents certain information relating to the comparable properties for the Local Boise Property:

Comparable Properties(1)
Property	City, State	# of Units	Year Built	Occupancy
Local Boise	Boise, ID	252	2022	93.3%
Jules on 3rd	Boise, ID	173	2021	95%
Hearth on Broad	Boise, ID	161	2022	97%
The Lucy	Boise, ID	114	2021	93%
Cortland on the River	Boise, ID	237	2020	93%
The Fowler	Boise, ID	159	2018	92%
VERVE Boise	Boise, ID	175	2022	96%
Uncommon Boise	Boise, ID	180	2023	96%
Identity Boise	Boise, ID	94	2018	84%
(1)	Source: Appraisal.

The Borrower and the Borrower Sponsors. The borrower is Local Boise, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Local Boise Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Brandt Stiles and Timothy VanMatre, both natural persons. Brandt Stiles and Timothy VanMatre are co-founders of Subtext Living, which is a vertically integrated real estate company. Brandt Stiles acts as the Head of Development and Timothy VanMatre acts as the Head of Design & Construction. Subtext Living has completed 19 properties totaling $1.6 billion and over 3,600 units across 15 markets.

Property Management. The Local Boise Property is managed by Subtext Property Management, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination of the Local Boise Mortgage Loan, the borrower deposited approximately (i) $175,743 into a real estate tax reserve, (ii) $451,176 into a rollover reserve, and (iii) $23,467 into a rent replication reserve.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the annual reasonably estimated real estate taxes, which initially is estimated to be approximately $62,204.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Multifamily – Mid Rise 250 East Myrtle Street Boise, ID 83702	Collateral Asset Summary – Loan No. 5 Local Boise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 70.2% 1.25x 7.5%

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual reasonably estimated insurance premiums unless the borrower is maintaining a blanket policy in accordance with the Local Boise Mortgage Loan documents. As of origination, a blanket insurance policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $5,250 (which represents $250 annually per multifamily unit at the Local Boise Property). The replacement reserve is capped at $126,000.

Lockbox / Cash Management. The Local Boise Mortgage Loan documents require a soft lockbox for residential income, a hard lockbox for commercial income, and springing cash management. The borrower is required to cause all funds and other income from the Local Boise Property to be deposited into a lender-controlled lockbox account within three business days of receipt. On each business day during the continuance of a Trigger Period (as defined below) or an event of default under the Local Boise Mortgage Loan, all amounts in the lockbox account in excess of $5,000 are required to be remitted to a lender-controlled cash management account. On each business day that no Trigger Period exists, all funds in the lockbox account in excess of $5,000 are required to be swept into an operating account controlled by the borrower.

On each due date during the continuance of a Trigger Period, all funds on deposit in the cash management account in excess of $5,000 after payment of debt service, required reserves and budgeted operating expenses are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Local Boise Mortgage Loan.

“Trigger Period” means each period commencing (i) during an event of default under the Local Boise Mortgage Loan documents, (ii) when the debt service coverage ratio (as calculated under the Local Boise Mortgage Loan documents) is less than 1.15x, (iii) if the manager is an affiliate of the borrower or the guarantor and such manager is adjudicated bankrupt or insolvent, (iv) the commencement of a Mezzanine Trigger Period (as defined below), or (v) if a receiver, liquidator or trustee is appointed for the borrower or guarantor, or if the borrower or guarantor is adjudicated bankrupt or insolvent. A Trigger Period will end, in each case provided no other Trigger Period is then continuing, with respect to (a) clause (i), if the cure of the event of default has been accepted by the lender, (b) clause (ii), if (x) the debt service coverage ratio is greater than or equal to 1.20x for one calculation date or a cure deposit has been made, (c) clause (iii), if the manager is replaced within 60 days with a non-affiliated manager approved by lender, (d) clause (iv), if a Mezzanine Trigger Period is no longer in effect, or (e) clause (v), in the case of an involuntary filing, case or proceeding, if such filing, case or proceeding is dismissed within 60 days of such filing.

A “Mezzanine Trigger Period” will commence and continue for so long as any new mezzanine loan is outstanding.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Multifamily – Mid Rise Various Chicago, IL 60607	Collateral Asset Summary – Loan No. 6 133 South Ashland & 104 South Laflin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 61.0% 1.25x 8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Multifamily – Mid Rise Various Chicago, IL 60607	Collateral Asset Summary – Loan No. 6 133 South Ashland & 104 South Laflin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 61.0% 1.25x 8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Multifamily – Mid Rise Various Chicago, IL 60607	Collateral Asset Summary – Loan No. 6 133 South Ashland & 104 South Laflin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 61.0% 1.25x 8.5%
Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – Mid Rise
Borrower Sponsor(s):	Michigan Avenue Real Estate Group	Collateral:	Fee
Borrower(s):	133 South Ashland Land, LLC and 104 South Laflin Land, LLC	Location:	Chicago, IL
Original Balance:	$44,500,000	Year Built / Renovated(2):	Various / NAP
Cut-off Date Balance:	$44,500,000	Property Management:	Geram Management, LLC
% by Initial UPB:	4.7%	Size:	140 Units
Interest Rate:	6.64700%	Appraised Value / Per Unit:	$73,000,000 / $521,429
Note Date:	February 7, 2025	Appraisal Date:	January 6, 2025
Original Term:	60 months	Occupancy:	99.3% (as of January 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	94.0%
Original Amortization:	NAP	Underwritten NOI(4):	$3,784,044
Interest Only Period:	60 months	Underwritten NCF:	$3,749,044
First Payment Date:	March 6, 2025
Maturity Date:	February 6, 2030	Historical NOI
Additional Debt Type:	NAP	2024 NOI(4):	$2,377,968
Additional Debt Balance:	NAP	2023 NOI(5):	NAV
Call Protection:	L(26),D(27),O(7)	2022 NOI(5):	NAV
Lockbox / Cash Management:	Springing / Springing	2021 NOI(5):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$317,857
Taxes:	$0	$120,314	NAP	Maturity Date Loan / Unit:	$317,857
Insurance:	$0	$34,370	NAP	Cut-off Date LTV:	61.0%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	61.0%
				UW NOI DY:	8.5%
				UW NCF DSCR:	1.25x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,500,000	98.1%	Loan Payoff	$43,501,942	95.9%
Sponsor Equity	865,588	1.9	Closing Costs(3)	1,863,646	4.1
Total Sources	$45,365,588	100.0%	Total Uses	$45,365,588	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	See “Portfolio Summary” below.
(3)	Closing Costs include a rate buydown fee of $610,540.
(4)	The increase from Most Recent NOI to Underwritten NOI is due to the 133 South Ashland Property’s (as defined below) lease-up which began in January 2024. By August 2024 for the 133 South Ashland Property reached 98.9% occupancy.
(5)	Historical NOI beyond 2024 NOI is not available as the construction of the 133 South Ashland Property was completed at the end of 2023.

The Loan. The sixth largest mortgage loan (the “133 South Ashland & 104 South Laflin Mortgage Loan”) is secured by the borrowers’ fee interest in a 140-unit, two property multifamily portfolio located in Chicago, Illinois (the “133 South Ashland & 104 South Laflin Properties”). The 133 South Ashland & 104 South Laflin Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $44,500,000. The 133 South Ashland & 104 South Laflin Mortgage Loan was originated on February 7, 2025 and accrues interest at a fixed rate of 6.64700% per annum. The 133 South Ashland & 104 South Laflin Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the 133 South Ashland & 104 South Laflin Mortgage Loan is February 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Multifamily – Mid Rise Various Chicago, IL 60607	Collateral Asset Summary – Loan No. 6 133 South Ashland & 104 South Laflin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 61.0% 1.25x 8.5%

The Properties. The 133 South Ashland & 104 South Laflin Properties are comprised of two, class A multifamily properties totaling 140 units, located in Chicago, Illinois. The 133 South Ashland & 104 South Laflin Properties are located one block away from each other in the West Loop of Chicago. Additionally, the 133 South Ashland & 104 South Laflin Properties are located two blocks east of the United Center, home to the Chicago Bulls and Chicago Blackhawks, and just a few blocks from the Fulton Market District which has grown rapidly in recent years to become the primary hub for shopping, art, bars and restaurants in the West Loop.

Units at the 133 South Ashland & 104 South Laflin Properties feature open floor plans with high ceilings, quartz countertops, stainless steel appliances, in-unit washers and dryers, private balconies and oversized walk-in closets. General amenities at each of the mortgaged properties include a package room, 24-hour call desk and rooftop deck access.

The following table presents certain information relating to the 133 South Ashland & 104 South Laflin Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
133 South Ashland Avenue	Chicago, IL	2023 / NAP	89	98.9%	$29,000,000	65.2%	$2,465,588	65.2%	$47,900,000
104 South Laflin Street	Chicago, IL	2021 / NAP	51	100.0%	$15,500,000	34.8%	$1,318,456	34.8%	$25,100,000
Total/ Wtd. Avg			140	99.3%	$44,500,000	100.0%	$3,784,044	100.0%	$73,000,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated January 31, 2025.

133 South Ashland Avenue

The 133 South Ashland Avenue mortgaged property consists of a four-story, 89-unit, mid-rise multifamily building located in the West Loop neighborhood of Chicago, Illinois (the “133 South Ashland Property”). Construction of the 133 South Ashland Property was completed in at the end of 2023 with a total development cost of approximately $43.7 million, equal to $490,989 per unit, and leasing commenced in January 2024. The 133 South Ashland Property has a unit mix of seven one-bedroom units and 82 two-bedroom units. All units at the 133 South Ashland Property are market rate. As of January 31, 2025, the 133 South Ashland Property was 98.9% leased.

104 South Laflin Street

The 104 South Laflin Street mortgaged property consists of a four-story, 51-unit, mid-rise multifamily building located in the West Loop neighborhood of Chicago, Illinois (the “104 South Laflin Property”). Construction of the 104 South Laflin Property was completed in 2021 with a development cost of approximately $19.9 million, which is equal to $390,549 per unit. The 104 South Laflin Property has a unit mix of four one-bedroom units, 40 two-bedroom units and 7 three-bedroom units. All units at the 104 South Laflin Property are market rate. As of January 31, 2025, the 104 South Laflin Property was 100% leased.

Combined, the total development costs for the two buildings total approximately $63.6 million which results in approximately $19.1 million of fresh equity at origination of the 133 South Ashland & 104 South Laflin Mortgage Loan.

The following table presents certain information relating to the unit mix at the 133 South Ashland & 104 South Laflin Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
133 South Ashland
1 BR / 1 Bath	7	5.0%	7	100.0%	$2,353	$2,595
2 BR / 2 Bath	82	58.6%	81	98.8%	$3,336	$3,675
Property Total / Wtd. Avg.	89	63.6%	88	98.9%	$3,258	$3,590
104 South Laflin
1 BR / 1 Bath	1	0.7%	1	100.0%	$2,550	$2,550
1 BR / 1.5 Bath	3	2.1%	3	100.0%	$3,042	$3,175
2 BR / 2 Bath	40	28.6%	40	100.0%	$3,060	$3,300
3 BR / 2 Bath	7	5.0%	7	100.0%	$3,764	$3,795
Property Total / Wtd. Avg.	51	36.4%	51	100.0%	$3,145	$3,346
Portfolio Total / Wtd. Avg.	140	100.0%	139	99.3%	$3,217	$3,501
(1)	Based on the underwritten rent rolls dated January 31, 2025. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Multifamily – Mid Rise Various Chicago, IL 60607	Collateral Asset Summary – Loan No. 6 133 South Ashland & 104 South Laflin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 61.0% 1.25x 8.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 133 South Ashland & 104 South Laflin Properties:

Cash Flow Analysis
	2024(1)	U/W(1)	U/W Per Unit
Base Rent(2)	$3,515,550	$5,409,588	$38,640
Potential Income from Vacant Units	0	0	$0
Gross Potential Rent	$3,515,550	$5,409,588	$38,640
Parking Income	212,677	302,400	$2,160
Other Income	37,338	30,000	$214
Net Rental Income	$3,765,565	$5,741,988	$41,014
(Vacancy / Credit Loss)	0	(344,519)	($2,461)
Total Effective Gross Income	$3,765,565	$5,397,469	$38,553

Real Estate Taxes	651,627	782,518	$5,589
Insurance	105,849	103,110	$737
Management Fee	112,967	161,924	$1,157
Other Expenses	517,154	565,873	$4,042
Total Expenses	$1,387,597	$1,613,425	$11,524

Net Operating Income	$2,377,968	$3,784,044	$27,029
Replacement Reserves	0	35,000	$250
Net Cash Flow	$2,377,968	$3,749,044	$26,779

Occupancy	98.6%	94.0%(3)
NCF DSCR	0.79x	1.25x
NOI Debt Yield	5.3%	8.5%
(1)	The increase from 2024 Net Operating Income to U/W Net Operating Income is due to the lease up of the 133 South Ashland Property which began in January 2024. In August 2024 occupancy reached 98.9%.
(2)	Base Rent takes into account concessions that have been offered at the 133 South Ashland & 104 South Laflin Properties during the lease-up of the 133 South Ashland Property.
(3)	Represents economic occupancy.

Appraisals. According to the appraisals, the 133 South Ashland & 104 South Laflin Properties had an aggregate “as-is” appraised value of $73,000,000 as of January 6, 2025. Based on the “as-is” value of $73,000,000, the Cut-off Date LTV and Maturity Date LTV for the 133 South Ashland & 104 South Laflin Mortgage Loan are both 61.0%.

133 South Ashland & 104 South Laflin Portfolio Appraised Values(1)
Property	Value	Capitalization Rate
133 South Ashland	$47,900,000	5.25%
104 South Laflin	$25,100,000	5.25%
Total / Wtd. Avg.	$73,000,000	5.25%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental reports dated January 14, 2025, there are no recognized environmental conditions at the 133 South Ashland & 104 South Laflin Properties.

The Market. The 133 South Ashland & 104 South Laflin Properties are located in the West Loop neighborhood within Chicago, Illinois. Fulton Market District, a premier business hub in Chicago located in the West Loop neighborhood, is just a few blocks away from the mortgaged properties. Fulton Market has transformed from a former industrial warehouse district into a premier international business destination and a hub for shopping, art, bars and restaurants. Following the opening of McDonald’s global headquarters in Fulton Market District in 2018, many other international corporations followed suit including Boston Consulting Group, Google’s Midwest headquarters and Dyson’s US headquarters. The Fulton Market District also includes an array of hotels, bars, restaurants and retail shops.

Jerry Reinsdorf and the Wirtz family, co-owners of the United Center, are spearheading the 1901 Project and it is expected to be the largest private investment in the west side of Chicago. The 1901 Project revolves around the United Center, home to the Chicago Bulls and Chicago Blackhawks, located just two blocks away from the 133 South Ashland & 104 South Laflin Properties, which is a $7 billion plan to replace the parking lots with green space, mixed-income housing, a music hall and more. The first phase of the 1901 Project includes a 6,000-seat theater, multilevel parking facilities with rooftop greenspace, hotels and retail development.

Public transportation is accessible from the mortgaged properties with the Ashland subway station located approximately six blocks away as well as a CTA bus stop located adjacent to the 133 South Ashland Property. The CTA operates 24 hours per day and provides about 1.7 million bus rides on an average weekday. Additionally, the Chicago O’Hare International Airport and the Chicago Midway International Airport are located approximately 18.1 miles and 10.7 miles, respectively, from the mortgaged properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Multifamily – Mid Rise Various Chicago, IL 60607	Collateral Asset Summary – Loan No. 6 133 South Ashland & 104 South Laflin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 61.0% 1.25x 8.5%

The West Loop submarket has an inventory of 12,432 units and a vacancy rate of 9.20%. Effective rent in the West Loop submarket of $2,611 per unit is greater than the overall Chicago market effective rent per unit of $1,687. Submarket effective rent per unit has increased from $2,566 as of the end of 2022 to $2,613 as of the fourth quarter of 2024. The submarket vacancy rate increased from 7.4% to 9.2% in such time period which is driven by submarket inventory increasing by 15.4%.

According to the appraisals, the 2024 average household income within a one-, three- and five-mile radius of the 133 South Ashland & 104 South Laflin Properties is $154,934, $158,361 and $140,091, respectively. The 2024 population within the same radii is 43,368, 500,960 and 1,056,006, respectively.

The following table presents certain information relating to comparable multifamily properties to the 133 South Ashland & 104 South Laflin Properties:

Multifamily Rent Comparables(1)
Property Name / Location	Distance from Subject	Year Built	Number of Units	Occupancy	Unit Type	Average Rent per Unit(2)
133 South Ashland Avenue Chicago, IL	NAP	2023	89	98.9%	1 BR / 1 BA 2 BR / 2 BA	$2,353 $3,336
104 South Laflin Street Chicago, IL	NAP	2021	51	100%	1 BR / 1 BA 1 BR / 1.5 BA 2 BR / 2 BA 3 BR / 2 BA	$2,550 $3,042 $3,060 $3,764
Monroe Aberdeen Place Chicago, IL	0.6 mi	2018	120	97%	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	$2,916 $3,641 $5,286
Landmark West Loop Chicago, IL	0.8 mi	2017	300	94%	0 BR / 1 BA 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2.5 BA	$2,061 $2,589 $3,704 $6,674
The Catalyst Chicago, IL	1.4 mi	2014	223	93%	0 BR / 1 BA 1 BR / 1 BA 2 BR / 2 BA 3 BR / 3 BA	$2,259 $2,756 $4,012 $4,879
Madison Throop Place Chicago, IL	0.4 mi	2016	72	100%	1 BR / 1.5 BA 2 BR / 2 BA 3 BR / 2 BA	$3,267 $3,440 $3,996
812 West Adams Street Chicago, IL	0.9 mi	2024	80	100%	0 BR / 1 BA 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	$2,271 $2,391 $3,646 $4,889
Reside on Jackson Chicago, IL	0.5 mi	2016	93	95%	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	$2,574 $3,172 $3,464
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated January 31, 2025. Average Rent Per Unit reflects the average value for occupied units.

The Borrowers and the Borrower Sponsor. The borrowers are 133 South Ashland Land, LLC and 104 South Laflin Land, LLC, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 133 South Ashland & 104 South Laflin Mortgage Loan. The borrower sponsor is the Michigan Avenue Real Estate Group. Michigan Avenue Real Estate Group is backed by Jerry Reinsdorf who owns the Chicago Bulls and Chicago White Sox. Reinsdorf’s real estate presence in Chicago dates back to the 1970s and his portfolio includes the United Center. The United Center, home to the Chicago Bulls and Chicago Blackhawks, is jointly owned by the Reinsdorf and Wirtz families (owner of the Blackhawks). There is no separate non-recourse carveout guarantor.

Property Management. The 133 South Ashland & 104 South Laflin Properties are managed by Geram Management, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination of the 133 South Ashland & 104 South Laflin Mortgage Loan there were no upfront reserve deposits.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $120,314). The monthly tax reserve deposit amount will reset on the payment date in July 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Multifamily – Mid Rise Various Chicago, IL 60607	Collateral Asset Summary – Loan No. 6 133 South Ashland & 104 South Laflin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,500,000 61.0% 1.25x 8.5%

Insurance Reserve – If the liability or casualty policy maintained by the borrowers covering the 133 South Ashland & 104 South Laflin Properties does not constitute an approved blanket or umbrella policy, or the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination a blanket policy was not in place and the borrowers are required to deposit $34,370 on a monthly basis which will be recalculated after the payment date in March 2025.

Replacement Reserve – The borrowers are required to deposit $2,917 into a replacement reserve, on a monthly basis, commencing on the 25th payment date.

Lockbox / Cash Management. The 133 South Ashland & 104 South Laflin Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, within one business day upon receipt, all revenue received by the borrowers or the property manager into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to (i) during any time other than during a Trigger Period, the borrower’s operating account and (ii) during the continuance of a Trigger Period, the cash management account to be applied and disbursed in accordance with the 133 South Ashland & 104 South Laflin Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 133 South Ashland & 104 South Laflin Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 133 South Ashland & 104 South Laflin Mortgage Loan, unless a Trigger Period no longer exists, in which case those funds will be disbursed to the borrowers.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 133 South Ashland & 104 South Laflin Mortgage Loan documents, (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.05x on the last day of any two consecutive calendar quarters, (iii) insolvency of the borrowers and (iv) insolvency of the manager; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 133 South Ashland & 104 South Laflin Mortgage Loan documents, (y) with regard to clause (ii) above, the date that the NCF DSCR is equal to or greater than 1.10x for two consecutive calendar quarters and (z) with regard to clause (iv) above, a qualified manager assumes management of the 133 South Ashland & 104 South Laflin Properties pursuant to a replacement management agreement.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Multifamily – Garden 1932 South Cologne Avenue Mays Landing, NJ 08330	Collateral Asset Summary – Loan No. 7 Gardens at Cologne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,200,000 68.8% 1.29x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Multifamily – Garden 1932 South Cologne Avenue Mays Landing, NJ 08330	Collateral Asset Summary – Loan No. 7 Gardens at Cologne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,200,000 68.8% 1.29x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Multifamily – Garden 1932 South Cologne Avenue Mays Landing, NJ 08330	Collateral Asset Summary – Loan No. 7 Gardens at Cologne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,200,000 68.8% 1.29x 8.9%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Yitzchok Moller, David Bernstein and Dovid A. Stern	Collateral:	Fee
Borrower(s):	Cologne Gardens 2022 LLC	Location:	Mays Landing, NJ
Original Balance:	$44,200,000	Year Built / Renovated:	1973, 2004 / 2023
Cut-off Date Balance:	$44,200,000	Property Management:	Chelsea Management, LLC
% by Initial UPB:	4.7%	Size:	262 Units
Interest Rate:	6.67000%	Appraised Value / Per Unit:	$64,200,000 / $245,038
Note Date:	February 14, 2025	Appraisal Date:	December 23, 2024
Original Term:	60 months	Occupancy:	95.0% (as of February 6, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$3,933,741
Interest Only Period:	60 months	Underwritten NCF:	$3,865,097
First Payment Date:	April 6, 2025
Maturity Date:	March 6, 2030	Historical NOI
Additional Debt Type:	NAP	2024 NOI:	$3,649,627
Additional Debt Balance:	NAP	2023 NOI:	$3,044,665
Call Protection:	L(25),D(28),O(7)	2022 NOI(2):	$2,193,560
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$168,702
Taxes:	$84,060	$42,030	NAP	Maturity Date Loan / Unit:	$168,702
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	68.8%
Replacement Reserves:	$0	$5,716	NAP	Maturity Date LTV:	68.8%
Deferred Maintenance:	$31,506	$0	NAP	UW NOI DY:	8.9%
				UW NCF DSCR:	1.29x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,200,000	100.0%	Loan Payoff	$42,439,043	96.0%
			Closing Costs(3)	1,166,483	2.6
			Borrower Sponsor Equity	478,909	1.1
			Upfront Reserves	115,566	0.3
Total Sources	$44,200,000	100.0%	Total Uses	$44,200,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	2022 NOI represents the Annualized T-11 NOI as of December 31, 2022 because the borrower sponsor acquired the Gardens at Cologne Property (as defined below) in February 2022.
(3)	Closing Costs include a rate buydown fee of $442,000.

The Loan. The seventh largest mortgage loan (the “Gardens at Cologne Mortgage Loan”) is secured by the borrower’s fee interest in a 262-unit, garden style apartment complex located in Mays Landing, New Jersey (the “Gardens at Cologne Property”). The Gardens at Cologne Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $44,200,000. The Gardens at Cologne Mortgage Loan was originated on February 14, 2025 by CREFI and accrues interest at a fixed rate of 6.67000% per annum. The Gardens at Cologne Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Gardens at Cologne Mortgage Loan is March 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Multifamily – Garden 1932 South Cologne Avenue Mays Landing, NJ 08330	Collateral Asset Summary – Loan No. 7 Gardens at Cologne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,200,000 68.8% 1.29x 8.9%

The Property. The Gardens at Cologne Property is a recently renovated, 262-unit, garden style apartment complex located at 1932 South Cologne Avenue in Mays Landing, New Jersey. The Gardens at Cologne Property is located approximately 15.3 miles east of Atlantic City and 49.4 miles west of Philadelphia. The Gardens at Cologne Property was completed in phases with the first phase delivered in 1973 and the second phase delivered in 2004. The Gardens at Cologne Property was renovated in 2023 and is comprised of 20, two-story apartment buildings and a single story leasing office situated on a 19.68-acre site. Amenities at the Gardens at Cologne Property include a dog park, playground, laundry facilities, and leasing office. The Gardens at Cologne Property also features 502 surface parking spaces, resulting in a parking ratio of 1.92 spaces per unit.

The unit mix at the Gardens at Cologne Property consists of 87 one-bedroom units and 175 two-bedroom units, of which 42 of the one-bedroom and 97 of the two-bedroom units have been renovated. In addition, 33 of the 262 units at the Gardens at Cologne Property are rented to tenants that receive monthly Section 8 subsidies from the State of New Jersey. Unit amenities at the Gardens at Cologne Property include stainless steel kitchen appliances, in-unit laundry for select units, and balconies for select units. As of February 6, 2025, the Gardens at Cologne Property was 95.0% occupied.

The following table presents certain information relating to the unit mix at the Gardens at Cologne Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit(2)
1 BR - Renovated	42	16.0%	37	88.1%	661	$1,620	$1,625
1 BR - Non-Renovated	45	17.2%	43	95.6%	655	$1,550	$1,625
2 BR - Renovated	97	37.0%	91	93.8%	880	$1,768	$1,768
2 BR - Non-Renovated	78	29.8%	78	100.0%	876	$1,687	$1,771
Total/Wtd. Avg.	262	100.0%	249	95.0%	805	$1,683	$1,721
(1)	Based on the underwritten rent roll dated February 6, 2025. Average Monthly Rental Rate is based on occupied units.
(2)	Source: Appraisal.

The following table presents certain information relating to the historical and underwritten net cash flow at the Gardens at Cologne Property:

Cash Flow Analysis(1)
	Ann. 11 mo. 12/22(2)	2023	2024	U/W	U/W Per Unit
Base Rent	$3,238,929	$4,147,850	$4,822,952	$5,028,150	$19,191
Potential Income from Vacant Units	0	0	0	263,848	1,007
Gross Potential Rent	$3,238,929	$4,147,850	$4,822,952	$5,291,998	$20,198
Other Income(3)	214,591	301,860	357,960	357,960	1,366
Net Rental Income	$3,453,520	$4,449,709	$5,180,913	$5,649,958	$21,565
(Vacancy / Credit Loss)	0	0	0	(264,600)	(1,010)
Total Effective Gross Income	$3,453,520	$4,449,709	$5,180,913	$5,385,358	$20,555

Real Estate Taxes	433,976	475,160	480,340	480,340	1,833
Insurance	100,161	92,628	107,432	114,981	439
Management Fee	103,606	133,491	155,427	161,561	617
Other Expenses(4)	622,218	703,765	788,087	694,735	2,652
Total Expenses	$1,259,960	$1,405,044	$1,531,286	$1,451,617	$5,541

Net Operating Income	$2,193,560	$3,044,665	$3,649,627	$3,933,741	$15,014
Replacement Reserves	0	0	0	68,644	262
Net Cash Flow	$2,193,560	$3,044,665	$3,649,627	$3,865,097	$14,752

Occupancy	NAV	96.2%	96.3%	95.0%(5)
NCF DSCR	0.73x	1.02x	1.22x	1.29x
NOI Debt Yield	5.0%	6.9%	8.3%	8.9%
(1)	Based on the underwritten rent roll dated February 6, 2025.
(2)	2022 financial information is an Ann. 11 month as of 12/31/2022 because the borrower sponsor acquired the Gardens at Cologne Property in February 2022.
(3)	Other Income includes utility income, pet fees, late fees, legal fees, damage fees, move out fees, application fees, amenity/administration fees, and month to month fees.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.
(5)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Multifamily – Garden 1932 South Cologne Avenue Mays Landing, NJ 08330	Collateral Asset Summary – Loan No. 7 Gardens at Cologne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,200,000 68.8% 1.29x 8.9%

Appraisal. According to the appraisal, the Gardens at Cologne Property had an “as-is” appraised value of $64,200,000 as of December 23, 2024, as shown in the table below.

Gardens at Cologne Appraised Value(1)
Property	Value	Capitalization Rate
Gardens at Cologne	$64,200,000	5.75%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment dated January 21, 2025 identified a recognized environmental condition for the Gardens at Cologne Property relating to its location within an active Superfund site where historical unauthorized dumping in the 1980s resulted in contaminated soil and impacts to groundwater. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Gardens at Cologne Property is located at 1932 South Cologne Avenue in Mays Landing, New Jersey, approximately 15.3 miles west of Atlantic City and 49.4 miles east of Philadelphia, and is within the Atlantic City-Hammonton, NJ Metropolitan Statistical Area (the “Atlantic City MSA”). According to the appraisal, the Atlantic City MSA apartment market consists of approximately 9,375 units of apartment space and as of the third quarter of 2024 had a vacancy rate of 3.8% with average asking rent of $1,601. Primary access to the Gardens at Cologne Property is provided by the Atlantic City Expressway, which connects Philadelphia with Atlantic City.

According to the appraisal, the Gardens at Cologne Property is located in the Central Atlantic County multifamily submarket of the Atlantic City-NJ USA multifamily market. As of third quarter of 2024, the Central Atlantic County multifamily submarket had total inventory of 4,003 units, a vacancy rate of 4.7%, and average asking rent of $1,892 per unit.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Gardens at Cologne Property was 6,658, 20,802 and 44,072, respectively. The 2024 average household income within the same radii was $86,927, $106,593 and $114,067, respectively.

The following table presents certain information relating to comparable multifamily properties to the Gardens at Cologne Property:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent per Unit
Gardens at Cologne 1932 South Cologne Avenue Mays Landing, NJ 08330	-	1973, 2004 / 2023	262(2)	1 BR - Non-Renovated	655 SF(2)	$1,550(2)
				1 BR - Renovated	661 SF(2)	$1,620(2)
				2 BR - Non-Renovated	876 SF(2)	$1,687(2)
				2 BR - Renovated	880 SF(2)	$1,768(2)
Hamilton Greene 3401 Montgomery Avenue Mays Landing, NJ 08330	0.6 mi	1986 / 2000	416	1 BR / 1 BA	814 - 935 SF	$1,705-$1,900
				2 BR / 2 BA	935 - 1,042 SF	$1,955-$2,280
				2 BR Townhouse	1,130 SF	$2,410-$2,495
				3 BR / 2.5 BA	1,325 SF	$3,015
Evergreen at Timber Glen 2000 Timber Glen Drive Mays Landing, NJ 08330	1.7 mi	2006 / NAP	478	2 BR / 2 BA	1,164-1,210 SF	$1,821-$2,295
				2 BR / 2.5 BA	1,420-1,480 SF	$1,979-$2,598
				3 BR / 2.5 BA	1,660-1,750 SF	$3,114
Residences at Harbor Landing 6020 Delilah Road Egg Harbor Township, NJ 08234	2.9 mi	2020 / NAP	204	1 BR / 1 BA	875-1,050 SF	$1,940-$2,170
				2 BR / 2 BA	1,075-1,142 SF	$2,245-$2,350
The Woods at Blue Heron Pines 1000 Bally Bunion Drive Galloway Township, NJ 08215	3.6 mi	2000 / NAP	330	1 BR / 1 BA	1,056 SF	$1,825
				2 BR / 2 BA	1,309-1,513 SF	$2,325-$2,470
				2 BR / 2 BA - Den	1,559 SF	$2,470
				3 BR / 2 BA	1,559 SF	$2,525
				3 BR / 2.5 BA	2,226 SF	$2,825
The Landings 800 Falcon Drive Absecon, NJ 08201	8.2 mi	1986 / NAP	416	1 BR / 1 BA	900 SF	$1,665-$1,835
				2 BR / 2 BA	1,125-1,175 SF	$1,870-$2,110
Marina Del Rey 112 Atlantic Ave Pleasantville, NJ 08232	15 mi	1950 / NAP	232	1 BR / 1 BA	552 SF	$1,450-$1,525
				2 BR / 2 BA	729 SF	$1,750-$1,825
California Apartments 400 Manor Drive Absecon, NJ 08201	8.6 mi	1986 / NAP	228	1 BR / 1 BA	868 SF	$1,765-$1,975
				2 BR / 1.5 BA	1,128 SF	$2,100-$2,310
				2 BR / 1 BA	1,128 SF	$2,045-$2,255
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 6, 2025. Average Unit Size and Average Rent Per Unit reflects the average monthly rent for occupied units.
(3)	Owned by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Multifamily – Garden 1932 South Cologne Avenue Mays Landing, NJ 08330	Collateral Asset Summary – Loan No. 7 Gardens at Cologne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,200,000 68.8% 1.29x 8.9%

The Borrower and the Borrower Sponsors. The borrower is Cologne Gardens 2022 LLC, a New Jersey limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gardens at Cologne Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Yitzchok Moller, Dovid Bernstein and Dovid Stern of Chelsea Management. Chelsea Management is an experienced real estate management company with a portfolio of 38 properties located primarily in New Jersey and Pennsylvania.

Property Management. The Gardens at Cologne Property is managed by Chelsea Management, LLC, a borrower-affiliated management company.

Initial and Ongoing Reserves. At origination of the Gardens at Cologne Mortgage Loan, the borrower deposited approximately (i) $84,060 into a reserve account for real estate taxes and (ii) $31,506 into a reserve account for immediate repairs.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $42,030).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the Gardens at Cologne Property does not constitute an approved blanket or umbrella policy pursuant to the Gardens at Cologne Mortgage Loan documents, or if the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $5,716.

Lockbox / Cash Management. The Gardens at Cologne Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue derived from the Gardens at Cologne Property into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all non-residential tenants of the Gardens at Cologne Property (if any) directing them to remit all payments of rent or other sums due under their leases into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Gardens at Cologne Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gardens at Cologne Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Gardens at Cologne Mortgage Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Gardens at Cologne Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Gardens at Cologne Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Gardens at Cologne Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Multifamily – Garden 614 Peninsula Drive Newport News, VA 23605	Collateral Asset Summary – Loan No. 8 Cottage Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.4% 1.36x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Multifamily – Garden 614 Peninsula Drive Newport News, VA 23605	Collateral Asset Summary – Loan No. 8 Cottage Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.4% 1.36x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Multifamily – Garden 614 Peninsula Drive Newport News, VA 23605	Collateral Asset Summary – Loan No. 8 Cottage Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.4% 1.36x 9.0%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Ira Mondry, Mitchell Mondry, Charles R. Patty Jr., Christopher Collins and Parker James Stone III	Collateral:	Fee
Borrower(s)(1):	Various	Location:	Newport News, VA
Original Balance:	$43,000,000	Year Built / Renovated:	1948 / 2009, 2022
Cut-off Date Balance:	$43,000,000	Property Management:	Pegasus Residential, L.L.C.
% by Initial UPB:	4.6%	Size:	552 Units
Interest Rate:	6.26000%	Appraised Value / Per Unit:	$66,800,000 / $121,014
Note Date:	March 4, 2025	Appraisal Date:	February 3, 2025
Original Term:	60 months	Occupancy:	92.2% (as of February 20, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	90.3%
Original Amortization:	NAP	Underwritten NOI(3):	$3,872,768
Interest Only Period:	60 months	Underwritten NCF:	$3,707,168
First Payment Date:	April 6, 2025
Maturity Date:	March 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(3):	$3,465,307 (TTM January 31, 2025)
Additional Debt Balance:	NAP	2023 NOI:	$3,430,163
Call Protection:	L(25),D(28),O(7)	2022 NOI:	$3,018,959
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	NAV

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$77,899
Taxes:	$211,727	$52,932	NAP	Maturity Date Loan / Unit:	$77,899
Insurance:	$45,423	$22,712	NAP	Cut-off Date LTV:	64.4%
Replacement Reserves:	$0	$13,800	NAP	Maturity Date LTV:	64.4%
Deferred Maintenance:	$131,780	$0	NAP	UW NOI DY:	9.0%
				UW NCF DSCR:	1.36x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,000,000	98.7%	Loan Payoff	$41,368,102	94.9%
Borrower Sponsor Equity	570,556	1.3	Closing Costs(4)	1,813,525	4.2
			Upfront Reserves	388,930	0.9
Total Sources	$43,570,556	100.0%	Total Uses	$43,570,556	100.0%
(1)	The borrowers are Cottage Grove Acquisition LLC, FS Cottage Grove, LLC, Collins Cottage Grove LLC and Stone Cottage Grove LLC, as tenants-in-common.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to decreased credit loss attributable to new property management at the Cottage Grove Apartments Property (as defined below).
(4)	Closing Costs include a rate buydown fee of $1,290,000.

The Loan. The eighth largest mortgage loan (the “Cottage Grove Apartments Mortgage Loan”) is secured by the borrowers’ fee interest in a 552-unit, garden style apartment complex located in Newport News, Virginia (the “Cottage Grove Apartments Property”). The Cottage Grove Apartments Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $43,000,000. The Cottage Grove Apartments Mortgage Loan was originated on March 4, 2025 by CREFI and accrues interest at a fixed rate of 6.26000% per annum. The Cottage Grove Apartments Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Cottage Grove Apartments Mortgage Loan is March 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Multifamily – Garden 614 Peninsula Drive Newport News, VA 23605	Collateral Asset Summary – Loan No. 8 Cottage Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.4% 1.36x 9.0%

The Property. The Cottage Grove Apartments Property is a recently renovated, 552-unit, garden style apartment complex located at 614 Peninsula Drive in Newport News, Virginia. The Cottage Grove Apartments Property was originally constructed in 1948 and is comprised of 117, two-story apartment buildings, two maintenance buildings and a pool situated on an approximately 37.52-acre site. The borrower sponsors acquired the Cottage Grove Apartments Property in January 2022 and subsequently began renovating units. The Cottage Grove Apartments Property is located within 1.7 miles of three shopping centers, which include Brooks Crossing, Newmarket South Shopping Center, and the Southeast Shopping Center and is approximately 10.0 miles southeast of the Newport News/Williamsburg International Airport. Amenities at the Cottage Grove Apartments Property include a swimming pool, playground, dog park, laundry facility, a business center and free street parking.

The unit mix at the Cottage Grove Apartments Property consists of 203 one-bedroom units and 349 two-bedroom units, of which 13 of the one-bedroom and 27 of the two-bedroom units have been renovated. Unit amenities at the Cottage Grove Apartments Property include central heat and air conditioning and in-unit laundry for select units. As of February 20, 2025, the Cottage Grove Apartments Property was 92.2% occupied.

The following table presents certain information relating to the unit mix at the Cottage Grove Apartments Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Market Rent Per Unit
1BR/1BA	203	36.8%	184	90.6%	515	$948	$1,006
2BR/1BA	349	63.2%	325	93.1%	681	$1,029	$1,102
Total/Wtd. Avg.	552	100.0%	509	92.2%	620	$999	$1,067
(1)	Based on the underwritten rent roll dated February 20, 2025.
(2)	Average Monthly Rental Rate is based on occupied units.

The following table presents certain information relating to the historical and underwritten net cash flow at the Cottage Grove Apartments Property:

Cash Flow Analysis(1)
	2023	2024	TTM 1/31/2025(2)	U/W(2)	U/W Per Unit
Base Rent	$5,885,971	$6,488,032	$6,534,096	$6,131,546	$11,108
Potential Income from Vacant Units	0	0	0	548,460	994
Gross Potential Rent	$5,885,971	$6,488,032	$6,534,096	$6,680,006	$12,101
Other Income(3)	825,195	939,503	964,452	1,013,783	1,837
Net Rental Income	$6,711,166	$7,427,536	$7,498,547	$7,693,790	$13,938
(Vacancy / Credit Loss)	(896,409)	(816,686)	(828,970)	(648,327)	(1,175)
Total Effective Gross Income	$5,814,757	$6,610,850	$6,669,577	$7,045,463	$12,764

Real Estate Taxes	499,341	627,540	636,378	604,934	1,096
Insurance	245,381	248,312	250,023	259,560	470
Management Fee	175,283	199,927	199,667	211,364	383
Other Expenses(4)	1,875,794	2,104,908	2,118,202	2,096,837	3,799
Total Expenses	$2,795,798	$3,180,686	$3,204,271	$3,172,695	$5,748

Net Operating Income	$3,018,959	$3,430,163	$3,465,307	$3,872,768	$7,016
Replacement Reserves	$0	$0	$0	$165,600	$300
Net Cash Flow	$3,018,959	$3,430,163	$3,465,307	$3,707,168	$6,716

Occupancy	90.9%	93.0%	92.2%	90.3%(5)
NCF DSCR	1.11x	1.26x	1.27x	1.36x
NOI Debt Yield	7.0%	8.0%	8.1%	9.0%
(1)	Based on the underwritten rent roll dated February 20, 2025.
(2)	The increase from TTM 1/31/2025 Net Operating Income to U/W Net Operating Income is primarily attributable to decreased credit loss attributable to new property management at the Cottage Grove Apartments Property.
(3)	Other Income includes net expense reimbursements such as water & sewer, gas, and electric, as well as late fees, termination fees, and administration fees.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.
(5)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Multifamily – Garden 614 Peninsula Drive Newport News, VA 23605	Collateral Asset Summary – Loan No. 8 Cottage Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.4% 1.36x 9.0%

Appraisal. According to the appraisal, the Cottage Grove Apartments Property had an “as-is” appraised value of $66,800,000 as of February 3, 2025, as shown in the table below.

Cottage Grove Apartments Appraised Value(1)
Property	Value	Capitalization Rate
Cottage Grove Apartments	$66,800,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated October 16, 2024, there was no evidence of any recognized environmental conditions at the Cottage Grove Apartments Property.

The Market. The Cottage Grove Apartments Property is located at 614 Peninsula Drive in Newport News, Virginia, within the Norfolk – Virginia Beach – Newport News, VA Metropolitan Statistical Area (the “Hampton Roads MSA”). According to the appraisal, the Hampton Roads MSA had a 2024 population of 1,804,873 with average household income of $107,620. Primary access to the Cottage Grove Apartments Property is provided by Jefferson Avenue with nearby access to Interstate 664, connecting approximately 1.0 miles south of the Cottage Grove Apartments Property.

According to the appraisal, the Cottage Grove Apartments Property is located in the Newport News multifamily submarket of the Hampton Roads multifamily market. As of December 31, 2024, the Newport News multifamily submarket had total inventory of 31,992 units, a vacancy rate of 7.0%, and average asking rent of $1,245 per unit. As of December 31, 2024, the overall Hampton Roads multifamily market had inventory of 179,404 units, a vacancy rate of 6.5% and average asking rent of $1,459 per unit.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Cottage Grove Apartments Property was 9,672, 62,693 and 122,313, respectively. The 2024 average household income within the same radii was $56,309, $65,856 and $77,624, respectively.

The following table presents certain information relating to comparable multifamily properties to the Cottage Grove Apartments Property:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent per Unit
Cottage Grove Apartments(2) 614 Peninsula Drive Newport News, VA	-	1948 / 2009, 2022	552	1 BR / 1 BA	515 SF	$948
				2 BR / 1 BA	681 SF	$1,029
Meadow View Townhomes 4801 Marshall Avenue Newport News, VA	0.6 mi	1967 / NAP	400	1 BR / 1 BA	530 SF	$850
				2 BR / 1 BA	740 SF	$920
Riverlands 45 Riverlands Drive Newport News, VA	1.5 mi	1987 / NAP	404	1 BR / 1 BA	557 SF	$1,025
				1 BR / 1 BA	597 SF	$1,025
				2 BR / 1 BA	757 SF	$1,228
				2 BR / 1 BA	797 SF	$1,233
Huntington on The James 312 73rd Street Newport News, VA	2.6 mi	1944 / NAP	201	1 BR / 1 BA	650 SF	$1,125
				2 BR / 1 BA	950 SF	$1,275
Windsor Court 537 Bellwood Road Newport News, VA	2.8 mi	1970 / NAP	134	1 BR / 1 BA	617 SF	$951
				2 BR / 1 BA	732 SF	$1,051
Hilton Village Townhomes 531 Bulkeley Place Newport News, VA	3.1 mi	1966 / NAP	160	1 BR / 1 BA	630 SF	$1,285
				1 BR / 1 BA	676 SF	$1,335
				2 BR / 1 BA	780 SF	$1,495
				2 BR / 1 BA	780 SF	$1,405
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 20, 2025. Average Rent Per Unit reflects the average rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Multifamily – Garden 614 Peninsula Drive Newport News, VA 23605	Collateral Asset Summary – Loan No. 8 Cottage Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.4% 1.36x 9.0%

The Borrowers and the Borrower Sponsors. The borrowers are Cottage Grove Acquisition LLC, FS Cottage Grove, LLC, Collins Cottage Grove LLC and Stone Cottage Grove LLC, as tenants-in-common. Each borrower is a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cottage Grove Apartments Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Ira Mondry, Mitchell Mondry, Charles R. Patty Jr., Christopher Collins and Parker James Stone III. Ira Mondry is a co-founder and manager and Mitchell Mondry is a principal of M Group. M Group is a real estate investment company that has over 30 years of experience and has acquired or invested in over 200 properties totaling more than 20,000,000 square feet, spanning most real estate asset classes. Charles R. Patty Jr. is the founder of Fortress Capital, and in 2020, founded Featherstone Partners, a real estate investment and operating firm based in Virginia Beach. The remaining borrower sponsors, Christopher Collins and Parker James Stone III, are individual investors with interests in five properties totaling 731 units.

Property Management. The Cottage Grove Apartments Property is managed by Pegasus Residential, L.L.C., an independent third-party management company.

Initial and Ongoing Reserves. At origination of the Cottage Grove Apartments Mortgage Loan, the borrowers deposited approximately (i) $211,727 into a reserve account for real estate taxes, (ii) $45,423 into a reserve for insurance, and (iii) $131,780 into a reserve account for immediate repairs.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $52,932).

Insurance Reserve – At the option of lender, if the liability or casualty insurance policy maintained by the borrowers covering the Cottage Grove Apartments Property does not constitute an approved blanket or umbrella policy pursuant to the Cottage Grove Apartments Mortgage Loan documents, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $22,712).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $13,800.

Lockbox / Cash Management. The Cottage Grove Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, within two business days, all revenue derived from the Cottage Grove Apartments Property into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Cottage Grove Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Cottage Grove Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Cottage Grove Apartments Mortgage Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Cottage Grove Apartments Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Cottage Grove Apartments Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x (provided, however, that no Trigger Period will be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Cottage Grove Apartments Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive quarters.

“Collateral Cure Conditions” will exist if and for so long as the borrowers provide to the lender collateral in the form of cash or a letter of credit in the amount of the Collateral Deposit Amount (as defined below), and thereafter, for so long as the borrowers elect to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (under clause (A)(ii) of the definition of such term) on each one year anniversary of the date that the borrowers delivered such cash or letter of credit, the borrowers must provide additional cash collateral or increase the letter of credit amount in the amount of the Collateral Deposit Amount. The lender is required to return such collateral to the borrowers, provided no event of default is continuing under the Cottage Grove Apartments Mortgage Loan documents, at such time as the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters without taking into account such collateral.

“Collateral Deposit Amount” means the amount of funds which, if the outstanding principal balance of the Cottage Grove Apartments Mortgage Loan were reduced thereby, would cause the debt service coverage ratio to be equal to 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Multifamily – Garden 614 Peninsula Drive Newport News, VA 23605	Collateral Asset Summary – Loan No. 8 Cottage Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 64.4% 1.36x 9.0%

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Multifamily – Garden 1025 Hirschfeld Drive Fayetteville, NC 28303	Collateral Asset Summary – Loan No. 9 The One at Fayetteville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,200,000 60.6% 1.26x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Multifamily – Garden 1025 Hirschfeld Drive Fayetteville, NC 28303	Collateral Asset Summary – Loan No. 9 The One at Fayetteville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,200,000 60.6% 1.26x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Multifamily – Garden 1025 Hirschfeld Drive Fayetteville, NC 28303	Collateral Asset Summary – Loan No. 9 The One at Fayetteville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,200,000 60.6% 1.26x 8.8%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Millenia Capital Assets Inc.	Collateral:	Fee
Borrower(s):	Zeta Property Owner LLC	Location:	Fayetteville, NC
Original Balance:	$42,200,000	Year Built / Renovated:	2023 / NAP
Cut-off Date Balance:	$42,200,000	Property Management:	Hawthorne Residential Partners LLC
% by Initial UPB:	4.5%	Size:	264 Units
Interest Rate:	6.74000%	Appraised Value / Per Unit:	$69,600,000 / $263,636
Note Date:	February 13, 2025	Appraisal Date:	January 8, 2025
Original Term:	60 months	Occupancy:	95.5% (as of January 17, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(2):	$3,711,950
Interest Only Period:	60 months	Underwritten NCF:	$3,645,950
First Payment Date:	April 6, 2025
Maturity Date:	March 6, 2030	Historical NOI
Additional Debt Type:	NAP	2024 NOI(2):	$2,031,975
Additional Debt Balance:	NAP	2023 NOI(3):	NAV
Call Protection:	L(25),D(28),O(7)	2022 NOI(3):	NAV
Lockbox / Cash Management:	Springing / Springing	2021 NOI(3):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$159,848
Taxes:	$350,078	$43,760	NAP	Maturity Date Loan / Unit:	$159,848
Insurance:	$11,913	$11,913	NAP	Cut-off Date LTV:	60.6%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	60.6%
				UW NOI DY:	8.8%
				UW NCF DSCR:	1.26x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,200,000	69.2%	Purchase Price	$59,520,905	97.6%
Borrower Sponsor Equity	18,521,199	30.4	Closing Costs	1,078,105	1.8
Other Sources(4)	239,802	0.4	Upfront Reserves	361,991	0.6
Total Sources	$60,961,001	100.0%	Total Uses	$60,961,001	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	The increase from 2024 NOI to Underwritten NOI is primarily attributable to lease-up of The One at Fayetteville Property (as defined below) which commenced in December 2023.
(3)	2021 NOI, 2022 NOI, and 2023 NOI are not available because The One at Fayetteville Property was constructed in 2023.
(4)	Other Sources include certain credits and prorations related to the acquisition of The One at Fayetteville Property.

The Loan. The ninth largest mortgage loan (“The One at Fayetteville Mortgage Loan”) is secured by the borrower’s fee interest in a 264-unit, garden style apartment complex located in Fayetteville, North Carolina (“The One at Fayetteville Property”). The One at Fayetteville Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $42,200,000. The One at Fayetteville Mortgage Loan was originated on February 13, 2025 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.74000% per annum. The One at Fayetteville Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of The One at Fayetteville Mortgage Loan is March 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Multifamily – Garden 1025 Hirschfeld Drive Fayetteville, NC 28303	Collateral Asset Summary – Loan No. 9 The One at Fayetteville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,200,000 60.6% 1.26x 8.8%

The Property. The One at Fayetteville Property is a recently constructed, 264-unit, Class A, garden style apartment complex located in Fayetteville, North Carolina. The One at Fayetteville Property is comprised of 18 total buildings situated on a 13.94-acre site, including 11 three-story residential buildings, five garages, a clubhouse and a leasing office. The One at Fayetteville Property is located approximately 5.0 miles from Fort Liberty, which is one of the largest military installations in the world by population, with over 52,000 military personnel. Amenities at The One at Fayetteville Property include a health and wellness center, yoga and fitness room, resort style swimming pool, indoor pool cabana, grilling pavilion, golf simulator, dog parks, pet spa, trash compactors, co-working space, electric vehicle chargers, and playground. The One at Fayetteville Property also features 444 surface and 31 garage parking spaces, resulting in a parking ratio of 1.80 spaces per unit.

The unit mix at The One at Fayetteville Property consists of 96 one-bedroom units, 132 two-bedroom units, and 36 three-bedroom units. Unit amenities at The One at Fayetteville Property include stainless steel appliances, quartz countertops, custom cabinetry, vinyl flooring, in-unit laundry, and private patios or balconies. The borrower commenced lease-up of The One at Fayetteville Property in December 2023 and it was 95.5% occupied as of January 17, 2025.

The following table presents certain information relating to the unit mix at The One at Fayetteville Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit (2)
1 Bedroom	96	36.4%	92	95.8%	886	$1,505	$1,531
2 Bedroom	132	50.0%	128	97.0%	1,154	$1,700	$1,781
3 Bedroom	36	13.6%	32	88.9%	1,338	$1,894	$1,926
Total/Wtd. Avg.	264	100.0%	252	95.5%	1,082	$1,653	$1,710
(1)	Based on the underwritten rent roll dated January 17, 2025. Average Monthly Rental Rate is based on occupied units.
(2)	Source: Appraisal.

The following table presents certain information relating to the historical and underwritten net cash flow at The One at Fayetteville Property:

Cash Flow Analysis(1)
	2024(2)	U/W(2)	U/W Per Unit
Base Rent	$5,231,655	$4,999,740	$18,938
Potential Income from Vacant Units	0	253,497	960
Gross Potential Rent	$5,231,655	$5,253,237	$19,899
Other Income(3)	436,841	590,456	2,237
Net Rental Income	$5,668,496	$5,843,693	$22,135
(Vacancy / Credit Loss)	(2,202,609)	(262,662)	(995)
Total Effective Gross Income	$3,465,887	$5,581,031	$21,140

Real Estate Taxes	290,731	525,117	1,989
Insurance	53,333	136,160	516
Management Fee	103,977	167,431	634
Other Expenses(4)	985,871	1,040,373	3,941
Total Expenses	$1,433,912	$1,869,081	$7,080

Net Operating Income	$2,031,975	$3,711,950	$14,060
Replacement Reserves	0	66,000	250
Net Cash Flow	$2,031,975	$3,645,950	$13,810

Occupancy	57.9%(5)	95.0%(5)
NCF DSCR	0.70x	1.26x
NOI Debt Yield	4.8%	8.8%
(1)	Historical Net Operating Income prior to 2024 Net Operating Income is not available because The One at Fayetteville Property was constructed in 2023.
(2)	The increase from 2024 Net Operating Income to U/W Net Operating Income is primarily attributable to lease-up of The One at Fayetteville Property which commenced in December 2023.
(3)	Other Income includes tenant utilities such as cable/internet, electric, water, sewer, and trash, as well as garage income, pet fees, and other traditional ancillary income items such as forfeited deposits, lease application fees, lease administrative fees, cancellation fees, and late fees.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.
(5)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Multifamily – Garden 1025 Hirschfeld Drive Fayetteville, NC 28303	Collateral Asset Summary – Loan No. 9 The One at Fayetteville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,200,000 60.6% 1.26x 8.8%

Appraisal. According to the appraisal, The One at Fayetteville Property had an “as-is” appraised value of $69,600,000 as of January 8, 2025, as shown in the table below.

The One at Fayetteville Property Appraised Value(1)
Property	Value	Capitalization Rate
The One at Fayetteville	$69,600,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated January 15, 2025, there was no evidence of any recognized environmental conditions at The One at Fayetteville Property.

The Market. The One at Fayetteville Property is located at 1025 Hirschfeld Drive in Fayetteville, North Carolina, approximately 5.0 miles from Fort Liberty. According to the appraisal, as of the 2024 census, Fayetteville had a population of 211,377 people, making it the sixth most populous city in North Carolina. Fayetteville is best known as the home of Fort Liberty, which is one of the largest military installations in the world by population, with over 52,000 military personnel.

According to the appraisal, The One at Fayetteville Property is located in the Westover submarket of the Fayetteville multifamily market. As of December 31, 2024, the Fayetteville multifamily market had a total inventory of 41,832 units, a vacancy rate of 8.4%, and asking rent of $1,177 per unit and the Westover multifamily submarket had total inventory of 7,055 units, a vacancy rate of 8.3%, and average asking rent of $1,279 per unit.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of The One at Fayetteville Property was 5,334, 48,434 and 129,595, respectively. The 2024 average household income within the same radii was $88,694, $75,398 and $75,430, respectively.

The following table presents certain information relating to comparable multifamily properties to The One at Fayetteville Property:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent per Unit
The One at Fayetteville(2) 1025 Hirschfeld Drive Fayetteville, NC	-	2023 / NAP	264	1 Bedroom	886 SF	$1,505
				2 Bedroom	1,154 SF	$1,700
				3 Bedroom	1,338 SF	$1,894
West End at Fayetteville 3050 Plantation Garden Boulevard Fayetteville, NC	0.3 mi	2012 / NAP	360	1 BR / 1 BA	927 SF	$1,412
				2 BR / 2 BA	1,246 SF	$1,582
				3 BR / 2 BA	1,390 SF	$1,718
Addison Ridge 1000 Antietam Creek Drive Fayetteville, NC	0.5 mi	2014 / NAP	634	1 BR / 1 BA	825 SF	$1,265
				2 BR / 2 BA	1,194 SF	$1,582
Enclave at Pamalee Square 1014 Enclave Drive Fayetteville, NC	4.8 mi	2010 / NAP	242	1 BR / 1 BA	816 SF	$1,202
				2 BR / 2 BA	1,177 SF	$1,425
				3 BR / 2 BA	1,359 SF	$1,363
The Grove at Park Place 2640 Latrobe Avenue Fayetteville, NC	7.6 mi	2013 / NAP	216	1 BR / 1 BA	834 SF	$1,340
				2 BR / 2 BA	1,183 SF	$1,482
				3 BR / 2 BA	1,325 SF	$1,710
The Vue 5600 Fountain Grove Fayetteville, NC	12.2 mi	2023 / NAP	192	1 BR / 1 BA	934 SF	$1,387
				2 BR / 2 BA	1,279 SF	$1,632
				3 BR / 2 BA	1,530 SF	$1,845
South Pointe at Wayside 1002 South Point Road Raeford, NC	14.2 mi	2023 / NAP	192	1 BR / 1 BA	845 SF	$1,448
				2 BR / 2 BA	1,190 SF	$1,696
				3 BR / 2 BA	1,304 SF	$1,920
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 17, 2025. Average Rent per Unit reflects the average base rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Multifamily – Garden 1025 Hirschfeld Drive Fayetteville, NC 28303	Collateral Asset Summary – Loan No. 9 The One at Fayetteville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,200,000 60.6% 1.26x 8.8%

The following table presents information relating to comparable sales for The One at Fayetteville Property:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Sale Date	Sale Price	Units	Price per Unit
The One at Fayetteville 1025 Hirschfeld Drive Fayetteville, NC	-	Dec-24	$59,520,908	285,588 SF(2)	$208.42(2)
Advenir @ Varina Oaks 300 Alex Ridge Drive Fuquay-Varina, NC	43.4 mi	Nov-24	$66,000,000	254,362 SF	$259.47
Magnolia South Apartments 5201 Old Adams Rd Holly Springs, NC	44.6 mi	Sep-23	$42,700,000	151,202 SF	$282.40
The Villages at Westford 2605 Lowell Road Apex, NC	65.0 mi	Sep-23	$74,000,000	311,356 SF	$237.67
Novel Cary 200 Henry Hill St Cary, NC	71.0 mi	Oct-23	$105,280,000	344,861 SF	$305.28
Avalon Perimeter Park 3055 Carrington Mill Boulevard Morrisville, NC	75.0 mi	Jul-24	$66,500,000	269,232 SF	$247.00
The Flats at 55 Twelve 5512 Sunlight Drive Durham, NC	86.0 mi	Dec-24	$57,000,000	268,760 SF	$212.09
South Pointe at Wayside 1002 South Point Road Raeford, NC	156.0 mi	Jun-24	$41,750,000	205,440 SF	$203.22
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 17, 2025.

The Borrower and the Borrower Sponsors. The borrower is Zeta Property Owner LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The One at Fayetteville Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Millenia Capital Assets Inc., a Panama corporation (“Millenia Capital”). Millenia Capital is the United States real estate division of Terra Group (Grupo Terra), a multi-billion-dollar Honduran business conglomerate that focuses primarily on the energy sector as well as infrastructure, real estate, banking, and insurance.

Property Management. The One at Fayetteville Property is managed by Hawthorne Residential Partners LLC, an independent third party management company.

Initial and Ongoing Reserves. At origination of The One at Fayetteville Mortgage Loan, the borrower deposited approximately (i) $350,078 into a reserve account for real estate taxes and (ii) $11,913 into a reserve account for insurance premiums.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $43,760).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $11,913).

Replacement Reserve – Commencing on the monthly payment date in March 2027 and on each monthly payment date thereafter, the borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $4,400.

Lockbox / Cash Management. The One at Fayetteville Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue derived from The One at Fayetteville Property into such lender-controlled lockbox. Within five business days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all non-residential tenants (if any) occupying space in The One at Fayetteville Property directing them to remit all rent and other sums due under the lease to which they are a party into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with The One at Fayetteville Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The One at Fayetteville Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Multifamily – Garden 1025 Hirschfeld Drive Fayetteville, NC 28303	Collateral Asset Summary – Loan No. 9 The One at Fayetteville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,200,000 60.6% 1.26x 8.8%

Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The One at Fayetteville Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under The One at Fayetteville Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under The One at Fayetteville Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.10x (provided, however, that no Trigger Period will be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The One at Fayetteville Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

“Collateral Cure Conditions” will exist if and for so long as the borrower provides to the lender collateral in the form of cash or a letter of credit in the amount of the Collateral Deposit Amount (as defined below), and thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (under clause (A)(ii) of the definition of such term) on each one year anniversary of the date that the borrower delivered such cash or letter of credit, the borrower must provide additional cash collateral or increase the letter of credit amount in the amount of the Collateral Deposit Amount. The lender is required to return such collateral to the borrower, provided no event of default is continuing under The One at Fayetteville Mortgage Loan documents, at such time as the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters without taking into account such collateral.

The “Collateral Deposit Amount” means an amount equal to twelve Monthly Excess Cash Flow Deposits (as defined below) (calculated by the lender in its reasonable discretion, assuming, solely for purposes of such calculation, a debt service coverage ratio during such twelve month period of 1.15x).

A “Monthly Excess Cash Flow Deposit” means an amount equal to the excess cash flow generated by The One at Fayetteville Property for the immediately preceding interest accrual period.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Multifamily – Mid Rise 105, 109 and 133 Peterborough Street Boston, MA 02215	Collateral Asset Summary – Loan No. 10 105, 109 and 133 Peterborough Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 61.1% 1.53x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Multifamily – Mid Rise 105, 109 and 133 Peterborough Street Boston, MA 02215	Collateral Asset Summary – Loan No. 10 105, 109 and 133 Peterborough Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 61.1% 1.53x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Multifamily – Mid Rise 105, 109 and 133 Peterborough Street Boston, MA 02215	Collateral Asset Summary – Loan No. 10 105, 109 and 133 Peterborough Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 61.1% 1.53x 9.5%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization	Property Type – Subtype:	Multifamily - Mid Rise
Borrower Sponsor(s):	Alfred Sabetfard	Collateral:	Fee
Borrower(s):	DE M&J LLC	Location:	Boston, MA
Original Balance:	$41,500,000	Year Built / Renovated:	1920 / 2019-2024
Cut-off Date Balance:	$41,500,000	Property Management:	Sabet Management Co., Inc.
% by Initial UPB:	4.4%	Size:	113 Units
Interest Rate:	6.08000%	Appraised Value / Per Unit:	$67,900,000 / $600,885
Note Date:	March 4, 2025	Appraisal Date:	January 23, 2025
Original Term:	60 months	Occupancy:	99.1% (as of January 20, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	97.0%
Original Amortization:	NAP	Underwritten NOI:	$3,934,062
Interest Only Period:	60 months	Underwritten NCF:	$3,905,812
First Payment Date:	April 6, 2025
Maturity Date:	March 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$4,084,282 (TTM January 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$4,048,039
Call Protection:	L(25),D(28),O(7)	2023 NOI:	$3,390,413
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$2,982,524

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$367,257
Taxes:	$139,850	$34,962	NAP	Maturity Date Loan / Unit:	$367,257
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	61.1%
Replacement Reserves:	$0	$2,354	NAP	Maturity Date LTV:	61.1%
				UW NOI DY:	9.5%
				UW NCF DSCR:	1.53x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,500,000	100.0%	Borrower Sponsor Equity	$40,909,159	98.6%
			Closing Costs	450,991	1.1
			Upfront Reserves	139,850	0.3
Total Sources	$41,500,000	100.0%	Total Uses	$41,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion on reserve information.

The Loan. The tenth largest mortgage loan (the “105, 109 and 133 Peterborough Street Mortgage Loan”) is secured by the borrower’s fee interest in a 113-unit, mid rise apartment complex consisting of two separate buildings located in Boston, Massachusetts (collectively, the “105, 109 and 133 Peterborough Street Property”). The 105, 109 and 133 Peterborough Street Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $41,500,000. The 105, 109 and 133 Peterborough Street Mortgage Loan was originated on March 4, 2025 by CREFI and accrues interest at a fixed rate of 6.08000% per annum. The 105, 109 and 133 Peterborough Street Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the 105, 109 and 133 Peterborough Street Mortgage Loan is March 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Multifamily – Mid Rise 105, 109 and 133 Peterborough Street Boston, MA 02215	Collateral Asset Summary – Loan No. 10 105, 109 and 133 Peterborough Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 61.1% 1.53x 9.5%

The Property. The 105, 109 and 133 Peterborough Street Property is a recently renovated, 113-unit, mid rise apartment complex located in the Fenway Park neighborhood of Boston, Massachusetts. The 105, 109 and 133 Peterborough Street Property was completed in 1920 and was most recently renovated from 2019 to 2024. The 105, 109 and 133 Peterborough Street Property is comprised of one contiguous building including 105 and 109 Peterborough Street and a separate building located down the street at 133 Peterborough Street. Amenities at the 105, 109 and 133 Peterborough Street Property include on-site laundry, a live in superintendent and 20 surface parking spaces. The 105, 109 and 133 Peterborough Street Property is located near the Boston Museum of Fine Arts, the Longwood Medical and Academic area, and Boston’s Back Bay neighborhood.

The unit mix at the 105, 109 and 133 Peterborough Street Property consists of 11 studio units, 31 one-bedroom / one-bathroom units, 31 two-bedroom / one-bathroom units, 31 three-bedroom / one-bathroom units, six four-bedroom / one-bathroom units, one four-bedroom / one and a half-bathroom unit, one four-bedroom / two-bathroom unit and one two-bedroom / one-bathroom superintendent unit. One of the 11 studio units is used as a corporate management office which is occupied but for which no rent is attributable. Unit amenities at the 105, 109 and 133 Peterborough Street Property include a mixture of white and stainless-steel appliances and hardwood flooring. As of January 20, 2025, the 105, 109 and 133 Peterborough Street Property was 99.1% occupied.

The following table presents certain information relating to the unit mix at the 105, 109 and 133 Peterborough Street Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit(2)
Studio(3)	11	9.7%	11	100.0%	$2,103	$2,200
1BR/1BA	31	27.4%	30	96.8%	$2,853	$2,950
2BR/1BA	31	27.4%	31	100.0%	$3,591	$3,591
3BR/1BA	31	27.4%	31	100.0%	$4,329	$4,600
4BR/1BA	6	5.3%	6	100.0%	$5,450	$5,550
4BR/1.5BA	1	0.9%	1	100.0%	$5,500	$5,650
4BR/2BA	1	0.9%	1	100.0%	$5,800	$5,850
2BR/1BA - Super Unit	1	0.9%	1	100.0%	$500	$3,700
Total/Wtd. Avg.	113	100.0%	112	99.1%	$3,573	$3,713
(1)	Based on the underwritten rent roll dated January 20, 2025.
(2)	Average Monthly Rental Rate is based on occupied units.
(3)	Studio includes a corporate management office which is occupied but to which no rent is attributable. Average Monthly Rental Rate excludes this unit.

The following table presents certain information relating to the historical and underwritten net cash flow at the 105, 109 and 133 Peterborough Street Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 1/31/2025	U/W	U/W Per Unit
Base Rent	$3,724,110	$4,030,900	$4,785,753	$4,829,492	$4,759,740	$42,122
Potential Income from Vacant Units	0	0	0	0	35,400	313
Gross Potential Rent	$3,724,110	$4,030,900	$4,785,753	$4,829,492	$4,795,140	$42,435
Other Income(2)	69,140	76,000	128,556	140,833	151,408	1,340
Net Rental Income	$3,793,250	$4,106,900	$4,914,309	$4,970,324	$4,946,548	$43,775
(Vacancy / Credit Loss)	0	0	0	0	(143,854)	(1,273)
Total Effective Gross Income	$3,793,250	$4,106,900	$4,914,309	$4,970,324	$4,802,693	$42,502

Real Estate Taxes	358,765	285,374	369,953	384,824	399,571	3,536
Insurance	46,902	51,483	76,515	76,515	50,117	444
Management Fee	113,798	123,207	148,159	149,840	144,081	1,275
Other Expenses(3)	291,262	256,423	271,643	274,862	274,862	2,432
Total Expenses	$810,727	$716,487	$866,270	$886,042	$868,631	$7,687

Net Operating Income	$2,982,524	$3,390,413	$4,048,039	$4,084,282	$3,934,062	$34,815
Replacement Reserves	$0	$0	$0	$0	$28,250	$250
Net Cash Flow	$2,982,524	$3,390,413	$4,048,039	$4,084,282	$3,905,812	$34,565

Occupancy	99.6%	99.3%	98.9%	99.1%(4)	97.0%(5)
NCF DSCR	1.17x	1.33x	1.58x	1.60x	1.53x
NOI Debt Yield	7.2%	8.2%	9.8%	9.8%	9.5%
(1)	Based on the underwritten rent roll dated January 20, 2025.
(2)	Other Income includes laundry income, miscellaneous income, and parking income.
(3)	Other Expenses include payroll and benefits, repairs and maintenance, and utilities expenses.
(4)	Represents occupancy as of the underwritten rent roll dated January 20, 2025.
(5)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Multifamily – Mid Rise 105, 109 and 133 Peterborough Street Boston, MA 02215	Collateral Asset Summary – Loan No. 10 105, 109 and 133 Peterborough Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 61.1% 1.53x 9.5%

Appraisal. According to the appraisal, the 105, 109 and 133 Peterborough Street Property had an “as-is” appraised value of $67,900,000 as of January 23, 2025.

105, 109 and 133 Peterborough Street Appraised Value(1)
Property	Value	Capitalization Rate
105, 109 and 133 Peterborough Street	$67,900,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated January 31, 2025, there were no identified recognized environmental conditions at the 105, 109 and 133 Peterborough Street Property.

The Market. The 105, 109 and 133 Peterborough Street Property is located along Peterborough Street in the Fenway neighborhood of Boston, Massachusetts. Primary access to the 105, 109 and 133 Peterborough Street Property is provided by the Massachusetts Turnpike / Interstate 90, which is located directly north of the 105, 109 and 133 Peterborough Street Property. Public transportation is provided by the Massachusetts Bay Transportation Authority, with the nearest train station at Lansdowne Station, which is in walking distance of the 105, 109 and 133 Peterborough Street Property. Major employers in the immediate neighborhood include those related to Fenway Park and the Boston Red Sox organization as well as the medical schools, teaching and research hospitals, and biomedical research facilities in the Longwood Medical and Academic Area. The Fenway neighborhood is also home to the Boston Museum of Fine Arts, the Isabella Stewart Gardner Museum, and the Boston Symphony Orchestra and Boston Pops. Boston University and Northeastern University are also within walking distance to the Fenway neighborhood.

According to the appraisal, the 105, 109 and 133 Peterborough Street Property is located in the Fenway/Mission Hill multifamily submarket of the Metro Boston multifamily market. As of December 31, 2024, the Fenway/Mission Hill multifamily submarket had inventory of 9,274 units, a vacancy rate of 5.8%, and average asking rent of $3,469 per unit. Over the same time period, the Metro Boston multifamily market had inventory of 79,443 units, a vacancy rate of 4.2%, and average asking rent of $3,393 per unit.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 105, 109 and 133 Peterborough Street Property was 91,744, 536,918 and 988,881, respectively. The 2024 average household income within the same radii was $112,317, $153,700 and $157,061, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Multifamily – Mid Rise 105, 109 and 133 Peterborough Street Boston, MA 02215	Collateral Asset Summary – Loan No. 10 105, 109 and 133 Peterborough Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 61.1% 1.53x 9.5%

The following table presents certain information relating to comparable multifamily properties to the 105, 109 and 133 Peterborough Street Property:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Rent per Unit
105, 109 and 133 Peterborough Street(2) 105, 109 and 133 Peterborough Street Boston, MA	-	1920 / 2019-2024	113	99.1%	Studio(3)	$2,103	(3)
					1BR / 1BA	$2,853
					2BR / 1BA	$3,591
					3BR / 1BA	$4,329
					4BR / 1BA	$5,450
					4BR / 1.5BA	$5,500
					4BR / 2BA	$5,800
11-19 Peterborough Street, Boston, MA	0.4 mi	1900 / 2020	52	97.2%	0 BR / 1 BA	$2,400
					1 BR / 1 BA	$2,950
					2 BR / 1 BA	$3,200
1197 Boylston Street Boston, MA	0.8 mi	1920 / NAP	128	100.0%	0 BR / 1 BA	$1,826
					1 BR / 1 BA	$2,181
					2 BR / 1 BA	$3,500
77-81 Park Drive Boston, MA	0.9 mi	1910 / 2022	55	100.0%	1 BR / 1 BA	$2,800
					2 BR / 1 BA	$3,800
					3 BR / 2 BA	$4,400
100 Hemenway Street, Boston, MA	1.1 mi	1910 / 2020	50	98.0%	0 BR / 1 BA	$3,400
					2 BR / 1 BA	$4,600
					3 BR / 1 BA	$5,500
91 Westland Avenue Boston, MA	1.1 mi	1905 / NAP	151	100.0%	0 BR / 1 BA	$2,250
					1 BR / 1 BA	$3,500
					2 BR / 1 BA	$5,150
					3 BR / 2 BA	$5,600
16 Westland Avenue, Boston, MA	1.2 mi	1910 / NAP	55	95.0%	0 BR / 1 BA	$2,075
					1 BR / 1 BA	$3,475
					2 BR / 1 BA	$3,600
					3 BR / 1 BA	$5,000
55-59 Burbank Street, Boston, MA	1.2 mi	1900 / NAP	46	100.0%	0 BR / 1 BA	$2,100
					1 BR / 1 BA	$2,500
					2 BR / 1 BA	$3,600
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 20, 2025. Average Rent Per Unit reflects the average base rent for occupied units.
(3)	Studio includes a corporate management office which is occupied but to which no rent is attributable. Average Monthly Rental Rate excludes this unit.

The Borrower and the Borrower Sponsor. The borrower is DE M&J LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 105, 109 and 133 Peterborough Street Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Alfred Sabetfard of The Sabet Group. The Sabet Group is a family-owned firm with over 35 years of experience in multifamily and commercial real estate development.

Property Management. The 105, 109 and 133 Peterborough Street Property is managed by Sabet Management Co., Inc., a borrower affiliated management company.

Initial and Ongoing Reserves. At origination of the 105, 109 and 133 Peterborough Street Mortgage Loan, the borrower deposited approximately $139,850 into a reserve account for real estate taxes.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $34,962).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower covering the 105, 109 and 133 Peterborough Street Property is not an approved blanket or umbrella policy pursuant to the 105, 109 and 133 Peterborough Street Mortgage Loan documents, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination, the 105, 109 and 133 Peterborough Street Property was insured under an acceptable blanket policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Multifamily – Mid Rise 105, 109 and 133 Peterborough Street Boston, MA 02215	Collateral Asset Summary – Loan No. 10 105, 109 and 133 Peterborough Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 61.1% 1.53x 9.5%

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $2,354.

Lockbox / Cash Management. The 105, 109 and 133 Peterborough Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to any commercial tenants occupying space at the 105, 109 and 133 Peterborough Street Property directing them to remit all rent and other sums due under the applicable lease into the lender-controlled lockbox account (as of the origination of the 105, 109, and 133 Peterborough Street Mortgage Loan, there were no such commercial tenants in occupancy at the 105, 109, and 133 Peterborough Street Property). All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 105, 109 and 133 Peterborough Street Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 105, 109 and 133 Peterborough Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 105, 109 and 133 Peterborough Street Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Following the expiration of the first Trigger Period, the lender is required to, upon the borrower’s request, consent to the borrower instructing the lockbox bank to close the lender-controlled lockbox account and the borrower and property manager may resume directly collecting all revenue derived at the 105, 109 and 133 Peterborough Street Property; provided, however, that following any subsequent Trigger Period the borrower is required to re-establish the lender-controlled lockbox account and deposit revenue in accordance with the 105, 109 and 133 Peterborough Street Mortgage Loan documents thereafter. Upon an event of default under the 105, 109 and 133 Peterborough Street Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 105, 109 and 133 Peterborough Street Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 105, 109 and 133 Peterborough Street Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Office – CBD 66 Hudson Boulevard New York, NY 10001	Collateral Asset Summary – Loan No. 11 The Spiral	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 45.1% 1.99x 11.4%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Office - CBD
Borrower Sponsor(s):	Tishman Speyer Crown Equities 2007 LLC	Collateral:	Fee(6)
Borrower(s):	509 W 34, L.L.C.	Location:	New York, NY
Original Balance(1):	$40,000,000	Year Built / Renovated:	2022 / NAP
Cut-off Date Balance(1):	$40,000,000	Property Management:	Tishman Speyer Properties, L.L.C.
% by Initial UPB:	4.3%	Size:	2,844,343 SF
Interest Rate(2):	5.4996910750%	Appraised Value / Per SF(7):	$4,600,000,000 / $1,617
Note Date:	January 9, 2025	Appraisal Date(7):	December 1, 2026
Original Term:	60 months	Occupancy:	93.8% (as of January 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	94.0%
Original Amortization:	NAP	Underwritten NOI(8):	$236,785,998
Interest Only Period:	60 months	Underwritten NCF:	$230,528,443
First Payment Date:	February 9, 2025
Maturity Date:	January 9, 2030	Historical NOI
Additional Debt Type(1)(3):	Pari Passu / Subordinate	Most Recent NOI(8):	$72,123,305 (TTM November 30, 2024)
Additional Debt Balance(1):	$2,036,700,000 / $773,300,000	2023 NOI:	NAV
Call Protection(4):	L(27),D(26),O(7)	2022 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	NAV

Reserves				Financial Information(1)(2)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$730	$1,002
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$730	$1,002
Replacement Reserves:	$0	Springing	$853,308	Cut-off Date LTV(7):	45.1%	62.0%
TI/LC Reserve:	$0	Springing	(5)	Maturity Date LTV(7):	45.1%	62.0%
Specified Tenant Reserve:	$220,726,391	$0	NAP	UW NOI DY:	11.4%	8.3%
				UW NCF DSCR:	1.99x	1.39x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$2,076,700,000	72.9%	Loan Payoff	$1,561,081,096	54.8%
Subordinate Debt	773,300,000	27.1%	Return of Equity	990,913,460	34.8
			Upfront Reserves	220,726,391	7.7
			Closing Costs	77,279,053	2.7
Total Sources	$2,850,000,000	100.0%	Total Uses	$2,850,000,000	100.0%
(1)	The Spiral mortgage loan (“The Spiral Mortgage Loan”) is part of a whole loan (“The Spiral Whole Loan”), which is comprised of 15 pari passu senior promissory notes and four pari passu junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $2,850,000,000. The Cut-off Date Loan Per SF, Maturity Date Loan Per SF, UW NOI DY, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV presented above are based on the principal balance of The Spiral senior pari passu notes. The Cut-off Date Loan Per SF, Maturity Date Loan Per SF, UW NOI DY, UW NCF DSCR (based on a weighted average interest rate of 5.73551255157895% per annum on The Spiral Whole Loan), Cut-off Date LTV and Maturity Date LTV for The Spiral Whole Loan are shown above in Financial Information. See “Description of the Mortgage Pool—Certain Calculations and Definition—Definitions” in the Preliminary Prospectus.
(2)	Interest Rate represents the weighted average interest rate of component A and component B of The Spiral Mortgage Loan and the related senior pari passu companion notes, weighted on the basis of their respective principal balances. Component A has an interest rate of 5.469840% per annum and component B has an interest rate of 5.761070% per annum. The mortgage rate does not represent the weighted average interest rate of component A or component B applicable to the related senior pari passu companion notes held by the Hudson Yards 2025-SPRL trust or component C, component D, component E and component F applicable to the related subordinate companion loans included in the Hudson Yards 2025-SPRL trust. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” in the Preliminary Prospectus.
(3)	The borrower is permitted to obtain mezzanine financing from a mezzanine lender acceptable to the lender, provided certain conditions are met including, without limitation, the following: (a) the mezzanine financing does not exceed $142,500,000, (b) the aggregate loan-to-value ratio (based on The Spiral Whole Loan and the mezzanine financing) does not exceed 62.0%, (c) the actual combined DSCR must be not less than 1.35x, (d) the actual combined debt yield must be not less than 8.1%.
(4)	Defeasance of The Spiral Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 9, 2028. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the Benchmark 2025-V14 securitization trust in April 2025. The actual defeasance lockout period may be longer.
(5)	The TI/LC Reserve is capped at an amount equal to the aggregate square footage of all major leases relating to all major tenants multiplied by $150.
(6)	The Spiral Whole Loan is secured by the borrower’s fee interest as well as an overlapping leasehold interest of the New York City Industrial Development Agency.
(7)	Appraised Value of $4,600,000,000 represents the appraisal’s concluded “As Stabilized” value as of December 1, 2026 and assumes that the mortgaged property has achieved a stabilized income by December 1, 2026, when The Spiral mortgaged property has no further free rent and tenant improvements and leasing commissions owed in connection with leases executed as of the origination date. The appraisal’s concluded “As Is” value as of November 20, 2024 is $4,175,000,000 which results in a Cut-off Date LTV and Maturity Date LTV for The Spiral Whole Loan of 68.3% and 68.3%, respectively.
(8)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to recently executed office leases including TPG Global, L.L.C (302,432 SF), HSBC Bank USA, National Association (301,260 SF) and AllianceBernstein L.P. (166,525 SF) and burn-off of associated free rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Office – CBD 66 Hudson Boulevard New York, NY 10001	Collateral Asset Summary – Loan No. 11 The Spiral	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 45.1% 1.99x 11.4%

The table below identifies the promissory notes that comprise The Spiral Whole Loan. The relationship between the holders of The Spiral Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus. The Spiral Whole Loan is serviced pursuant to the trust and servicing agreement for the Hudson Yards 2025-SPRL securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(1)
A-1	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	Yes
A-2	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	Yes
A-3	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	Yes
A-4	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	Yes
A-5-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-5-2(2)	$500,000	$500,000	JPMCB	No
A-6-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-6-2	$500,000	$500,000	MSBAM 2025-5C1(3)	No
A-7	$10,000,000	$10,000,000	Benchmark 2025-V13	No
A-8-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-8-2(2)	$500,000	$500,000	WFB	No
A-9(2)	$25,000,000	$25,000,000	JPMCB	No
A-10	$25,000,000	$25,000,000	MSBAM 2025-5C1(3)	No
A-11	$40,000,000	$40,000,000	Benchmark 2025-V14	No
A-12(2)	$25,000,000	$25,000,000	WFB	No
Total Senior Notes	$2,076,700,000	$2,076,700,000
B-1(4)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	Yes
B-2(4)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	Yes
B-3(4)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	Yes
B-4(4)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	Yes
Total Junior Notes	$773,300,000	$773,300,000
Whole Loan	$2,850,000,000	$2,850,000,000
(1)	The “controlling holder” under The Spiral co-lender agreement is the Hudson Yards 2025-SPRL securitization trust.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(3)	The MSBAM 2025-5C1 transaction is expected to close on March 20, 2025.
(4)	The Spiral junior notes are subordinate in right of payment to The Spiral senior notes.

The following table presents certain information relating to the major tenants at The Spiral mortgaged property:

Tenant Summary(1)(2)
Tenant	Credit Rating (Moody’s/S&P /Fitch)(3)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent	UW Base Rent Per SF	% of Total UW Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Pfizer Inc.(4)	A2/A/NR	766,586	27.0%	$71,006,943	$92.63	25.3%	8/31/2042	Y(5)	(5)
Debevoise & Plimpton LLP(6)	AMLaw:#37	531,211	18.7%	$58,997,355	$111.06	21.0%	10/31/2042	Y(7)	(8)
TPG Global, L.L.C	A3/BBB+/BBB+	302,432	10.6%	$45,703,151	$151.12	16.3%	7/31/2041	Y(9)	2 x 5 yr
HSBC Bank USA, National Association	Aa3/A+/AA-	301,260	10.6%	$30,834,900	$102.35	11.0%	4/30/2045	Y(10)	(8)
AllianceBernstein L.P.	A2/NR/NR	166,525	5.9%	$17,449,950	$104.79	6.2%	12/31/2044	Y(11)	(11)
Marshall Wace North America L.P.	NR/NR/NR	89,120	3.1%	$10,307,604	$115.66	3.7%	7/31/2037	Y(12)	1 x 5 yr
The Turner Corporation	NR/NR/NR	86,944	3.1%	$8,172,736	$94.00	2.9%	5/31/2034	N	(8)
The New York and Presbyterian Hospital	Aa2/NR/AA	75,138	2.6%	$7,102,508	$94.53	2.5%	12/31/2043	N	1 x 10 yr
Eisler Capital (US) LLC	NR/NR/NR	35,391	1.2%	$7,078,200	$200.00	2.5%	5/31/2041	Y(13)	2 x 5 yr
Centiva HQH, LLC	NR/NR/NR	38,479	1.4%	$5,579,455	$145.00	2.0%	1/31/2037	Y(14)	1 x 5 yr
Total / Wtd. Avg.		2,393,086	84.1%	$262,232,802	$109.58	93.3%
Other Occupied Tenants		261,306	9.2%	$18,826,812	$72.05	6.7%
Amenity Space		13,967	0.5%	$0	$0.00	0.0%
Occupied Collateral Total(15)		2,668,359	93.8%	$281,059,614	$105.33	100.0%
Vacant		175,984	6.2%
Total		2,844,343	100.0%
(1)	Based on the underwritten rent roll as of January 1, 2025.
(2)	Certain tenants have storage space and/or retail space in addition to the floor(s) listed. Debevoise has storage space with a lease expiration date in February 2035. This storage space is not considered in Lease Expiration.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Office – CBD 66 Hudson Boulevard New York, NY 10001	Collateral Asset Summary – Loan No. 11 The Spiral	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 45.1% 1.99x 11.4%
(4)	Pfizer Inc. has subleased (the “Pfizer Sublease”) the entire 20th floor, containing 50,554 square feet of rentable area, to The Segal Company (Eastern States), Inc. pursuant to a sublease executed on August 21, 2023. The term of the Pfizer Sublease is scheduled to expire on July 30, 2042.
(5)	Pfizer Inc. has the option to renew its lease for either (a) two renewal terms of 10 years each or (b) four renewal terms of five years each. Pfizer Inc. has a one-time right to terminate its lease with respect to certain ancillary spaces on the ground and mezzanine floors, effective at any time from and after September 1, 2032 upon 12-months’ notice with no termination fee.
(6)	Debevoise & Plimpton LLP had a lease commencement date of October 1, 2021, for floors 40 through 45, and November 1, 2021, for floors 46 through 52.
(7)	Debevoise & Plimpton LLP has (a) a one-time right to terminate its lease with respect to a portion of the premises equal to no more than one full floor of the premises, which must be, at the tenant’s option, either (x) the highest or lowest floor of any contiguous block of the premises or (y) a full floor which is not part of or contiguous to the largest block of contiguous floors comprising the premises, as more fully described in the lease, (i) effective as of October 1, 2031, with at least 15-months prior notice and the payment of an amount equal to the rentable square feet (“RSF”) of the applicable space multiplied by $160.39, or (ii) effective as of October 1, 2036, with at least 15-months prior notice and the payment of an amount equal to the RSF of the applicable space multiplied by $80.20, and (b) a one-time right to terminate its lease with respect to the entire premises effective on April 1, 2038, with at least 24-months prior notice and the payment of an amount equal to the sum of (x) the RSF of the premises, multiplied by $91.12, plus (y) an amount equal to four months of certain recurring additional charges under the lease at the rate last paid by the tenant prior to exercising its termination option.
(8)	Tenant has the option to renew its lease for either (a) one renewal term of 10 years or (b) two renewal terms of five years each.
(9)	TPG Global, L.L.C has (a) the right, upon written notice to the landlord, to terminate its lease with respect to the lobby on the later of (i) 18 months after the tenant’s notice to the landlord and (ii) August 1, 2029, with the payment of an amount equal to the various unamortized costs and expenses; (b) a one-time right to terminate its entire premises or a portion of the then office premises effective on August 1, 2036, with 20-months prior notice and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space; (c) a one-time right to terminate its lease with respect to any full floor of the office portion of the premises with at least 20-months prior notice and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space; and (d) a one-time right to terminate its lease with respect to the 57th floor, with notice on or prior to December 31, 2025, with an estimated termination fee of $7,713,362. TPG Global, L.L.C executed its lease on October 15, 2025 and is paying rent but has not yet completed its buildout nor taken occupancy. We cannot assure you that the tenant will eventually take occupancy.
(10)	HSBC Bank USA, National Association has a one-time right to terminate its lease (a) effective as of May 1, 2032, (b) effective as of May 1, 2035, or (c) effective as of May 1, 2037, with respect to a portion of the premises equal to (x) all or 50% of the RSF of the highest or lowest full floor or, at the tenant’s election, more of the premises located on the block of floors starting on the second floor through the fifth floor (the “Podium Stack”), (y) the entirety of the 29th and 30th floors (collectively with the second and third floors of the building, the “Office Premises”), and/or (z) all of any full or partial floor of the Office Premises which is not contiguous to any full or partial floor of the Office Premises then leased by the tenant (with the aggregate RSF of the space for both the 7-year contraction option and 10-year contraction option not exceeding 125,000 RSF), with at least 20 months’ prior notice if the space is equal to or greater than 50,000 RSF or 18 months’ prior notice if the terminated space is less than 50,000 RSF, and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space, including, without limitation, an amount equal to the RSF of the applicable space multiplied by $113.00. HSBC has executed a lease to expand its space but has not taken occupancy of such space. We cannot assure you that the tenant will eventually take occupancy of the expansion space.
(11)	AllianceBernstein L.P. has the option to renew its lease for either (a) two renewal terms of 10 years each or (b) two renewal terms of five years each. AllianceBernstein L.P. has a one-time right to terminate the lease (a) effective as of December 31, 2034, with respect to the highest full floor of the premises and any partial floor contiguous to the highest floor, with at least 18-month prior notice and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space, and (b) effective as of January 1, 2040, with respect to (i) the entirety of the premises or (ii) the highest full floor and any full floor and/or partial floor contiguous to the highest floor, with at least 18-months prior notice if the terminated space is one floor, at least 24 months’ notice if the space is more than one floor but less than three floors, or at least 30-months prior notice if the space terminated is more than three floors, and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space.
(12)	Marshall Wace North America L.P. has the right to terminate its expansion space on the 33rd floor as of July 1, 2030, with 15-months prior notice and the payment of a termination fee equal to $1,695,046.
(13)	Eisler Capital (US) LLC has a one-time right effective as of June 1, 2036 to terminate its lease with respect to the entire premises with at least 15-months prior notice and the payment of payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space, including, without limitation, the landlord’s contributions in connection with any work performed, the cost of any free rent, and brokerage commissions.
(14)	Centiva HQH, LLC has a one-time right to terminate its lease with respect to the entire premises effective as of November 18, 2031 with at least 18-months prior notice and a payment equal to $8,498,945, provided it has not exercised its option under the lease to also lease part or all of the 56th floor.
(15)	Tenant SF attributable to the ZO Clubhouse, Studio and the three restaurants, representing a combined 4.4% NRA, is included in occupied NRA calculations despite having no UW Base Rent attributable to such spaces.

The following table presents certain information relating to the lease rollover schedule at The Spiral mortgaged property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA(3)	% of Owned GLA	Cumulative % of Owned GLA	UW Rent	% of Total UW Rent	UW Rent $ per SF	# of Expiring Leases
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	15,560	0.5%	0.5%	$2,168,200	0.8%	$139.34	2
2028	25,043	0.9%	1.4%	$3,416,313	1.2%	$136.42	2
2029	0	0.0%	1.4%	$0	0.0%	$0.00	0
2030	8,373	0.3%	1.7%	$1,423,410	0.5%	$170.00	1
2031	0	0.0%	1.7%	$0	0.0%	$0.00	0
2032	0	0.0%	1.7%	$0	0.0%	$0.00	0
2033	63,782	2.2%	4.0%	$7,357,033	2.6%	$115.35	3
2034	101,750	3.6%	7.5%	$9,890,232	3.5%	$97.20	2
2035	489	0.0%	7.6%	$34,915	0.0%	$71.40	1
2036 & Thereafter	2,439,395	85.8%	93.3%	$256,769,511	91.4%	$105.26	13
Vacant	175,984	6.2%	99.5%	$0	0.0%	$0.00	0
Amenity Space	13,967	0.5%	100.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg.	2,844,343	100.0%		$281,059,614	100.0%	$98.81	24
(1)	Based on the underwritten rent roll as of January 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Expiring Owned GLA attributable to the ZO Clubhouse, Studio and the three restaurants, representing a combined 4.4% NRA, is included in NRA and is treated as being occupied by tenants for purposes of occupancy calculations despite having no UW Rent rolling attributable to such spaces. The tenants at those spaces or related leases are included in the rollover schedule above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Office – CBD 66 Hudson Boulevard New York, NY 10001	Collateral Asset Summary – Loan No. 11 The Spiral	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 45.1% 1.99x 11.4%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Spiral mortgaged property:

Cash Flow Analysis
	TTM 11/30/2024	UW	UW PSF
Rents in Place	$223,834,575	$281,059,614	$98.81
Rent Steps(1)	$0	$71,021	$0.02
IG Rent Steps(2)	$0	$15,024,990	$5.28
Vacant Income(3)	$0	$25,117,360	$8.83
Gross Potential Rent	$223,834,575	$321,272,985	$112.95
CAM	$2,527,573	$5,767,376	$2.03
Gross Potential Income	$226,362,148	$327,040,362	$114.98
Restaurant Income	$0	$1,806,776	$0.64
Other Income(4)	$14,864,496	$21,572,398	$7.58
(Free Rent)	($79,175,365)	$0	$0.00
(Vacancy & Credit Loss)(3)	$0	($19,150,880)	($6.73)
Effective Gross Income	$162,051,278	$331,268,656	$116.47

Real Estate Taxes	$39,721,826	$46,931,656	$16.50
Insurance	$2,224,456	$2,901,542	$1.02
Management Fee	$2,352,869	$1,000,000	$0.35
Other Operating Expenses	$45,628,822	$43,649,460	$15.35
Total Expenses	$89,927,973	$94,482,658	$33.22

Net Operating Income(5)	$72,123,305	$236,785,998	$83.25
Replacement Reserves	$0	$568,869	$0.20
TI/LC	$0	$5,688,686	$2.00
Net Cash Flow(6)	$72,123,305	$230,528,443	$81.05

Occupancy %	93.4%	95.4%(3)
NCF DSCR	0.62x	1.99x(6)
NOI Debt Yield	3.5%	11.4%(6)
(1)	Rent Steps shown above include contractual rent steps through January 2026.
(2)	IG Rent Steps represents the net present value of rent through lease term for all investment grade tenants and Debevoise.
(3)	The vacancy was underwritten to an economic vacancy of 6.0%, which is above the micro market vacancy of 4.0% as of November 2024 according to a third party market data provider. The Spiral mortgaged property was 93.8% leased as of January 1, 2025 and continues to stabilize as evidenced by recent leasing.
(4)	Other Income includes among other items, rental income from the 23rd and 24th floor “Studio” amenity space that was nearly 100% leased as of October 2024.
(5)	The increase in Net Operating Income from TTM 11/30/2024 to UW is primarily attributable to recently executed office leases including TPG Global, L.L.C (302,432 SF), HSBC Bank USA, National Association (301,260 SF) and AllianceBernstein L.P. (166,525 SF) and burn-off of associated free rent.
(6)	The NCF DSCR and NOI Debt Yield presented above are based on the principal balance of The Spiral senior pari passu notes. NCF DSCR (based on a weighted average interest rate of 5.73551255157895% per annum on The Spiral Whole Loan) and NOI Debt Yield for The Spiral Whole Loan are 1.39x and 8.3%, respectively. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Multifamily-Garden Various Tulsa, OK 74129	Collateral Asset Summary – Loan No. 12 Lakeside Place & Shoreline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,500,000 67.9% 1.32x 9.5%

Mortgage Loan Information
Loan Seller(s):	BMO
Loan Purpose:	Refinance
Borrower Sponsor(s)(1):	Marc Kulick and Ira Mondry
Borrower(s):	Lakeside Best Living LLC and Shoreline’s Best Living, LLC
Original Balance:	$35,500,000
Cut-off Date Balance:	$35,500,000
% by Initial UPB:	3.8%
Interest Rate:	6.76000%
Note Date:	February 27, 2025
Original Term:	60 months
Amortization:	Interest Only
Original Amortization:	NAP
Interest Only Period:	60 months
First Payment Date:	April 6, 2025
Maturity Date:	March 6, 2030
Additional Debt Type:	NAP
Additional Debt Balance:	NAP
Call Protection:	L(25),D(30),O(5)
Lockbox / Cash Management:	Soft / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$147,441	$36,860	NAP
Insurance:	$0	Springing	NAP
Replacement Reserve:	$0	$13,979	NAP
Immediate Repair Reserve:	$101,312	$0	NAP

Property Information
Single Asset / Portfolio:	Portfolio
Property Type – Subtype:	Multifamily – Garden
Collateral:	Fee
Location:	Tulsa, OK
Year Built / Renovated:	1974 / 2022
Property Management:	Vesta Realty, LLC
Size:	671 Units
Appraised Value / Per Unit(2):	$52,300,000 / $77,943
Appraisal Date(2):	December 11, 2024
Occupancy:	93.0% (as of February 5, 2025)
UW Economic Occupancy:	91.2%
Underwritten NOI(3):	$3,377,828
Underwritten NCF:	$3,210,078

Historical NOI
2024 NOI(3):	$2,830,633
2023 NOI:	$2,551,055
2022 NOI:	$2,631,236
2021 NOI:	$2,125,686

Financial Information
Cut-off Date Loan / Unit:	$52,906
Maturity Date Loan / Unit:	$52,906
Cut-off Date LTV(2):	67.9%
Maturity Date LTV(2):	67.9%
UW NOI DY:	9.5%
UW NCF DSCR:	1.32x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,500,000	100.0%	Loan Payoff	$33,157,216	93.4%
			Closing Costs(4)	1,294,973	3.6
			Return of Equity	799,058	2.3
			Upfront Reserves	248,753	0.7
Total Sources	$35,500,000	100.0%	Total Uses	$35,500,000	100.0%
(1)	The borrower sponsors for the Lakeside Place & Shoreline Apartments mortgage loan are related to the borrower sponsors for the Cottage Grove Apartments mortgage loan.
(2)	The Appraised Value of $52,300,000 represents the aggregate of the “as is" appraised value of $36,100,000 as of December 11, 2024 for the Shoreline Apartments mortgaged property and the “as is” appraised value of $16,200,000 as of December 11, 2024 for the Lakeside Place mortgaged property.
(3)	The increase from 2024 NOI to Underwritten NOI is primarily attributable to higher in-place rents and lower vacancy.
(4)	Closing Costs include a rate buydown fee of $532,500.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Multifamily-Garden Various Tulsa, OK 74129	Collateral Asset Summary – Loan No. 12 Lakeside Place & Shoreline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,500,000 67.9% 1.32x 9.5%

The following table presents certain information relating to the Lakeside Place & Shoreline Apartments mortgaged properties:

Portfolio Summary(1)
Property Name	City, State	Year Built / Renovated	Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Cut-off Date Balance	Appraised Value(3)	U/W NOI(2)	% of U/W NOI(2)
Lakeside Place	Tulsa, OK	1974 / 2022	208	94.2%	$10,996,176	31.0%	$16,200,000	$1,005,900	29.8%
Shoreline Apartments	Tulsa, OK	1974 / 2022	463	92.4%	24,503,824	69.0%	36,100,000	2,371,928	70.2%
Total / Wtd. Avg.			671	93.0%	$35,500,000	100.0%	$52,300,000	$3,377,828	100.0%
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated February 5, 2025.
(3)	The Appraised Value of $52,300,000 represents the aggregate of the “as is" appraised value of $36,100,000 as of December 11, 2024 for the Shoreline Apartments mortgaged property, and the “as is” appraised value of $16,200,000 as of December 11, 2024 for the Lakeside Place mortgaged property.

The following table presents certain information relating to the unit mix at the Lakeside Place & Shoreline Apartments mortgaged properties:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit
1BR/ 1BA - 725 - Lakeside	20	3.0%	100.0%	725	$634	$650
1BR/ 1BA - 500 - Lakeside	56	8.3%	96.4%	500	$614	$625
1BR/ 1BA - 750 - Lakeside	20	3.0%	90.0%	750	$677	$675
1BR/ 1BA - 800 - Lakeside	64	9.5%	87.5%	800	$707	$750
2BR/ 1.5BA - 900 - Lakeside	16	2.4%	100.0%	900	$779	$840
2BR/ 1.5BA - 950 - Lakeside	32	4.8%	100.0%	950	$851	$890
Studio - 400 - Shoreline	24	3.6%	95.8%	400	$559	$575
1BR/ 1BA - 725 - Shoreline	176	26.2%	88.1%	725	$658	$650
1BR/ 1BA - 780 - Shoreline	55	8.2%	80.0%	780	$655	$700
2BR/ 1.5BA - 820 - Shoreline	128	19.1%	99.2%	820	$748	$775
2BR/ 1.5BA - 880 - Shoreline	24	3.6%	100.0%	880	$778	$790
2BR/ 2BA - 920 - Shoreline	40	6.0%	100.0%	920	$826	$875
2BR/ 1.5BA - 1,200 - Shoreline	16	2.4%	93.8%	1,200	$918	$1,050
Total / Wtd. Avg.	671	100.0%	93.0%	769	$707	$727
(1)	Based on the underwritten rent rolls dated February 5, 2025. The Average Monthly Rent Per Unit is based on occupied units only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Multifamily-Garden Various Tulsa, OK 74129	Collateral Asset Summary – Loan No. 12 Lakeside Place & Shoreline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,500,000 67.9% 1.32x 9.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Lakeside Place & Shoreline Apartments mortgaged properties:

Cash Flow Analysis(1)
	2021	2022	2023	2024	U/W	U/W Per Unit
In-Place Base Rent	$4,664,875	$4,872,216	$5,162,763	$5,575,611	$5,296,286	$7,893.12
Potential Income from Vacant Units	0	0	0	0	388,200	578.54
Gross Potential Rent	$4,664,875	$4,872,216	$5,162,763	$5,575,611	$5,684,486	$8,471.66
Vacancy(2)	(577,008)	(444,574)	(1,026,082)	(780,161)	(502,459)	(748.82)
Net Rental Collections	$4,087,866	$4,427,641	$4,136,682	$4,795,450	$5,182,027	$7,722.84
Other Income	770,812	833,936	1,300,315	1,222,381	1,222,381	1,821.73
Effective Gross Income	$4,858,678	$5,261,577	$5,436,996	$6,017,831	$6,404,408	$9,544.57

Real Estate Taxes	418,850	394,347	397,289	423,785	421,259	627.81
Insurance	301,279	291,042	334,060	455,236	300,000	447.09
Management Fee	168,116	183,400	184,318	194,989	192,132	286.34
Other Expenses(3)	1,844,748	1,761,553	1,970,273	2,113,189	2,113,189	3,149.31
Total Expenses	$2,732,993	$2,630,341	$2,885,941	$3,187,198	$3,026,580	$4,510.55
Net Operating Income(4)	$2,125,686	$2,631,236	$2,551,055	$2,830,633	$3,377,828	$5,034.02
Replacement Reserves	0	0	0	0	167,750	250.00
Net Cash Flow	$2,125,686	$2,631,236	$2,551,055	$2,830,633	$3,210,078	$4,784.02

Occupancy	92.3%	92.1%	89.6%	93.0%(5)	91.2%(6)
NCF DSCR	0.87x	1.08x	1.05x	1.16x	1.32x
NOI Debt Yield	6.0%	7.4%	7.2%	8.0%	9.5%
(1)	Based on the underwritten rent rolls dated February 5, 2025.
(2)	Vacancy includes actual residential vacancy, bad debt, and other loss.
(3)	Other Expenses include utilities, general & administrative expenses, repairs & maintenance, landscaping & security, payroll & benefits, non-revenue units, and marketing.
(4)	The increase from TTM Dec 2024 Net Operating Income to U/W Net Operating Income is primarily attributable to higher in-place rents and lower vacancy.
(5)	Based on the current occupancy as of February 5, 2025.
(6)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Multifamily-Garden Various Tulsa, OK 74129	Collateral Asset Summary – Loan No. 12 Lakeside Place & Shoreline Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,500,000 67.9% 1.32x 9.5%

The following table presents certain information relating to comparable multifamily properties to the Lakeside Place & Shoreline Apartments mortgaged properties:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type(2)	Average Rent per Unit
Lakeside Place & Shoreline Apartments(2)	-	1974 / 2022	671	1 BR/1 BA – 725 Lakeside	$634
				1 BR/1 BA – 500 Lakeside	$614

1 BR/1 BA – 750 Lakeside

1 BR/1 BA – 800 Lakeside

2 BR/1.5 BA – 900 Lakeside

2 BR/1.5 BA – 950 Lakeside

Studio – 400 Shoreline

1 BR/1 BA – 725 Shoreline

1 BR/1 BA – 780 Shoreline

2 BR/1.5 BA – 820 Shoreline

2 BR/1.5 BA – 880 Shoreline

					$677 $707 $779 $851 $559 $658 $655 $748 $778
				2 BR/2 BA – 920 Shoreline 2 BR/1.5 BA – 1,200 Shoreline	$826 $918
Ashwood Apartments 2929 South 129th East Place Tulsa, OK 74134	2.2 mi	1984 / 2012	144	Studio 1 BR/1 BA – Loft 1 BR/1 BA 2 BR/2 BA – Loft 2 BR/2 BA	$775 $990 $890 $1,200 $1,150
Astoria Pointe 13195 East 31st Street South Tulsa, OK 74134	2.4 mi	1983 / NAP	128	Studio 1 BR/1 BA – Loft 1 BR/1 BA 2 BR/2 BA – Loft 2 BR/2 BA	$785 $985 $895 $1,150 $1,100
Townhomes at East 32nd 10149 East 32nd Street Tulsa, OK 74146	1.0 mi	1972 / NAP	112	2 BR/1.5 BA – 960 SF 2 BR/1.5 BA – 1000 SF 3 BR/1.5 BA – 1140 SF	$880 $949 $1,140
Union Point 4104 South 130th East Avenue Tulsa, OK 74134	2.8 mi	1982 / 2022	400	Studio 1 BR/1 BA 2 BR/2 BA	$675 $749 $925
Boca Vista Apartments 10851 East 33rd Street Tulsa, OK 74146	1.4 mi	1974 / NAP	121	1 BR/1 BA 2 BR/1 BA	$769 $1,009
Bristol Park 4414 South Garnett Road Tulsa, OK 74146	2.3 mi	1979 / NAP	512	Studio 1 BR/1 BA 2 BR/2 BA	$754 $874 $1,089
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated February 5, 2025. Average Rent per Unit reflects the average rent for occupied units for the Lakeside Place & Shoreline Apartments mortgaged properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Office – CBD Various San Francisco, CA 94158	Collateral Asset Summary – Loan No. 13 Uber Headquarters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.7% 2.47x 14.8%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type - Subtype:	Office - CBD
Borrower Sponsor(s):	GSW ECOP LLC, GSW Real Estate Office Corp., ARE-San Francisco No. 55, LLC and Zwaschen, LLC(1)	Collateral:	Fee
Borrower(s):	ECOP Tower I Owner LLC and ECOP Tower II Owner LLC	Location:	San Francisco, CA
Original Balance:	$30,000,000	Year Built / Renovated:	2019 / NAP
Cut-off Date Balance:	$30,000,000	Property Management:	ARE-San Francisco No. 68, LLC
% by Initial UPB:	3.2%	Size:	586,208 SF
Interest Rate:	5.87479028853782%(2)	Appraised Value / Per SF:	$753,000,000 / $1,285
Note Date:	February 10, 2025	Appraisal Date:	December 6, 2024
Original Term:	60 months	Occupancy:	100.0% (as of March 10, 2025)
Amortization:	Interest Only – ARD(3)	UW Economic Occupancy:	97.1%
Original Amortization:	NAP	Underwritten NOI(6):	$56,353,771
Interest Only Period:	60 months	Underwritten NCF:	$56,236,530
First Payment Date:	March 10, 2025
Maturity Date:	February 10, 2030	Historical NOI
Additional Debt Type(4):	Pari Passu / Subordinate	2024 NOI(6):	$43,875,478
Additional Debt Balance:	$351,533,333 / $118,466,667	2023 NOI:	$42,985,012
Call Protection(5):	L(24),YM1(2),DorYM1(27),O(7)	2022 NOI:	$41,812,889
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$41,347,402

Reserves				Financial Information(4)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$651	$853
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$651	$853
Replacement Reserves:	$0	Springing	NAP	Cut-off Date LTV:	50.7%	66.4%
Deferred Maintenance:	$1,243,750	$0	NAP	Maturity Date LTV:	50.7%	66.4%
Lease Termination Reserve:	$0	Springing	NAP	UW NOI DY:	14.8%	11.3%
Common Charges Reserve:	$0	Springing	NAP	UW NCF DSCR:	2.47x	1.74x
Free Rent Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(4)	$381,533,333	62.8%	Loan Payoff	$602,337,656	99.1%
Subordinate Loan(4)	118,466,667	19.5	Closing Costs	4,136,880	0.7
Borrower Sponsor Equity	107,718,286	17.7	Upfront Reserves	1,243,750	0.2
Total Sources	$607,718,286	100.0%	Total Uses	$607,718,286	100.0%
(1)	Uber Headquarters, an affiliate of the sole tenant, Uber, is affiliated with one of the related borrower sponsors.
(2)	Interest Rate represents the weighted average interest rate of component A, component B and component C of the Uber Headquarters Mortgage Loan and the related senior pari passu companion notes, weighted on the basis of their respective principal balances. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” in the Preliminary Prospectus.
(3)	Maturity Date is represented by the anticipated repayment date of February 10, 2030 with a final maturity of February 10, 2035.
(4)	The Uber Headquarters mortgage loan (the “Uber Headquarters Mortgage Loan”) is part of a whole loan (the “Uber Headquarters Whole Loan”), which is evidenced by six senior pari passu promissory notes and two junior pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $500,000,000.
(5)	Defeasance of the Uber Headquarters Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 10, 2028. The assumed lockout period is based on the anticipated closing date of the Benchmark 2025-V14 securitization in April 2025. The actual lockout period may be longer.
(6)	The increase between 2024 NOI and Underwritten NOI is primarily driven by the inclusion of credit tenant rent steps.

The table below identifies the promissory notes that comprise the Uber Headquarters Whole Loan. The relationship between the holders of the Uber Headquarters Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus. The Uber Headquarters Whole Loan is serviced pursuant to the trust and servicing agreement for the RIDE 2025-SHRE securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Office – CBD Various San Francisco, CA 94158	Collateral Asset Summary – Loan No. 13 Uber Headquarters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.7% 2.47x 14.8%
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1	$178,920,000	$178,920,000	RIDE 2025-SHRE	Yes
A-1-C1	30,000,000	30,000,000	Benchmark 2025-V14	No
A-1-C2(1)	20,000,000	20,000,000	GSBI	No
A-2-S1	119,280,000	119,280,000	RIDE 2025-SHRE	No
A-2-C1(1)	20,000,000	20,000,000	BCREI	No
A-2-C2(1)	13,333,333	13,333,333	BCREI	No
B-1	71,080,000	71,080,000	RIDE 2025-SHRE	No
B-2	47,386,667	47,386,667	RIDE 2025-SHRE	No
Whole Loan	$500,000,000	$500,000,000
(1)	Expected to be contributed to one or more future securitizations.

The following table presents certain information relating to the Uber Headquarters portfolio:

Uber Headquarters Mortgaged Property
Mortgaged Property	SF	Year Built / Renovated(1)	Appraised Value(1)
1655 Third Street	317,660	2019 / NAP	$408,050,700
1725 Third Street	268,548	2019 / NAP	344,949,300
Total	586,208		$753,000,000
(1)	Source: Appraisal.

The following table presents certain information relating to the sole tenant at the Uber Headquarters portfolio:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P /Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent	UW Base Rent Per SF	% of Total UW Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Uber (1655)	Baa2/BBB-/BBB	317,660	54.2%	$24,654,672	$77.61	54.2%	10/31/2039	N	1 x 14 yr
Uber (1725)	Baa2/BBB-/BBB	268,548	45.8%	$20,842,923	$77.61	45.8%	9/30/2039	N	1 x 14 yr
Total / Wtd. Avg. Occupied		586,208	100.0%	$45,497,596	$77.61	100.0%
Vacant		0	0.0%
Total		586,208	100.0%
(1)	Based on the underwritten rent roll dated March 10, 2025 and inclusive of contractual rent steps through January 2026.

The following table presents certain information relating to the lease rollover schedule at the Uber Headquarters portfolio:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	0.0%	$0	0.0%	$0.00	0
2035 & Thereafter	586,208	100.0%	100.0%	$45,497,596	100.0%	$77.61	2
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	586,208	100.0%		$45,497,596	100.0%	$77.61	2
(1)	Based on the underwritten rent roll dated March 10, 2025 and inclusive of contractual rent steps through January 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Office – CBD Various San Francisco, CA 94158	Collateral Asset Summary – Loan No. 13 Uber Headquarters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.7% 2.47x 14.8%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Uber Headquarters mortgaged property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	UW(2)	UW Per SF
Base Rental Revenue	$39,563,030	$40,749,920	$41,972,418	$43,231,590	$45,497,596	$77.61
Credit Tenant Rent Steps(3)	0	0	0	0	12,503,761	$21.33
Total Reimbursement Revenue	15,391,575	18,286,743	18,722,994	21,559,960	22,345,379	$38.12
Parking Income	2,175,500	2,250,302	2,346,360	2,427,674	2,491,440	$4.25
Credit Tenant Parking Steps	0	0	0	0	171,294	$0.29
Potential Gross Revenue	$57,130,105	$61,286,965	$63,041,772	$67,219,224	$83,009,470	$141.60
Less Vacancy & Credit Loss	0	0	0	0	(2,391,641)	($4.08)
Effective Gross Income	$57,130,105	$61,286,965	$63,041,772	$67,219,224	$80,617,829	$137.52
Real Estate Taxes	7,635,224	7,490,524	7,941,737	8,072,854	8,131,942	$13.87
Insurance	975,676	1,399,895	1,545,981	2,658,435	2,597,270	$4.43
Utilities	1,458,827	1,547,485	1,589,736	2,475,967	2,756,107	$4.70
Repairs & Maintenance	1,800,244	3,108,761	2,299,951	3,568,882	3,300,296	$5.63
Management Fee	791,261	814,998	839,449	864,632	909,952	$1.55
Payroll	641,702	1,010,679	1,210,779	1,072,940	1,442,814	$2.46
General and Administrative	705,929	2,017,233	2,146,287	2,189,162	2,313,593	$3.95
Other Expenses	1,773,840	2,084,501	2,482,840	2,440,874	2,812,084	$4.80
Total Expenses	$15,782,703	$19,474,076	$20,056,760	$23,343,746	$24,264,058	$41.39
Net Operating Income	$41,347,402	$41,812,889	$42,985,012	$43,875,478	$56,353,771	$96.13
Replacement Reserves	0	0	0	0	117,242	$0.20
TI/LC	0	0	0	0	0	$0.00
Net Cash Flow	$41,347,402	$41,812,889	$42,985,012	$43,875,478	$56,236,530	$95.93

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	97.1(4)%
NCF DSCR(5)	1.82x	1.84x	1.89x	1.93x	2.47x
NOI Debt Yield(5)	10.8%	11.0%	11.3%	11.5%	14.8%
(1)	Based on the underwritten rent roll dated March 10, 2025 and inclusive of contractual rent steps through January 2026.
(2)	The increase between 2024 NOI and UW NOI is primarily driven by the inclusion of credit tenant rent steps.
(3)	Reflects present value of contractual rent step increments for Uber's investment-grade credit rating though the lease term.
(4)	Based on the UW Economic Occupancy.
(5)	Based on the Uber Headquarters senior loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Hospitality – Full Service 6189 Muhlhauser Road West Chester, OH 45069	Collateral Asset Summary – Loan No. 14 Marriott Cincinnati North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,082,693 56.3% 1.85x 16.5%
Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Hospitality - Full Service
Borrower Sponsor(s):	Columbia Sussex Corporation	Collateral:	Fee
Borrower(s):	CP West Chester, LLC	Location:	West Chester, OH
Original Balance:	$26,100,000	Year Built / Renovated:	2000 / 2019
Cut-off Date Balance:	$26,082,693	Property Management:	Crestview Management, LLC
% by Initial UPB:	2.8%	Size:	302 Rooms
Interest Rate:	6.80300%	Appraised Value / Per Room:	$46,300,000 / $153,311
Note Date:	March 7, 2025	Appraisal Date:	February 24, 2025
Original Term:	60 months	Occupancy:	51.8% (as of January 31, 2025)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	51.8%
Original Amortization:	360 months	Underwritten NOI:	$4,291,943
Interest Only Period:	None	Underwritten NCF:	$3,774,770
First Payment Date:	April 6, 2025
Maturity Date:	March 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$4,286,134 (TTM January 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$4,291,874
Call Protection:	L(25),D(28),O(7)	2023 NOI(3):	$4,157,100
Lockbox / Cash Management:	Hard / Springing	2022 NOI(3):	$2,929,894

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$86,367
Taxes:	$166,871	$55,624	NAP	Maturity Date Loan / Room:	$81,678
Insurance:	$0	Springing(1)	NAP	Cut-off Date LTV:	56.3%
FF&E Reserve:	$58,864	$43,098	NAP	Maturity Date LTV:	53.3%
Immediate Repairs:	$46,000	$0	NAP	UW NOI DY:	16.5%
PIP Reserve:	$0	Springing(2)	NAP	UW NCF DSCR:	1.85x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,100,000	99.5%	Loan Payoff	$25,587,736	97.6%
Borrower Sponsor Equity	126,983	0.5	Closing Costs	367,512	1.4
			Upfront Reserves	271,735	1.0
Total Sources	$26,226,983	100.0%	Total Uses	$26,226,983	100.0%
(1)	The borrower is required to deposit 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage in the event that there is no blanket policy in place.
(2)	Prior to the required commencement date of any PIP imposed under the existing, renewal or replacement franchise agreement, the borrower is required to deposit into the PIP Reserve account the costs required for such PIP.
(3)	The increase from 2022 NOI to 2023 NOI is primarily attributed to the lower performance in 2022 due to the COVID-19 pandemic. Occupancy increased from 45.0% in 2022 to 53.2% in 2023 which resulted in a 22.8% increase in RevPAR.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Hospitality – Full Service 6189 Muhlhauser Road West Chester, OH 45069	Collateral Asset Summary – Loan No. 14 Marriott Cincinnati North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,082,693 56.3% 1.85x 16.5%

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Marriott Cincinnati North mortgaged property and its competitors:

Occupancy, ADR, RevPAR(1)(2)
	Marriott Cincinnati North(3)			Competitive Set			Penetration Factor
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	45.0%	$152.45	$68.53	54.7%	$125.16	$68.42	82.2%	121.8%	100.2%
2023	53.2%	$158.10	$84.16	55.5%	$132.21	$73.42	95.9%	119.6%	114.6%
2024	51.9%	$165.78	$86.09	56.6%	$132.06	$74.71	91.8%	125.5%	115.2%
(1)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Staybridge Suites Cincinnati North, Courtyard Cincinnati North At Union Centre, Hampton Inn & Suites Cincinnati-Union Centre, Holiday Inn Cincinnati North West Chester, Holiday Inn Express & Suites Cincinnati North Liberty Way and Hilton Garden Inn West Chester.
(2)	Variances between the underwriting, the appraisal and the above table are attributed to variances in reporting methodologies.
(3)	Sourced from the underwriting.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Cincinnati North mortgaged property:

Cash Flow Analysis
	2022(1)	2023(1)	2024	TTM 1/31/2025	U/W	U/W Per Room(2)
Occupancy (%)	45.0%	53.2%	51.9%	51.8%	51.8%
ADR	$152.45	$158.10	$165.78	$166.07	$166.07
RevPAR	$68.53	$84.16	$86.09	$85.96	$85.96

Rooms Revenue	$7,553,636	$9,276,437	$9,489,286	$9,475,141	$9,475,141	$31,375
Food & Beverage Revenue	2,665,623	3,333,545	3,342,767	3,357,810	3,357,810	11,119
Other Revenue	92,450	119,530	98,056	96,397	96,397	319
Total Revenue	$10,311,709	$12,729,512	$12,930,109	$12,929,348	$12,929,348	$42,812

Rooms Expense	$2,065,489	$2,376,012	$2,261,817	$2,275,896	$2,275,896	$7,536
Food & Beverage Expense	1,219,969	1,597,468	1,691,609	1,696,816	1,696,816	5,619
Other Departmental Expenses	21,377	27,803	26,717	26,034	26,034	86
Departmental Expenses	$3,306,835	$4,001,283	$3,980,143	$3,998,746	$3,998,746	$13,241

Departmental Profit	$7,004,874	$8,728,229	$8,949,966	$8,930,602	$8,930,602	$29,572

Management Fee	$309,351	$381,885	$387,903	$387,880	$387,880	$1,284
Marketing and Franchise Fee	613,303	628,673	663,723	670,394	670,394	2,220
Other Undistributed Expenses	2,263,486	2,704,248	2,709,241	2,688,393	2,688,393	8,902
Total Undistributed Expenses	3,186,140	3,714,806	3,760,867	3,746,668	3,746,668	$12,406

Real Estate Taxes	$744,635	$660,496	$667,484	$667,484	$667,484	$2,210
Property Insurance	144,205	195,827	229,741	230,317	224,507	743
Net Operating Income	2,929,894	4,157,100	4,291,874	4,286,134	4,291,943	$14,212

FF&E	$412,468	$509,179	$517,192	$517,174	$517,174	$1,712
Net Cash Flow	$2,517,426	$3,647,921	$3,774,682	$3,768,960	$3,774,770	$12,499

NCF DSCR	1.23x	1.79x	1.85x	1.85x	1.85x
NOI Debt Yield	11.2%	15.9%	16.4%	16.4%	16.4%
(1)	The increase from 2022 to 2023 Net Operating Income is primarily attributed to the lower performance in 2022 due to the COVID-19 pandemic. Occupancy increased from 45.0% in 2022 to 53.2% in 2023 which resulted in a 22.8% increase in RevPAR.
(2)	U/W Per Room is based on 302 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Hospitality – Full Service 6189 Muhlhauser Road West Chester, OH 45069	Collateral Asset Summary – Loan No. 14 Marriott Cincinnati North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,082,693 56.3% 1.85x 16.5%

The following table presents certain information relating to the primary competition for the Marriott Cincinnati North mortgaged property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2024 Occupancy	Estimated 2024 ADR	Estimated 2024 RevPAR
Marriott Cincinnati North(2)	302	2000	51.9%	$165.78	$86.09
Holiday Inn Cincinnati North West Chester	130	2015	55-60%	$130-$140	$75-$80
Aloft Cincinnati West Chester	108	2019	60-65%	$130-$140	$85-$90
Courtyard by Marriott Cincinnati North at Union Centre	126	2007	55-60%	$140-$150	$80-$85
Hilton Garden Inn West Chester	125	2014	65-70%	$130-$140	$90-$95
Sub-Total Avg.	791		58.6%	$146.30	$85.68
Secondary Competitors	652		68.5%	$133.39	$91.35
Total Avg. Competitive Set	1,443		61.7%	$141.75	$87.48
(1)	Source: Appraisal.
(2)	Estimated 2024 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower dated as of December 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – Mid Rise 9125 Copper Avenue Northeast Albuquerque, NM 87123	Collateral Asset Summary – Loan No. 15 Los Altos Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,500,000 65.1% 1.33x 8.7%
Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Mid Rise
Borrower Sponsor(s):	Michael Silberman, William Roos and BAMCAP Partners IV LP	Collateral:	Fee
Borrower(s):	Los Altos Owner, LLC	Location:	Albuquerque, NM
Original Balance:	$21,500,000	Year Built / Renovated:	1978 / 2024
Cut-off Date Balance:	$21,500,000	Property Management:	Bryten Real Estate Partners, LLC
% by Initial UPB:	2.3%	Size:	186 Units
Interest Rate:	6.28000%	Appraised Value / Per Unit:	$33,030,000 / $177,581
Note Date:	February 21, 2025	Appraisal Date:	November 20, 2024
Original Term:	60 months	Occupancy:	93.0% (as of January 21, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	93.8%
Original Amortization:	NAP	Underwritten NOI:	$1,864,737
Interest Only Period:	60 months	Underwritten NCF:	$1,827,537
First Payment Date:	April 6, 2025
Maturity Date:	March 6, 2030	Historical NOI
Additional Debt Type:	NAP	2024 NOI(1):	$1,785,474
Additional Debt Balance:	NAP	2023 NOI(1):	$1,384,988
Call Protection:	L(25),D(28),O(7)	2022 NOI(1):	$1,158,804
Lockbox / Cash Management:	Soft / Springing	2021 NOI:	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$115,591
Taxes:	$0	$10,566	NAP	Maturity Date Loan / Unit:	$115,591
Insurance:	$45,367	$7,561	NAP	Cut-off Date LTV:	65.1%
Replacement Reserves:	$500,000	$3,100	NAP	Maturity Date LTV:	65.1%
				UW NOI DY:	8.7%
				UW NCF DSCR:	1.33x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,500,000	100.0%	Loan Payoff	$18,670,510	86.8%
			Closing Costs(2)	1,810,806	8.4
			Upfront Reserves	545,367	2.5
			Return of Equity	473,317	2.2
Total Sources	$21,500,000	100.0%	Total Uses	$21,500,000	100.0%
(1)	The increase from 2022 NOI and 2023 NOI to 2024 NOI is primarily attributable to renovations by the borrower sponsors since the acquisition of the Los Altos Towers mortgaged property in 2021. Since acquisition, the borrower sponsors have invested approximately $2.9 million ($15,548 per unit) in additional improvements and other costs, which included the renovations of nearly half of the units at the Los Altos Towers mortgaged property.
(2)	Closing Costs include a rate buy-down fee of $860,000.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Multifamily – Mid Rise 9125 Copper Avenue Northeast Albuquerque, NM 87123	Collateral Asset Summary – Loan No. 15 Los Altos Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,500,000 65.1% 1.33x 8.7%

The following table presents certain information relating to the unit mix at Los Altos Towers mortgaged property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Market Rent Per Unit(3)
Studio(4)	25	13.4%	23	92.0%	492	$1,037	$1,058
1 BD / 1 BA(5)	93	50.0%	85	91.4	825	$1,198	$1,270
1 BD / 2 BA	7	3.8%	7	100.0	1,240	$1,449	$1,419
2 BD / 1 BA	1	0.5%	1	100.0	1,008	$1,199	$1,199
2 BD / 2 BA	60	32.3%	57	95.0	1,213	$1,436	$1,391
Total/Wtd. Avg.	186	100.0%	173	93.0%	922	$1,265	$1,287
(1)	Based on the underwritten rent roll dated January 21, 2025.
(2)	Average Monthly Rent per Unit is based on occupied units.
(3)	Source: Appraisal. Market rent for the Studio unit used for administrative purposes was not included in market Average Monthly Market Rent Per Unit.
(4)	Includes one unit used for administrative purposes, which was underwritten as vacant.
(5)	Includes one model unit, which was underwritten as vacant.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Los Altos Towers mortgaged property:

Cash Flow Analysis
	2022(1)	2023(1)	2024(1)	U/W	U/W Per Unit
Base Rent	$2,004,642	$2,168,311	$2,522,536	$2,626,512	$14,121
Potential Income from Vacant Units	0	0	0	198,912	1,069
Gross Potential Rent	$2,004,642	$2,168,311	$2,522,536	$2,825,424	$15,190
Ratio Utility Billing System	209,033	208,781	215,973	215,973	1,161
Other Income	83,843	134,054	156,127	170,362	916
Net Rental Income	$2,297,518	2,511,146	$2,894,636	$3,211,759	$17,268
(Vacancy / Credit Loss)	0	0	0	(198,912)	(1,069)
Effective Gross Income	$2,297,518	$2,511,146	$2,894,636	$3,012,847	$16,198

Real Estate Taxes	101,937	85,649	113,007	123,099	$662
Insurance	69,736	70,203	65,425	90,735	$488
Management Fee	68,926	75,334	86,839	90,385	$486
Other Expenses(2)	898,115	894,972	843,891	843,891	$4,537
Total Expenses	$1,138,714	$1,126,157	$1,109,162	$1,148,110	$6,173

Net Operating Income	$1,158,804	$1,384,988	$1,785,474	$1,864,737	$10,025
Replacement Reserves	$0	$0	$0	37,200	$200
Net Cash Flow	$1,158,804	$1,384,988	$1,785,474	$1,827,537	$9,825

Occupancy(3)	89.1%	82.1%	92.9%	93.0%
NCF DSCR	0.85x	1.01x	1.30x	1.33x
NOI Debt Yield	5.4%	6.4%	8.3%	8.7%
(1)	The increase from 2022 NOI and 2023 NOI to Most Recent NOI is primarily attributable to renovations by the borrower sponsor since the acquisition of the Los Altos Towers property in 2021. Since acquisition, the borrower sponsor has invested approximately $2.9 million ($15,548 per unit) in additional improvements and other costs, which included the renovation of nearly half of the units at the Los Altos Towers property.
(2)	Other Expenses include payroll, utilities, repairs and maintenance, grounds and pest control, snow and trash removal, parking expenses, marketing and general and administrative expenses.
(3)	Represents monthly average occupancy for 2022, 2023 and 2024 and in-place economic occupancy as of the January 21, 2025 rent roll for U/W. Occupancy fell during the renovation period and recovered during 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Multifamily – Mid Rise 9125 Copper Avenue Northeast Albuquerque, NM 87123	Collateral Asset Summary – Loan No. 15 Los Altos Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,500,000 65.1% 1.33x 8.7%

The following table presents certain information relating to comparable multifamily properties to the Los Altos Towers mortgaged property:

Multifamily Rent Comparables(1)
Property Name / Address	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Los Altos Towers(2) 9125 Copper Avenue Northeast Albuquerque, NM 87123	1978 / 2024	186	Studio	492 SF	$1,037
			1 BD / 1 BA	825 SF	$1,198
			1 BD / 2 BA	1,240 SF	$1,449
			2 BD / 1 BA	1,008 SF	$1,199
			2 BD / 2 BA	1,213 SF	$1,436
Lumen 701 Stephen Moody Street SE Albuquerque, NM 87123	2003 / 2008	280	1 BR / 1 BA	657 SF	$1,913
			2 BR / 2 BA	971 SF	$2,026 - $2,111
Arrowhead Pointe Apartments 12021 Skyline Road NE Albuquerque, NM 87123	1985 / NAP	272	Studio	497 SF	$916
			1 BR / 1 BA	620 SF - 720 SF	$973 - $1,049
			2 BR / 2 BA	920 SF – 1,030 SF	$1,152 - $1,300
Tesota Midtown 200 Figueroa Street NE Albuquerque, NM 87123	1978 / NAP	124	1 BR / 1 BA	639 SF	$798 - $858
			2 BR / 1 BA	829 SF	$864 - $895
The June Apartments (fka Hunter's Ridge) 13150 Wenonah Avenue SE Albuquerque, NM 87123	1986 / 2009	144	1 BR / 1 BA	622 SF – 731 SF	$1,232 - $1,354
			2 BR / 1 BA	908 SF	$1,543
			2 BR / 2 BA	956 SF	$1,762
Mountain Vista 1501 Tramway Boulevard NE Albuquerque, NM 87112	1997 / NAP	220	1 BR / 1 BA	629 SF	$1,110
			2 BR / 1 BA	829 SF	$1,335
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 21, 2025. Average Rent Per Unit reflects the average in-place rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117